                                                                     EXHIBIT 2.3

A copy of this Part A Statement was registered by the Australian Securities and
Investments Commission (`ASIC') on [      ] December, 1998.  The ASIC takes no
responsibility as to its contents.

                                PART A STATEMENT

      STATEMENT BY UUNET HOLDINGS AUSTRALIA PTY LIMITED (ACN 085 531 684)
             PURSUANT TO PARTS 6.3 AND 6.12 OF THE CORPORATIONS LAW

Certain terms used in this Part A Statement are defined in the glossary in section 17.1.

1.    PROPOSED TAKEOVER OFFERS

1.1 UUNET Holdings Australia Pty Limited (`PURCHASER'), a company incorporated in New South Wales and whose ultimate holding company is MCI WORLDCOM, Inc. (`MCI WORLDCOM'), proposes to make takeover offers under a Takeover Scheme in respect of all of the fully paid ordinary shares (`SHARES') in the capital of OzEmail Limited (ACN 066 387 157) (`OZEMAIL'), including:

      (a) American Depositary Shares representing Shares issued by The Bank of New York as depositary (`ADSS'); and

      (b) those Shares issued during the Offer Period pursuant to the exercise of any Options.

1.2 Accompanying this Part A Statement is a copy of the proposed Offer. [The Form of Offer to Purchase is included as Exhibit 2.2 of this Form 8K]

1.3 The Offer will extend to all persons registered as holders of Shares and ADSs at 9.00 am Sydney time (which will be 5.00 pm New York City time the previous day) on the date of the Offer and to persons who become registered as holders of Shares and ADSs prior to the expiry of the Offer Period, including those who become registered as a result of the exercise of the Options.

1.4 The consideration to be offered for each Share is US$2.20 and for each ADS is US$22.00 cash.

1.5 Also, the Offer will extend to Shares issued by OzEmail during the Offer Period pursuant to the exercise of Options and, for that purpose, a copy of the Offer will be sent to each holder of the Options registered in the register of option holders of OzEmail at 9.00 am Sydney time (which will be 5.00 pm New York City time the previous day) on the date of the Offer. By letter dated 21 December, 1998, OzEmail has informed Purchaser that as at the date of that letter there were Options outstanding to acquire an aggregate of 9,958,090 Shares. Purchaser will provide a copy of the Offer to any person to whom an Offer has not already been sent and who becomes registered as a holder of Shares, ADSs or Options within 2 business days of becoming aware of the name and address of that person.

1.6 Where a Share is represented by an ADS, the Offer may be accepted in accordance with its terms in respect of the ADS and such an acceptance in respect of an ADS constitutes acceptance in respect of the Share which it represents.

1.7 All persons to whom the Offer is made and who accept the Offer will be permitted to withdraw their acceptances at any time until the expiry of the Offer Period. The right to withdraw an acceptance of the Offer is derived from the Exchange Act (see section 4 of the Offer for details).

1.8 An Offer may be accepted in respect of all or some of a holder's Shares or ADSs.

2.    OFFER PERIOD

      The Offer is intended to remain open for the period commencing on the date of the Offer and ending at 5.00 pm Sydney time (which will be 1.00 am New York City time) on 9 February, 1999, unless the period is extended or the Offer is withdrawn as permitted by the Corporations Law and the Exchange Act. The purpose of the additional business day is to accommodate the different time zones of the two jurisdictions in which the Offer will be made.

3.    DIRECTORS OF PURCHASER

      The names, occupations and business addresses of the directors of Purchaser are as follows:


      NAME                             OCCUPATION                       BUSINESS ADDRESS
      Leigh R. Brown                   Solicitor            44 Martin Place, Sydney, NSW, Australia
      Charles T. Cannada                Director      515 East Amite Street, Jackson, MS 39201-2702, U.S.
      John W. Sidgmore                  Director        3060 Williams Drive, Fairfax, VA 22031-4648 U.S.

4.    SUMMARY OF PRINCIPAL ACTIVITIES OF PURCHASER

4.1 Purchaser was formed on 10 December, 1998 to make the Offer, and to acquire Shares and ADSs. Purchaser is incorporated in New South Wales, Australia. It has an issued share capital of A$2, consisting of two fully paid ordinary shares issued for A$1 each.

4.2 Apart from acquiring Shares pursuant to the Subscription Agreement and making the Offer:

      (a)  Purchaser has not carried on any other activity; and

      (b) it is not expected that Purchaser will, before the expiry of the Offer Period, engage in any activities other than holding the Shares and ADSs acquired under the Subscription Agreement and the Offer, and any other transactions contemplated by the Offer.

4.3 Intermediate, the parent company of Purchaser, is a Delaware corporation which is a wholly-owned subsidiary of MCI WorldCom. The principal executive offices of Intermediate are located at 3060 Williams Drive, Fairfax, Virginia 22031, U.S. Intermediate is a leading worldwide provider of a comprehensive range of Internet access options, applications, and consulting services to businesses, professionals and on-line service providers. Intermediate's activities are controlled by MCI WorldCom, and therefore the financial results of Intermediate's activities are included in the consolidated financial statements of MCI WorldCom.

4.4 The ultimate holding company of Intermediate and Purchaser is MCI WorldCom, a Georgia corporation, the securities of which are traded on The Nasdaq National Market. As at 30 September, 1998, MCI WorldCom and its subsidiaries had:

      (a)  total assets of US$82.3 billion on a consolidated basis; and

      (b) net shareholders' investment of US$44.3 billion on a consolidated basis.

      MCI WorldCom is a holding company which, through its subsidiaries, is a global provider of telecommunications services. MCI WorldCom provides telecommunications services to business, governments, telecommunications companies and other consumer customers through its network of fibre optic cables, digital microwave, and fixed and transportable satellite earth stations. MCI WorldCom was one of the first major facilities-based telecommunications companies with the capability to provide businesses with high quality local, long distance, Internet, data and international communications services over its global networks.

4.6 Further details on MCI WorldCom, including summary financial information, are contained in the Offer.

5.    PURCHASER'S ENTITLEMENT IN OZEMAIL

      As at the date of this Part A Statement, Purchaser is entitled (within the meaning of the Corporations Law) to 21,863,174 Shares, being approximately 14.9% of the total number of Shares on issue at 14 December, 1998.

6. TRANSACTIONS IN OZEMAIL BY PURCHASER OR ITS ASSOCIATES DURING PREVIOUS FOUR MONTHS

      In the four months ending on the day immediately before the day on which this Part A Statement was lodged for registration with the ASIC, there have been no acquisitions or disposals of Shares or ADSs by Purchaser or any of its associates, except as set out below.

PERSON                         DATE      ACQUISITION/DISPOSAL      NO. OF SHARES  PRICE PER  FROM
                                                                                   SHARE
Purchaser                     12/12/98   Acquisition by             21,863,174    US$2.00   OzEmail
                                         issue of new shares                     per share

7. TRANSACTIONS IN PURCHASER BY PURCHASER OR ASSOCIATES DURING PREVIOUS FOUR MONTHS

      In the four months ending on the day immediately before the day on which this Part A Statement was lodged for registration with the ASIC, there have been no acquisitions or disposals of shares in Purchaser by Purchaser or any of its associates, except as set out below.

PERSON                           DATE      ACQUISITION/DISPOSAL   NO.  OF     PRICE PER          FROM
                                                                   SHARES       SHARE
UUNET International, Ltd.        10/12/98  Acquisition by             2         A$1.00        Purchaser
(a wholly-owned subsidiary                 issue of new shares
 of Intermediate)

8.    PRE-EMPTION CLAUSES IN OZEMAIL'S CONSTITUTION

      The constitution of OzEmail contains no restriction on the right to transfer Shares that has the effect of requiring the holders of those Shares, before transferring them, to offer them for purchase to members of OzEmail or to any other person.

9.    HOW CASH CONSIDERATION WILL BE PROVIDED

      The consideration for the acquisition of the Shares and ADSs to which the Offer relates will be satisfied wholly by payment of cash. None of the funds for the consideration will be sourced from Purchaser's own resources.

      The maximum amount payable by Purchaser under the Offer for the Shares and ADSs to which it is not entitled will be approximately US$297 million if:

      (a) all the holders of Shares accept the Offer in respect of all Shares (other than those represented by ADSs for which the Offer is accepted);

      (b) all the holders of ADSs accept the Offer in respect of all ADSs (other than those representing Shares for which the Offer is accepted);

      (c) all the holders of Options exercise their options and accept the Offer in respect of all Shares issued upon that exercise; and

      (d) except the Shares issued upon the exercise of the Options, no other Shares are issued before the expiry of the Offer Period.


      MCI WorldCom has agreed to make available, or procure the availability of, the amount required by Purchaser to fund the acquisition. There are no conditions precedent to MCI WorldCom's obligation to make available, or procure the availability of, the amount required to fund the acquisition, except that Purchaser cannot issue a draw down notice unless and until the Offer is declared or becomes free of conditions.


      MCI WorldCom will obtain the amount required from cash on hand and from its existing credit facilities. These facilities were not established specifically to fund the acquisition of the Shares and ADSs. These facilities comprise US$10.75 billion in credit facilities consisting of a US$3.75 billion Amended and Restated Facility A Revolving Credit Agreement ("Facility A Loans") and a US$7 billion 364-Day Revolving Credit and Term Loan Agreement (the "Facility C Loans") (together, "Credit Facilities"). There are no unusual or material conditions to be satisfied prior to draw down under the Credit Facilities. The parties to the Credit Facilities are MCI WorldCom and NationsBank, N.A. (Arranging Agent and Administrative Agent), NationsBanc Montgomery Securities LLC (Lead Arranger), Bank of America NT & SA, Barclays Bank PLC, The Chase Manhattan Bank, Citibank, N.A., Morgan Guaranty Trust Company of New York, and Royal Bank of Canada (Co-Syndication Agents) and the lenders named in the Restated Facility A Revolving Credit Agreement dated as of August 6, 1998 and the 364-Day Revolving Credit and Term Loan Agreement dated August 6, 1998.


      The Credit Facilities provide liquidity support for MCI WorldCom's commercial paper program and are used for other general corporate purposes. The Facility A Loans mature on June 30, 2002. The Facility C Loans have a 364-day term, which may be extended for up to two successive 364-day terms thereafter to the extent of the committed amounts from those lenders consenting thereto, with a requirement that lenders holding at least 51% of the committed amounts consent. Also, effective as of the end of the end of such 364 - day term, MCI WorldCom may elect to convert up to US$4 billion of the principal debt under the Facility C Loans from revolving loans to term loans with a maturity date no later than one year after the conversion.

      The amounts available under the Credit Facilities will exceed the maximum amount payable under the Offer. MCI WorldCom has undertaken to Purchaser that the funds available to it under the Credit Facilities, and which it will make available to Purchaser, will be sufficient to satisfy that maximum amount. Because the Offer is made in U.S. dollars, there is no need to engage in, and neither Purchaser nor MCI WorldCom has engaged in, hedging activities to account for exchange rate fluctuations in connection with the Offer.

      See section 8 of the Offer for financial and other information about MCI WorldCom.

10.   NO PROPOSED BENEFITS TO OFFICERS OF OZEMAIL

      In connection with the Offer:

      (a) no prescribed benefit (as defined in the Corporations Law), other than an excluded benefit (as defined in the Corporations Law), will or may be given to a person in connection with the retirement of a person from a prescribed office (as defined in the Corporations Law) in relation to OzEmail; and

      (b) no prescribed benefit will or may be given to a prescribed person (as defined in the Corporations Law) in relation to OzEmail in connection with the transfer of the whole or any part of the undertaking or property of OzEmail.

11.   NO OTHER AGREEMENTS WITH DIRECTORS OF OZEMAIL

      There is no other agreement made between Purchaser and any of the directors of OzEmail in connection with, or conditional upon, the outcome of the Offer.

12.   CHANGES IN OZEMAIL'S FINANCIAL POSITION

12.1 So far as is known to Purchaser, the financial position of OzEmail has not materially changed since OzEmail's listing on ASX on 28 May, 1998 other than as described in this Part A Statement and the disclosures by OzEmail to ASX since that date. Purchaser considers the information summarised in this section to be material in the context of those disclosures. However, this is merely a summary and holders of Shares and ADSs should read Appendices A, B, C, D and E in their entirety.

12.2 On 8 September, 1998, OzEmail lodged with the ASX its Half-Yearly Report for the half-year ended 30 June 1998 in the form of Appendix A. Items arising from that report are:

      (a) the consolidated net loss for that period was A$(7,598,123), after including an income tax benefit of A$101,171;

      (b) the amount of consolidated operating revenue for the period of operation was A$49,223,770;

      (c) OzEmail acquired an 80% interest in OzEmail Interline. OzEmail subsequently sold 32% of its interest and recorded a profit on the sale of A$4,791,885;

      (d) on 31 March, 1998, OzEmail acquired from Camtech (SA) Pty Limited its internet access business in South Australia.

12.3 On 19 June, 1998, OzEmail lodged with the SEC Form 8-K in the form of Appendix B. That report indicates that on 25 November, 1997 OzEmail purchased all of the outstanding ordinary shares of Access One Pty Limited, which is in the business of providing internet service in Australia.

12.4 On 14 August, 1998, OzEmail lodged with the SEC Form 6-K for the quarter ending 30 June 1998, in the form of Appendix C.

12.5 On 14 September, 1998, OzEmail announced a requirement to make a one-off payment of US$35.3 million covering the use of the Southern Cross Cable. A copy of this announcement is contained in Appendix D.

12.6 On 6 November, 1998, OzEmail lodged with the ASX its Quarterly Report for the quarter ended 30 September, 1998. Items arising from that report are:

      (a) revenues for the third quarter of 1998 were A$29,210,000 (US$17,400,000), an increase of 98.3% over 1997 third quarter revenues of A$14,728,000 (US$10,520,000);

      (b) the operating loss for the quarter was A$3,517,000, compared to an operating loss of A$805,000 in the 1997 third quarter;

      (c) the net loss for the quarter was A$3,677,000, or a A$0.30 per ADS (US$2,190,000 or US$0.176 per ADS) compared to a net loss for the third quarter of 1997 of A$398,000 or A$0.04 per ADS (US$284,000 or US$0.03 per ADS); and

     (d) for the nine months ended 30 September, 1998, total revenue grew by 103% to A$78,644,000 from A$38,557,000 in the nine months ended 30 September, 1997. The net loss for the nine months to 30 September, 1998 was A$11, 210,000 compared with a net loss of A$9,003,000 in the comparable 1997 period.

      A full copy of this announcement is contained in Appendix E to this Part A Statement.

12.7 On 12 December, 1998, OzEmail entered into the Subscription Agreement pursuant to which OzEmail issued 21,863,174 Shares to Purchaser and Purchaser paid US$43,726,348 to OzEmail.

12.8 Further details on OzEmail, including summary financial information, are contained in the Offer.

13.   NO AGREEMENT BY PURCHASER TO TRANSFER SHARES UNDER OFFERS

      There is no agreement whereby any Share (including ADSs representing those Shares) acquired by Purchaser pursuant to the Offer will or may be transferred to any other person.

14.   NO ESCALATION CLAUSES

      There is no agreement for the acquisition of Shares (including ADSs representing those Shares) by Purchaser or by an associate of Purchaser, under which the person, or either or any of the persons, from whom Shares have been or are to be acquired, or an associate of that person or either or any of those persons, may, at any time after an Offer is sent, become entitled to any benefit, whether by way of receiving an increased price for those Shares or by payment of cash or otherwise, that is related to, dependent upon, or calculated in any way by reference to, the consideration payable for Shares acquired after the agreement was entered into.

15.   OTHER MATERIAL INFORMATION

15.1 There is no other information material to the making of a decision by an offeree whether or not to accept the Offer (being information that is known to Purchaser and has not previously been disclosed to the holders of Shares or ADSs) other than:

      (a)  as disclosed in this Part A Statement;

      (b)   as contained in the Offer; or

      (c)  as set out in the Appendices to this Part A Statement.

Cross-border issues:  ASIC exemptions and modifications

15.2 Although OzEmail is incorporated in New South Wales, Shares and ADSs are registered under the Exchange Act. By reason of that registration, the Takeover Scheme is required to comply with the requirements of the Exchange Act and the Corporations Law. The requirements of the Exchange Act and the Corporations Law conflict in several respects, and Purchaser has obtained from the ASIC certain modifications to, or exemptions from, Chapter 6 of the Corporations Law and certain relief from the SEC to permit the Offer to be made in accordance with the requirements (as varied by those modifications, exemptions and relief) of both jurisdictions.

      Therefore, the Takeover Scheme differs in several respects from usual takeover schemes in Australia:

      (a) Extension of Offer following variation: The Exchange Act permits an offer to be extended at a time when it is still subject to defeating conditions. Also, the Exchange Act requires that an offer remain open for at least 10 U.S. business days after notice of an increase in the consideration being offered is first published or sent to security holders.

           The ASIC has granted Purchaser relief from section 634(1) and 656(1) of the Corporations Law to permit the Offer to be extended at any time before the end of the Offer Period without the Offer at the time of extension being free of defeating conditions. The relief requires that a notice of extension be given by press release by generally accepted media channels, by public announcement to the ASX and that the requirements of section 657(1) of the Corporations Law be observed, which require signing (in the same manner as a Part A Statement is required to be signed), registration by the ASIC, service upon OzEmail and dispatch to each holder of Shares and ADSs of a notice of variation. Also, any extension must, if effected less than 7 days before the last day (but for such extension) of the Offer Period, be for a minimum of 5 business days.

      (b) Declaring free from conditions in last 7 days/extension: In Australia, an offeror can only declare a takeover offer free from defeating conditions if it is a term of the offer that the offeror may do so not less than 7 days before the end of the offer period, and if the offeror does so in accordance with that term. There is no similar restriction in the U.S.

            The ASIC has granted Purchaser relief from section 663(2) of the Corporations Law to permit that declaration to be made at any time before the end of the Offer Period. The relief requires that a notice of the declaration be given by press release by generally accepted media channels, by public announcement to the ASX and that the requirements of subsections 663(3) and 663(4) of the Corporations Law be observed, which will require that a notice be given stating that the Offer is free from defeating conditions and specifying Purchaser's level of entitlement in Shares (including ADSs representing those Shares).

            SEC policy requires that an offer be extended, if necessary, so that it remains open for at least 5 U.S. business days following waiver of material conditions. Accordingly, if Purchaser declares the Offer free from all defeating conditions less than 7 days before the last day of the Offer Period, Purchaser must also extend the Offer Period for a minimum of 5 business days.

       (c) Updating Part A Statement and Offer for material information: The Exchange Act requires that the Offer contain certain material information and that the Offer be dated as at the date of dispatch. The Part A Statement, which must also contain certain material information, must be served at least 14 days prior to the dispatch of the Offer. The ASIC has granted relief from section 637(1)(b) of the Corporations Law to Purchaser to enable:

            (i) the Part A Statement to be updated with material and other changes in that information which occurred between the date of service of the Part A Statement on OzEmail and the date of dispatch of the Offer; and

            (ii) the copies of the Offer as dispatched to differ from the draft Offer accompanying the Part A Statement registered by ASIC and served on OzEmail.

            (d)  Content of draft Offer:  The ASIC has modified section 637(1)
                 (b) of the Corporations Law so as to permit a copy of the proposed Offer accompanying the Part A Statement registered by the ASIC and served on OzEmail to omit any date or information required to be contained in the Offer under the Exchange Act which is unknown as at the date of this Part A Statement.

            (e) Currency of consideration offered (election and default election): The ASIC has granted relief to the application of section 636 of the Corporations Law to allow the Offer, which will be made in U.S. dollars, to give every holder of Shares or ADSs (wherever situated) the right to elect to receive Australian dollars on the basis of the US$:A$ exchange rate prevailing on the day Purchaser makes funds available for payment under the Offer. If no election is made, holders of ADSs will be paid in U.S. dollars and holders of Shares will be paid in Australian dollars. Further details of the operation of this mechanism is contained in section 3.2 of the Offer. That exemption allows the Offer to stipulate that U.S. offerees who accept the Offer in respect of certificated Shares must do so by delivering a form of acceptance and transfer to an agent of Purchaser in the U.S.

            (f) Offer for Shares resulting from options/new issues: The ASIC has granted Purchaser relief to permit the Offer to extend to Shares which are issued during the Offer Period, by reason of the exercise of the Options. Under this relief, and the terms of the proposed Offer, the issue of Shares before expiry of the Offer Period, other than pursuant to the exercise of Options, will constitute a prescribed occurrence and the Offer will be conditional upon no prescribed occurrence occurring.

            (g)  Compulsory acquisition of later issued Shares:  If Purchaser:

                 (i)  is able to acquire compulsorily Shares and ADSs under section 701 of the Corporations Law; and

                 (ii) following that compulsory acquisition, becomes entitled to more than 90% of Shares,

                 Purchaser will seek a modification to the Corporations Law pursuant to ASIC's Policy Statement 126 to permit Purchaser to compulsorily acquire Shares issued after the expiry of the Offer Period following the exercise of Options. Details of Purchaser's intentions regarding, and the meaning and operation of, compulsory acquisition are contained in section 11.1 of the Offer.

            (h) Withdrawal rights/disposal of shares during Offer Period: ASIC has granted Purchaser relief from the application of section 686 of the Corporations Law to permit disposals of Shares by Purchaser to the extent that the exercise of the withdrawal rights referred to in section 1.7 of this Part A Statement (and section 4 of the Offer), by holders of Shares or ADSs constitutes a disposal under section 686 of the Corporations Law.

            (i) U.S. backup withholding tax: ASIC has granted Purchaser an exemption from the operation of section 636 and 638(7) of the Corporations Law to permit Purchaser, if required by the U.S. Internal Revenue Code of 1986, as amended, to withhold amounts from the consideration payable to holders of Shares and ADSs accepting the Offer. Details of the operation of U.S. federal backup withholding tax are contained in section 5.1 of the Offer.

            (j) Single class of securities: Purchaser has obtained a modification from ASIC to various provisions of Chapter 6 of the Corporations Law to permit a single Offer to relate to both Shares and ADSs.

15.3        Also, Purchaser has obtained the following relief from the ASIC:

            (a) Signature by agent: Relief to permit the signature of this Part A Statement by an agent of two directors of Purchaser.

            (b) Business address of Purchaser's directors: Relief to allow only the business addresses of Purchaser's directors to appear in this Part A Statement.

            (c) Registration and service on same day: Purchaser has obtained a modification to section 644 of the Corporations Law to permit this Part A Statement and a copy of the Offer to be served on OzEmail on the day they are registered by the ASIC.

            (d) Base date for analysis of material financial changes: Relief to permit Purchaser to disclose only those material changes to the financial position of OzEmail since OzEmail's listing on the ASX on 28 May, 1998.

      The exemptions and modifications of the application of the Corporations Law granted by ASIC and outlined above are set out in full in Appendix F to this Part A Statement.

Certain features of the Offer arising under U.S. law

15.4 In addition to the differences between Australian and U.S. law referred to in section 15.2, the Offer differs from the usual kind of Australian takeover offer because of the right of withdrawal given to offerees, as described in section 1.7 of this Part A Statement and section 4 of the Offer.

U.S. backup withholding tax

15.5 Payments made to a holder of Shares or ADSs pursuant to the Offer may be subject to information reporting to the U.S. Internal Revenue Service and to U.S. federal backup withholding tax at the rate of 31% on the gross amount of such payments. Backup withholding will generally not apply to a holder who furnishes a correct taxpayer identification number or a certificate of foreign status and makes certain other required certifications, or who is otherwise exempt from backup withholding (e.g., a U.S. corporation). To avoid information reporting and backup withholding, holders of Shares and/or ADSs are referred to the section entitled `Information Reporting and Backup Withholding' in section 5.1 of the Offer.

Taxation Issues

15.6 Tax considerations may be relevant to the decision by an offeree whether or not to accept the Offer. Details of taxation implications for offerees are contained in section 5 (Certain Tax Consequences) of the Offer.

Purchaser will seek satisfaction of regulatory conditions

15.7 To the extent that the Offer is conditional upon certain regulatory approvals, Purchaser will take all reasonable steps to ensure that the approvals are granted as promptly as possible. On 17 December, 1998, Purchaser lodged with the Foreign Investment Review Board an application for approval of the Offer under the Foreign Acquisitions and Takeovers Act 1975.

16.   PURCHASER'S INTENTIONS ABOUT BUSINESS, ASSETS AND EMPLOYEES OF OZEMAIL

16.1  Intention to Compulsorily Acquire

      It is Purchaser's present intention that if, following the close of the Offer, Purchaser becomes entitled to compulsorily acquire the Shares (including Shares represented by ADSs) which were subject to the Offer but which were not acquired under the Offer, Purchaser will proceed to compulsorily acquire those Shares. In essence, compulsory acquisition allows Purchaser to compel any remaining holders of Shares to sell those Shares to Purchaser in the manner set forth below.

      Under the Corporations Law, the compulsory acquisition test requires Purchaser to be entitled at the close of the Offer Period to not less than 90% of all Shares (including Shares represented by ADSs) and either:

      (a) three-quarters of the offerees have at the close of the Offer Period disposed of to Purchaser (whether by accepting the Offer or otherwise) the Shares or Shares represented by ADSs subject to acquisition that were held by them; or

      (b) at least three-quarters of the persons who were registered as the holders of Shares or Shares represented by ADSs immediately before the day on which this Part A Statement was served on OzEmail are not so registered at the end of one month after the end of the Offer Period.

      Under the Corporations Law, the method of application of this compulsory acquisition test to Shares represented by ADSs is unclear and untested. This is because, in the U.S., owners of Shares represented by ADSs often hold through a nominee, and it is neither customary nor a requirement of U.S. law for a nominee, when lodging an acceptance, to identify either the names of the persons on whose behalf the offer is accepted, or even the number of persons on whose behalf the offer is accepted. For these reasons Purchaser's ability to proceed to compulsory acquisition will require consultation with the ASIC and may require modifications of the Corporations Law. The method of application will be resolved during the Offer Period, and an announcement made about this method.

      If Purchaser Becomes Entitled to Compulsory Acquisition. If Purchaser becomes entitled to compulsorily acquire Shares (including Shares represented by ADSs), Purchaser may, before the end of two months after the end of the Offer Period, give notice to an offeree who did not accept the Offer to the effect that Purchaser desires to acquire the outstanding Shares held by that offeree. Purchaser is then entitled and bound to acquire the Shares to which the notice relates on the terms applying to the Offer immediately before the end of the Offer Period, unless a court orders otherwise. Provided that a court does not order otherwise, Purchaser must, within the prescribed period under the Corporations Law, acquire the Shares by serving a copy of a compulsory acquisition notice on OzEmail, together with a transfer of the Shares signed on behalf of the holder by a person appointed by Purchaser. Purchaser also must pay the consideration for the transfer of the Shares to OzEmail, to be held by OzEmail on trust for such offerees.

      Also, Purchaser will be seeking relief from the ASIC after the close of the Offer Period pursuant to the ASIC's Policy Statement 126 to permit the compulsory acquisition of Shares that may be issued after the close of the Offer Period, including at a later date of Shares issued following exercise by employees of the Options, assuming the conditions necessary for compulsory acquisition are satisfied under the Offer. Purchaser will also apply to ASIC for a modification of section 701(2)(c) of the Corporations Law so as to discount untraceable shareholders in determining whether the compulsory acquisition requirements of section 701(2)(c) have been satisfied by Purchaser.

      If Purchaser does not Become Entitled to Compulsory Acquisition. If Purchaser is not entitled to compulsorily acquire any outstanding shares within two months of the expiry of the Offer Period, it will thereafter only be able to compulsorily acquire those Shares pursuant to statutory procedure which authorises compulsory acquisition, such as a further takeover bid or a scheme of arrangement. A scheme of arrangement between OzEmail and its shareholders propounded by Purchaser will bind shareholders and permit compulsory acquisition or cancellation of the Shares held by a person other than Purchaser, if it is approved by shareholders (other than Purchaser) who are more than 50% in number of shareholders present and voting at a meeting held to approve the scheme, being shareholders holding at least 75% of the shares held by all shareholders present and voting at that meeting and if it is approved by the court.

16.2  Intentions if Purchaser acquires 100% of Shares

      If, under the Offer and the operation of the compulsory acquisition provisions of the Corporations Law, Purchaser obtains ownership of all the issued Shares (including those Shares represented by ADSs), Purchaser presently intends to do the following:

      (a) Purchaser will in the ordinary course of its management, review the lines of business, assets and employees of OzEmail to evaluate performance, profitability, prospects and overall fit in MCI WorldCom's Internet-related businesses in the light of the information that is then available to it. Given MCI WorldCom's plans to enter the facilities-based telecommunications business in Australia, MCI WorldCom, together with OzEmail, will be able to provide comprehensive and competitive telecommunications services in Australia. This operational review will focus on identifying opportunities to improve productivity and competitiveness consistent with this plan.

     (b) Subject to the operational review referred to in paragraph (a), Purchaser presently intends to:

          (i) preserve and grow the existing core Internet services provider business activities of OzEmail and integrate them into the MCI WorldCom Internet-related businesses;

          (ii) have OzEmail be the Internet service provider operating company in Australia for the MCI WorldCom Group;

         (iii) remove all of the Board of Directors of OzEmail and seek the appointment of nominees of Purchaser, some of whom may include existing OzEmail directors (although no arrangement, or understanding exists in relation to this possible appointment);

          (iv) perform a review of all existing telecommunications capacity requirements of OzEmail and to the extent practicable and in accordance with OzEmail's existing contractual arrangements migrate those requirements to facilities owned or leased by MCI WorldCom;

           (v) achieve synergies by the elimination of any duplicate functions arising as a result of the acquisition of OzEmail;

          (vi) combine MCI WorldCom Group's and OzEmail's technical, managerial and sales skills and resources for the benefit of their combined businesses;

         (vii) review the capital funding requirements of OzEmail with a view to utilizing the larger balance sheet of the MCI WorldCom Group, and seeking more favourable financing terms which Purchaser expects would be available to OzEmail;

       (viii) have OzEmail removed from official listing on the ASX and The Nasdaq National Market;

         (ix) terminate the registration of the Shares and/or ADSs, as applicable, under the Exchange Act; and

          (x) as part of the operational review referred to in paragraph (a), review the contractual and regulatory framework within which the combined OzEmail/MCI WorldCom Group would operate in Australia and New Zealand.

     (c) If the steps referred to in paragraph (b) are implemented, some employees of OzEmail may be redundant. If suitable alternative employment within the MCI WorldCom Group is not available and OzEmail employees are made redundant, they will receive their statutory and contractual entitlements.

      Apart from the matters listed above, Purchaser does not presently intend to make other changes to OzEmail, OzEmail's business (including redeployment of fixed assets) or OzEmail's employees.

16.3  Intentions if Purchaser acquires less than 100% of Shares

      If, prior to close of the Offer, Purchaser has waived the Minimum Condition (as defined in the Offer) and if, at the close of the Offer, Purchaser is entitled to more than 50% but less than 90% of the issued Shares (including those Shares represented by ADSs), Purchaser presently intends to do the following, subject to OzEmail's constitution and applicable laws and regulations:

      (a)  conduct a review of the kind detailed in section 16.2(a) above;

      (b) subject to that review, attempt to procure that the Board of Directors of OzEmail:

           (i) seeks the appointment of nominees of Purchaser to the Board of Directors of OzEmail in such a proportion as at least equates to Purchaser's shareholding interest in OzEmail;

          (ii) continues to operate the businesses of OzEmail and not make any major changes to the businesses of OzEmail or make any redeployment of the fixed assets of OzEmail; and

          (iii) co-ordinate MCI WorldCom Group's and OzEmail's technical, managerial and sales skills and resources for the benefit of their combined businesses, with the provision of such resources by one to the other being on arm's length terms;

      (c) if the steps referred to in paragraph (b) are implemented, some employees of OzEmail may be redundant. However, it is likely that there will be fewer redundancies than if OzEmail becomes a wholly-owned subsidiary of Purchaser since it will not be possible to eliminate to the same extent duplicate functions in relation to, for example, certain public company reporting functions; and

      (d) have OzEmail removed from the official listing on the ASX and The Nasdaq National Market when and to the extent permitted by the ASX and The Nasdaq National Market and when and to the extent permitted by the Exchange Act, to seek to terminate the registration of the Shares and/or the ADSs, as applicable, under the Exchange Act.

      Apart from the matters listed above, Purchaser does not presently intend to make other changes to OzEmail, OzEmail's business (including redeployment of fixed assets) or OzEmail employees.

      If, at the close of the Offer, Purchaser is entitled to less than 50% of the issued Shares (including those Shares represented by ADSs), then Purchaser will consider the options available to it as a holder of less than 50%.

16.4 The intentions of Purchaser referred to in sections 16.2 and 16.3 have been formed with reference to publicly available information and without the benefit of any detailed review of OzEmail's businesses. In particular, Purchaser has not had access to all of the instruments and agreements under which OzEmail has financed its operations or engaged in business ventures with other parties. For example, Purchaser has not had access to all the terms of OzEmail's contracts.

16.5  Following the implementation of the operational review described in section 16.2(a) or 16.3(a), it will be a matter for the Board of Directors of OzEmail to determine the extent to which the steps referred to in sections 16.2 and 16.3 are to be implemented (if at all). Final decisions will only be reached after the review referred to in sections 16.2 and
      16.3 above, and will only be reached in the light of all material facts and circumstances which then exist. Accordingly, the statements contained in this section 16 are statements of current intention only which may vary as circumstances require depending, among other matters, on the outcome of the Offer. The Board of Directors of OzEmail may only implement the steps in accordance with all applicable, legal, regulatory, contractual, SEC, ASIC, ASX and The Nasdaq National Market requirements and their fiduciary, statutory and contractual obligations generally.

16.6 Except as indicated in the Offer, none of MCI WorldCom, Intermediate or Purchaser has any present plans or proposals which relate, to or would result in, an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving OzEmail or any of its subsidiaries, a sale or transfer of a material amount of assets of OzEmail or any of its subsidiaries, any material change in OzEmail's capitalization or dividend policy, or any other material change in OzEmail's corporate structure or business, or the composition of the board or management.

16.7 "Going Private" Transactions. The SEC has adopted Rule 13e-3 under the Exchange Act which is applicable to certain "going-private" transactions and which may be applicable as a consequence of the Offer. Rule 13e-3 may apply if Purchaser acquires less than 90% of the outstanding Shares and ADSs in the Offer (and consequently is unable to compulsorily acquire all of the Shares, including Shares represented by ADSs in accordance with the Corporations Law), and Purchaser subsequently enters into certain business combinations with OzEmail or makes certain acquisitions of Shares including Shares represented by ADSs. Rule 13e-3 would be inapplicable if the Shares and/or ADSs were deregistered under the Exchange Act prior to any such business combination or acquisition of Shares and ADSs. If applicable, Rule 13e-3 would require, among other things, that certain financial information concerning OzEmail and certain information relating to the fairness of the consideration offered to minority shareholders be filed with the SEC and distributed to minority shareholders before the consummation of any such transaction.

      The purchase of a substantial number of Shares and ADSs pursuant to the Offer may result in the termination, upon application of OzEmail to the SEC, of OzEmail's registration under the Exchange Act. See Section 1.3 "Effect of the Offer on the Market for Securities: National Association of Securities Dealers and Australian Stock Exchange Quotation and Exchange Act Registration." If such registration were terminated, Rule 13e-3 would be inapplicable to any such business combination or acquisition of Securities.

17.   INTERPRETATION

17.1 In this Part A Statement, the following words have these meanings, unless the contrary intention appears or the context otherwise requires.

      "ADS" means an American Depositary Share issued by The Bank of New York as depositary (or any successor to The Bank of New York) representing 10 Shares, and `ADSS' is the plural form of an ADS.

     "A$" means Australian Dollars.

     "ASIC" means the Australian Securities and Investments Commission.

     "ASX" means the Australian Stock Exchange Limited.

     "CORPORATIONS LAW" means the Australian Corporations Law.

     "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, and the rules made thereunder.

     "INTERMEDIATE" means UUNET Technologies, Inc., a Delaware corporation having its principal executive offices at 3060 Williams Drive, Fairfax, Virginia 22031, U.S.

     "MCI WORLDCOM" means MCI WORLDCOM, Inc., a Georgia corporation having its principal executive offices at 515 East Amite Street, Jackson, Mississippi 39201, U.S..

     "MCI WORLDCOM GROUP" means the group of companies of which MCI WorldCom is the ultimate holding company, which includes Intermediate and Purchaser.

     "OFFER" means the Offer to Purchase referred to in Section 1 of this Part A Statement and, if the context so requires, the offer document accompanying this Part A Statement and to which this Part A Statement relates.

     "OFFER PERIOD" means the period (or extended period) during which the Offer is to remain open in accordance with Section 2 of this Part A Statement.

     "OPTIONS" means the options to acquire unissued fully paid ordinary shares in the capital of OzEmail issued to employees of OzEmail and all Rights attaching to them.

     "OZEMAIL" means OzEmail Limited (ACN 066 387 157), a company incorporated in New South Wales, Australia, and having its registered office at Ground Floor, Building B, 39 Herbert Street, St Leonards, New South Wales, Australia.

     "PART A STATEMENT" means this statement of Purchaser pursuant to Parts 6.3 and 6.12 of the Corporations Law.

     "PURCHASER" means UUNET Holdings Australia Pty Limited (ACN 085 531 684), a company incorporated in New South Wales, Australia and having its registered office at 44 Martin Place, Sydney, New South Wales, Australia.

     "RIGHTS" means all accretions and rights attaching to or arising from Shares after the date of service of this Part A Statement on OzEmail (including, without limitation, all rights to receive dividends and to receive or subscribe for shares, stock units, notes or options and all other distributions or entitlements declared, paid or issued by OzEmail after that date).

     "SEC" means the U.S. Securities and Exchange Commission.

     "SHARES" means the fully paid ordinary shares in the capital of OzEmail and all Rights attaching to them.

     "SUBSCRIPTION AGREEMENT" means the Subscription Agreement described in
     Section 8 of the Offer.

     "SYDNEY TIME" means Australian Eastern Standard Time or, if applicable, Australian Eastern Summer Time.

     "TAKEOVER SCHEME" means the takeover scheme constituted in accordance with Division 1 of Part 6.3 of the Corporations Law pursuant to which Purchaser proposes to make offers to acquire all the Shares and ADSs.

     "U.S." means the United States of America.

     "U.S. BUSINESS DAY" means any day other than a Saturday, Sunday, U.S. Federal holiday and consists of the time period from 12.01 am through 12.00 midnight, New York City time, as the case may be on that day.

     "US$" means U.S. Dollars.

17.2 Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise.

      (a)  The singular includes the plural and conversely.

      (b)  A gender includes all genders.

      (c) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

      (d) A reference to a person includes a body corporate, an unincorporated body or other entity and conversely.

      (e) A reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it, and all regulations and statutory instruments issued under it.

      (f) A term not specifically defined in this Part A Statement has the meaning (if any) given to it in the Corporations Law.



DATED:     22 December, 1998

SIGNED by John W Sidgmore and Charles T Cannada (by their agent authorised in writing, Leigh R Brown) being two directors of Purchaser authorised to sign this Part A Statement by a resolution passed at a meeting of directors.

------------------                                           ------------------
John W Sidgmore                                              Charles T Cannada

                                  APPENDIX A

            HALF-YEARLY REPORT FOR THE HALF-YEAR ENDED 30 JUNE 1998
                                (SECTION 12.2)

OzEmail Limited and Controlled Entities
ACN 066 387 157

Directors' Report

Your directors present their report on the consolidated accounts for the half-year ended 30 June 1998.

DIRECTORS

The following persons held office as directors of OzEmail Limited at the date of this report:

S Howard (Chief Executive Officer)
M Turnbull (Chairman)
D Spence
T Kennedy
S Ezzes
C Tyler resigned as a director of the Company during the period.

TRADING RESULTS

The consolidated net loss of the economic entity for the period was $(7,598,123), after including an income tax benefit of $101,171.

REVIEW OF OPERATIONS

The amount of consolidated operating revenue for the period of operation was $49,223,770.

The amount of operating revenue for the period represents Internet usage.

SIGNIFICANT CHANGES IN THE STATE OF AFFAIRS

Interest in OzEmail Interline


OzEmail originally acquired an 80% interest in OzEmail Interline when it transferred assets from an 80% owned partnership to OzEmail Interline in June 1997. OzEmail subsequently sold 32% of its interest to Metro and recorded a profit on the sale of $4,791,885.

OzEmail equity accounted its interest in OzEmail Interline in its consolidated accounts during the 31 December 1997 year.

During April 1998, OzEmail bought out Metro's 40% interest in OzEmail Interline to regain control of the company and give it the flexibility required to more effectively manage and develop the European market potential. OzEmail issued 540,000 ADSs with a market value of US$22.125 per ADS at close of business on that date in consideration for the 40% of shares acquired in OzEmail Interline giving rise to total consideration of $18,520,384. Metro also agreed to forgive a debt of $2,043,000 currently owed by OzEmail Interline. This debt forgiveness was in respect of its obligation to contribute to running costs under Clause 6 of the shareholders' deed. OzEmail has therefore consolidated OzEmail Interline from April 1998, being the time it increased its equity interest to 88%.

At the same time OzEmail and Metro agreed to terminate the Metro license agreement for no consideration due to a number of factors including the fact that no material sub-licenses had been issued in Europe and no network rollout had been undertaken.

Acquisition of Camtech (SA) Pty Limited


On March 31 1998, the Company acquired from Camtech (SA) Pty Limited ("Camtech") its internet access business in South Australia. The consideration for the acquisition will be equal to two thirds of Camtech's revenues over the next twelve months. The immediate payment to Camtech was 1,103,240 Ordinary Shares (equivalent to 110,324 ADSs) which is equal to two thirds of Camtech's revenue run rate of approximately $4,000,000 at the time of acquisition. Any balance payment will be made at the end of the first quarter 1999. Secondly as an incentive to assist in this development of the business, the principals of Camtech will receive from OzEmail a payment of 5% of the Internet access revenues arising from the business over the next two years.

Listing on the Australian Stock Exchange ("ASX")


On May 29, 1998, approximately 3,000,000 of OzEmail's Ordinary Shares held by the founders of the Company were listed and sold on the ASX. The Company did not receive any proceeds from this listing.

DIRECTORS' BENEFITS

Information on directors' benefits will be set out in the notes to the consolidated accounts for the financial year ending 31 December 1998.

INFORMATION ON DIRECTORS

                                                                            Particulars of directors' interests
                     QUALIFICATIONS AND                SPECIAL                in shares and options of OzEmail
DIRECTOR                 EXPERIENCE                RESPONSIBILITIES                       Limited
                                                                             Ordinary shares        Options

S Howard          Director                  Founding shareholder and
                                            Chief Executive Officer                33,500,000                  -


M Turnbull        Chairman, BA, LLB         Chairman of the Board of
                  (Sydney),  BCL (Oxon)     Directors, Member of
                                            Executive Committee                    16,750,000                  -



D Spence          B.Com,Dip.Fin.Acc.CA(SA)  Chief Operating Officer
                  Managing Director
                                                                                    3,083,000          2,042,600

T Kennedy         Director                  Non-executive Director                 16,750,000                  -

S Ezzes           Director, BA, MBA (UCLA)  Authorised U.S representative
                                                                                      100,000            100,000

The particulars of directors' interests in shares and options are as at the date of this directors' report.

DIRECTORS' MEETINGS

The numbers of meetings of the company's directors, (including meetings of committees of directors) held during the half-year ended 30 June 1998, and the numbers of meetings attended by each director were:

                                                              Audit
Director                          Directors'                  Committee
                                  Meetings                    Meetings
                                  A              B            A              B

M Turnbull                        7              7             1             1
D Spence                          7              7             1             -
S Howard                          7              7             1             -
T Kennedy                         7              7             1             1
S Ezzes                           7              4             1             -
C Tyler                           7              1             1             -

This report is made in accordance with a resolution of the directors.

A: Represents meetings held. B: Represents meetings attended.


                                                                        S Howard
                                                         Chief Executive Officer




                                                                        D Spence
                                                                        Director

Sydney
31 August 1998

OzEmail Limited and Controlled Entities
ACN 066 387 157

Directors' Statement



In the opinion of the directors the financial statements set out on pages 1 to 14 are drawn up in accordance with Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law and so as to give a true and fair view of:

(a) the economic entity's state of affairs as at 30 June 1998 and its profit for the half year ended on that date; and

(b)  the other matters with which they deal.

The financial statements are drawn up in accordance with Accounting Standard AASB 1029: Half-Year Accounts and Consolidated Accounts and other mandatory professional reporting requirements.

This statement is made in accordance with a resolution of the directors.




                                                                        S HOWARD
                                                         CHIEF EXECUTIVE OFFICER


SYDNEY
31 AUGUST 1998                                                          D SPENCE
                                                                        DIRECTOR

PricewaterhouseCoopers [a]
-------------------------------------------------------------------------------
                                                          PricewaterhouseCoopers
                                                                 address to_come

Independent Review Report to the Members of

OzEmail Limited and Controlled Entities



Scope

We have reviewed the financial statements of OzEmail Limited (the Company) for the half-year ended 30 June 1998. The financial statements comprise pages 1 to 15 of the half-yearly report included in the attached Appendix 4B of the Australian Stock Exchange (ASX) Listing Rules and the directors' statement and directors' report attached thereto. The financial statements are the consolidated accounts of the economic entity comprising the Company and the entities it controlled at the end of, or during, the half-year. The Company's directors are responsible for the financial statements. We have performed a review of the financial statements to report whether, on the basis of the procedures described, anything has come to our attention that would indicate they are not presented fairly in accordance with applicable accounting standard AASB 1029: Half-Year Accounts and Consolidated Accounts, other mandatory professional reporting requirements, the Corporations Law and ASX Listing Rules relating to half-yearly financial statements, and in order for the Company to lodge them with the Australian Securities Commission and the ASX.

Our review has been conducted in accordance with Australian Auditing Standards applicable to review engagements. A review is limited primarily to inquiries of company personnel and analytical procedures applied to the financial data. These procedures do not provide all the evidence that would be required in an audit, thus the level of assurance provided is less than that given in an audit. We have not performed an audit and, accordingly, we do not express an audit opinion.

PricewaterhouseCoopers [LOGO]





Statement


Based on our review, which is not an audit, nothing has come to our attention that causes us to believe that the financial statements of the Company are not properly drawn up:


(a)     so as to give a true and fair view of:

        (i) the state of affairs of the economic entity as at 30 June 1998 and its results and cash flows for the half-year ended on that date; and

        (ii) the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the financial statements;

(b)     in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable accounting standard AASB 1029: Half-Year Accounts and Consolidated Accounting, other mandatory professional reporting requirements and ASX Listing Rules relating to half-yearly financial statements.



/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Chartered Accountants


/s/ MJ Mitchell

MJ Mitchell                                                     Sydney
Partner                                                 31 August 1998

                                           Half yearly/preliminary final report

-----------------------------------------------------------------------------
                                                               Rules 4.1, 4.3
                        APPENDIX 4B (EQUITY ACCOUNTED)

                     HALF YEARLY/PRELIMINARY FINAL REPORT

Introduced 1/12/97.  Origin:  Appendices 3, 4.  Amended 1/7/98.

Name of entity
----------------------------------------------------------------------------
OzEmail Limited
----------------------------------------------------------------------------

ACN or ARBN         Half yearly   Preliminary     Half year/financial
                    (tick)        final (tick)    year ended ("current period")

------------------   --------     --------        --------------------------
066 387 157              x                        30 June 1998
------------------   --------     --------        --------------------------

EQUITY ACCOUNTED RESULTS FOR ANNOUNCEMENT TO THE MARKET

Extracts from this report for announcement to the market (see note 1).                         $A'000
---------------------------------------------------------------------------------------------------------------------
Sales (or equivalent operating) revenue (item 1.1)                                               to           49,224

Abnormal items after tax attributable to members (item 2.5)                                                        -

+Operating profit (loss) after tax (before amortisation of                                       to          (4,191)
goodwill) attributable to members (item 1.26)

+Operating profit (loss) after tax attributable to members                                       to          (7,598)
(item 1.10)

Extraordinary items after tax attributable to members (item                                                        -
1.13)

+Operating profit (loss) and extraordinary items after  tax                                      to          (7,598)
attributable to members (item 1.16)

--------------------------------------------------------------- ----------------------- ------------------------------

Dividends (distributions)                                        Amount per security     Franked amount per security
                                                                                                 at 36% tax
--------------------------------------------------------------- ----------------------- ------------------------------
Final dividend (Preliminary final report only - item 15.4)
Interim dividend (Half yearly report only - item 15.6)                          - cents                        - cents
--------------------------------------------------------------- ----------------------- ------------------------------
Previous corresponding period (Preliminary final report -
item 15.5; half yearly report  - item 15.7)                                     - cents                        - cents
--------------------------------------------------------------- ----------------------- ------------------------------
+Record  date  for   determining   entitlements   to  the                              N/A
dividend, (in the case of a trust, distribution) (see item 15.2)
----------------------------------------------------------------------------------------------------------------------

Brief explanation of omission of directional and percentage changes to profit in accordance with Note 1 and short details of any bonus or cash issue or other item(s) of importance not previously released to the market:

Directional  and  percentage  changes to profit have not been  included  as this is the first time that the  ecomonic entity has been required to prepared half yearly results.

----------------------------------------------------------------------------------------------------------------------

Consolidated profit and loss account

                                                          Current period - $A'000    Previous corresponding
                                                                                        period - $A'000
                                                                                                        -
1.1      Sales (or equivalent operating) revenue                         49,224
                                                          ========================= =========================

1.2      Share of associates' "net profit (loss)
         attributable to members" (equal to item 16.7)                        -                         -

1.3      Other revenue                                                    1,313                         -

1.4      +Operating  profit (loss) before abnormal
         items and tax                                                   (7,699)                        -

1.5      Abnormal items before tax (detail in item 2.4)                       -                         -

1.6      +Operating profit (loss) before tax (items 1.4 + 1.5)           (7,699)                        -

1.7      Less tax                                                          (101)                        -

1.8      +Operating profit (loss) after tax but before
         outside +equity interests                                       (7,598)                        -

1.9      Less outside +equity interests                                       -                         -

1.10     +Operating profit (loss) after tax
         attributable to members                                         (7,598)                        -

1.11     Extraordinary items after tax (detail in item 2.6)                   -                         -

1.12     Less outside +equity interests                                       -                         -

1.13     Extraordinary items after tax attributable to
         members                                                              -                         -

1.14     Total +operating profit (loss) and
         extraordinary  items after tax (items 1.8 +
         1.11)                                                           (7,598)                        -

1.15     +Operating profit (loss) and extraordinary
         items after tax attributable to outside
         +equity interests (items 1.9 + 1.12)                                 -                         -

1.16     +Operating profit (loss) and extraordinary
         items after tax attributable to members (items
         1.10 + 1.13)                                                    (7,598)                        -

1.17     Retained profits (accumulated losses) at
         beginning of financial period                                      940                         -

1.18     If change in accounting policy as set out in
         clause 11 of AASB 1018 Profit and Loss
         Accounts, adjustments as required by that
         clause (include brief description)                                   -                         -

1.19     Aggregate of amounts transferred from reserves                       -                         -

1.20     Total available for appropriation (carried forward)              (6,658)                       -

Consolidated profit and loss account continued

                                                                        (6,658)                         -
1.20     Total available for appropriation (brought
         forward)
                                                                              -                         -
1.21     Dividends provided for or paid
                                                                              -                         -
1.22     Aggregate of amounts transferred to reserves

1.23     Retained profits (accumulated losses) at end                   (6,658)                         -
         of financial period
                                                          ========================= =========================

Profit restated to exclude                                     Current period        Previous corresponding
amortisation of goodwill                                           $A'000                period $A'000

1.24      +Operating   profit  (loss)  after  tax  before
          outside  equity   interests   (items  1.8)  and               (7,598)                         -
          amortisation of goodwill

1.25      Less (plus) outside +equity interests                               -                         -

1.26      +Operating  profit  (loss)  after  tax  (before               (4,191)                         -
          amortisation   of  goodwill)   attributable  to
          members

   Intangible, abnormal                 Consolidated -- current period
   and extraordinary items                Before tax       Related tax        Related        Amount (after tax)
                                            $A'000            $A'000     outside +equity      attributable to
                                                                             interests           members
                                                                               $A'000            $A'000

2.1   Amortisation of goodwill                   3,407                -                -            3,407

2.2   Amortisation of other                          -                -                -
      intangibles

2.3   Total amortisation of                      3,407                -                -            3,407
      intangibles

2.4   Abnormal items                                 -                -                -                -

2.5   Total abnormal items                           -                -                -                -

2.6   Extraordinary items                            -                -                -                -

2.7   Total extraordinary items                      -                -                -                -


Comparison of half year profits                            Current year - $A'000    Previous year - $A'000
(Preliminary final report only)

3.1   Consolidated +operating profit (loss) after
      tax attributable to members reported for the                            -                         -
      1st half year (item 1.10 in the half yearly
      report)

3.2   Consolidated +operating profit (loss) after
      tax attributable to members for the 2nd half                            -                         -
      year


   Consolidated balance sheet                            At end of      As shown in last    As in last half
   (See note 5)                                       current period     annual report       yearly report
                                                          $A'000             $A'000             $A'000
            Current assets
   4.1      Cash                                            15,983               49,166                   -
   4.2      Receivables                                     15,242               10,679                   -
   4.3      Investments                                          -                    -                   -
   4.4      Inventories                                         91                   43                   -
   4.5      Other (provide details if material)              7,468                1,400                   -
                                                      ---------------- ------------------- ------------------

   4.6      Total current assets                            38,784               61,288                   -
                                                      ---------------- ------------------- ------------------

            Non-current assets
   4.7      Receivables                                          -                4,256                   -
   4.8      Investments in associates                            -                   24                   -
   4.9      Other investments                                1,535                2,559                   -
   4.10     Inventories                                          -                    -                   -
   4.11     Exploration  and evaluation  expenditure             -                    -                   -
            capitalised (see para .71 of AASB 1022)
   4.12     Development      properties     (+mining             -                    -                   -
            entities)
   4.13     Other  property,   plant  and  equipment        27,413               22,494                   -
            (net)
   4.14     Intangibles (net)                               39,996               20,164                   -
   4.15     Other (provide details if material)             10,257                1,415                   -
                                                      ---------------- ------------------- ------------------

   4.16     Total  non-current  assets                      79,201               50,912                   -
                                                      ---------------- ------------------- ------------------

   4.17     Total  assets                                  117,985              112,200                   -
                                                      ---------------- ------------------- ------------------

            Current  liabilities
   4.18     Accounts payable                                21,228               26,664                   -
   4.19     Borrowings                                       4,685                3,673                   -
   4.20     Provisions                                       2,951               10,589                   -
   4.21     Other (provide details if material)              4,407                    -
                                                      ---------------- ------------------- ------------------

   4.22     Total current liabilities                       33,271               40,926                   -
                                                      ---------------- ------------------- ------------------

            Non-current  liabilities
   4.23     Accounts payable                                     -                    -                   -
   4.24     Borrowings                                       2,689                4,145                   -
   4.25     Provisions                                           -                1,106                   -
   4.26     Other (provide details if material)                                       -                   -
                                                      ---------------- ------------------- ------------------

   4.27     Total non-current liabilities                    2,689                5,251                   -
                                                      ---------------- ------------------- ------------------

   4.28     Total liabilities                               35,960               46,177                   -
                                                      ---------------- ------------------- ------------------

   4.29     Net assets                                      82,025               66,023                   -
   -------- ----------------------------------------- ---------------- ------------------- ------------------

Consolidated balance sheet continued

         Equity
4.30     Capital                                                  486               444                   -
4.31     Reserves                                              88,197            64,639                   -
4.32     Retained profits (accumulated losses)                (6,658)               940                   -
                                                      ---------------- ------------------- ------------------
4.33     Equity attributable to  members of the
         parent entity                                         82,025            66,023                   -
4.34     Outside +equity interests in controlled
         entities                                                   -                 -                   -
                                                      ---------------- ------------------- ------------------

4.35     Total equity                                          82,025            66,023                   -
                                                      ---------------- ------------------- ------------------

4.36     Preference capital and related premium
         included as part of 4.33                                   -                 -                   -


Details of other current and non - current assets
--------------------------------------------------

Other current assets

Restricted cash *                                               3,720
Prepayments                                                     2,724
Call options                                                    1,024
                                                                -----
Total                                                           7,468
                                                                -----

Other non-current assets

Restricted cash *                                               4,585
Future income tax benefit                                       2,114
Purchase of rights in Southern Cross Cable                      3,558
                                                                -----
Total                                                          10,257
                                                                -----

Other current liabilities

Deferred consideration                                          4,407
                                                                -----
Comments

* As at June 30, 1998, the Company had A$3,720,000 and A$4,585,000 of cash held in current and non-current restricted term deposits, respectively, as a condition of various telecommunication related agreements. The term deposits classified as a non-current asset are denominated in US dollars totaling US$2,770,000 and will not be available for use by the Company for at least twelve months.

Exploration and evaluation expenditure capitalised

To be completed only by entities with mining interests if amounts are material. Include all expenditure incurred regardless of whether written off directly against profit.

                                                              Current period       Previous corresponding
                                                                  $A'000               period - $A'000
5.1      Opening balance                                                     -                        -

5.2      Expenditure incurred during current period                          -                        -

5.3      Expenditure written off during current period                       -                        -

5.4      Acquisitions, disposals, revaluation                                -                        -
         increments, etc.

5.5      Expenditure transferred to Development                              -                        -
         Properties

5.6      Closing balance as shown in the consolidated                        -                        -
         balance sheet (item 4.11)

Development properties

(To be completed only by entities with mining interests if amounts are material)


                                                           Current period $A'000   Previous corresponding
                                                                                       period - $A'000
6.1      Opening balance                                                      -                        -
6.2      Expenditure incurred during current period                           -                        -
6.3      Expenditure transferred from exploration and                         -                        -
         evaluation
6.4      Expenditure written off during current period                        -                        -
6.5      Acquisitions, disposals, revaluation                                 -                        -
         increments, etc.
6.6      Expenditure transferred to mine properties                           -                        -

6.7      Closing balance as shown in the consolidated                         -                        -
         balance sheet (item 4.12)

Consolidated statement of cash flows
(See note 6)

                                                               ----------------------- ------------------------
                                                               Current period $A'000   Previous corresponding
                                                                                       period - $A'000
                                                               ----------------------- ------------------------
             ------------------------------------------------- ------------------------ -----------------------
             Cash flows related to operating activities
   7.1       Receipts from customers                                          43,665                       -
   7.2       Payments to suppliers and employees                            (50,651)                       -
   7.3       Dividends received from associates                                    -                       -
   7.4       Other dividends received                                              -                       -
   7.5       Interest and other items of similar nature                          783                       -
             received
   7.6       Interest and other costs of finance paid                          (326)                       -
   7.7       Income taxes paid                                               (6,012)                       -
   7.8       Other (provide details if material)                                   -                       -
   --------- ------------------------------------------------- ------------------------ -----------------------

   7.9       Net  operating  cash  flows                                    (12,541)                       -
   --------- ------------------------------------------------- ------------------------ -----------------------
             CASH  FLOWS  RELATED  TO  INVESTING  ACTIVITIES
   --------- -------------------------------------------------
   7.10      Payment for  purchases  of  property,  plant and                (6,517)                       -
             equipment
   --------- -------------------------------------------------
   7.11      Proceeds  from  sale  of  property,   plant  and                     24                       -
             equipment
   --------- ------------------------------------------------- ------------------------ -----------------------
   7.12      Payment for purchases of equity investments                           -                       -
   7.13      Proceeds from sale of equity investments                              -                       -
   7.14      Loans to other entities                                               -                       -
   7.15      Loans repaid by other entities                                        -                       -
   7.16      Other (provide details if material)                             (9,186)                       -
   --------- ------------------------------------------------- ------------------------ -----------------------
                                                                                                           -
   7.17      Net investing cash flows                                       (15,679)
   --------- ------------------------------------------------- ------------------------ -----------------------
                                                                                                           -
             Cash flows related to financing  activities
   7.18      Proceeds  from  issues of  +securities  (shares,                  2,315                       -
             options, etc.)
   7.19      Proceeds from borrowings                                              -                       -
   7.20      Repayment of borrowings                                         (2,188)                       -
   7.21      Dividends paid                                                  (2,858)                       -
   7.22      Other (provide details if material)                             (2,220)                       -
   --------- ------------------------------------------------- ------------------------ -----------------------

   7.23      Net financing cash flows                                        (4,951)                       -
   --------- ------------------------------------------------- ------------------------ -----------------------

   7.24      Net increase (decrease) in cash held                           (33,171)                       -
   7.25      Cash at beginning of period                                      49,166                       -
             (see Reconciliation of cash)
   7.26      Exchange rate adjustments to item 7.25.                            (12)                       -
   --------- ------------------------------------------------- ------------------------ -----------------------

             Cash at end of period                                            15,983                       -
             (see Reconciliation of cash)
   --------- ------------------------------------------------- ------------------------ -----------------------

Other investing activities

Cash placed on restricted term deposits                       (6,085)
Purchase of trade name                                           (76)
Purchase of rights to Southern Cross Cable                    (3,559)
Cash acquired on acquisition of Interline                        534
                                                              -------
Total                                                         (9,186)
                                                              -------
Other financing activities

Cash placed on restricted term deposits                       (2,220)
                                                              -------

Non-cash financing and investing activities
Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows are as follows. If an amount is quantified, show comparative amount.
--------------------------------------------------------------------------------
In April 1998, OzEmail bought out Metro Holdings' AG ("Metro") equity interest in OzEmail Interline, thereby increasing its equity interest to 88%. The consideration for the transaction was $17,322,000 and included the issue of 5,400,000 Ordinary Shares with a market value per Ordinary Share of US$2.2125, valued at A$18,520,000; and the loan forgiveness by Metro of A$2,043,000 owed by OzEmail Interline. At the same time, OzEmail and Metro agreed to terminate the Metro exclusive license agreement for no consideration. Neither of these transactions had a cash impact.

On March 31, 1998, the Company acquired the Internet access business assets and liabilities from Camtech SA Pty Limited ("Camtech"), situated in South Australia. The consideration for the acquisition will be equal to two thirds of Camtech's revenues over the twelve months from March 31, 1998. The immediate payment to Camtech was 1,103,240 Ordinary Shares valued at approximately A$2,777,000 at US$16.525 per ADS (1 ADS representing 10 Ordinary Shares).


--------------------------------------------------------------------------------
Reconciliation of cash

                                                          ------------------------------- ------------------------
   Reconciliation of cash at the end of the period (as    Current period                  Previous
   shown in the consolidated statement of cash flows)     $A'000                          Corresponding
   to the related items in the accounts is as follows.                                    period  -  $A'000
                                                          ------------------------------- ------------------------

   ----- ------------------------------------------------ ------------------------------- ------------------------
                                                                               15,983                         -
   8.1   Cash on hand and at bank

                                                          -
   8.2   Deposits at call
                                                          -
   8.3   Bank overdraft

                                                          ------------------------------- ------------------------
                                                          -
   8.4   Other (provide details)
                                                          ------------------------------- ------------------------

   ----- ------------------------------------------------ ------------------------------- ------------------------
                                                                               15,983                        -
   8.5   Total cash at end of period (item 7.26)
   ----- ------------------------------------------------ ------------------------------- ------------------------

                                                          ------------------------- ------------------------
Ratios                                                    Current period            Previous corresponding
                                                                                    Period
                                                          ------------------------- ------------------------

                                                          ------------------------- ------------------------
         Profit before abnormals and tax / sales          (15.64)                   -
9.1      Consolidated +operating profit (loss) before
         abnormal items and tax (item 1.4) as a
         percentage of sales revenue (item 1.1)
-------- ------------------------------------------------ ------------------------- ------------------------
                                                          (9.26)                    -
         Profit after tax / +equity interests
9.2      Consolidated +operating profit (loss) after
         tax attributable to members (item 1.10) as a

-------- ------------------------------------------------ ------------------------- ------------------------
         percentage of equity (similarly attributable)
         at the end of the period (item 4.33)
-------- ------------------------------------------------ ------------------------- ------------------------

   ------------------------------------------------------ ------------------------- ------------------------
   Earnings per security (EPS)                            Current period            Previous  corresponding
                                                                                    period
   ------------------------------------------------------ ------------------------- ------------------------

   ------ ----------------------------------------------- ------------------------- ------------------------

   10.1   Calculation of  the following in accordance     (0.064)
          with AASB 1027:  Earnings per Share                                       -
          (a)   Basic EPS

          (b)   Diluted  EPS  (if  materially  different  (0.064)                   -
                from (a))

          (c)   Weighted   average  number  of  ordinary 118,458,508                -
                shares  outstanding  during  the  period
                used in the calculation of the Basic EPS
   ------ ----------------------------------------------- ------------------------- ------------------------

   --------------------------- -------------------------- ------------------------- ------------------------
   NTA backing                                            Current period            Previous  corresponding
   (see note 7)                                                                     period

   --------------------------- -------------------------- ------------------------- ------------------------

   ------ ----------------------------------------------- ------------------------- ------------------------

   11.1   Net tangible asset backing per +ordinary        .32                       -
          security
   ------ ----------------------------------------------- ------------------------- ------------------------

Details of specific receipts/outlays, revenues/ expenses

                                                          -------------------------- ------------------------
                                                          Current period             Previous  corresponding
                                                          $A'000                     period -  $A'000
                                                          -------------------------- ------------------------
         ------------------------------------------------ -------------------------- ------------------------
                                                          783                        -
12.1     Interest revenue included in determining item
         1.4
                                                          -------------------------- ------------------------

                                                          -------------------------- ------------------------

12.2     Interest revenue included in item 12.1 but not   -                          -
         yet received (if material)
                                                          -------------------------- ------------------------

12.3     Interest expense included in item 1.4 (include   326                        -
         all forms of interest, lease finance charges,
         etc.)
                                                          -------------------------- ------------------------

12.4     Interest costs excluded from item 12.3 and       -                          -
         capitalised in asset values (if material)
                                                          -------------------------- ------------------------

12.5     Outlays (except those arising from the
         +acquisition of an existing business)            -                          -
         capitalised in intangibles (if material)
-------- ------------------------------------------------ -------------------------- ------------------------

12.6     Depreciation and amortisation (excluding         6,655                      -
         amortisation of intangibles)
-------- ------------------------------------------------ -------------------------- ------------------------

Control gained over entities having material effect
(See note 8)
                                             ---------------------------------------------------------------
13.1     Name of entity (or group of         OzEmail Interline Pty Limited
         entities)

                                             ---------------------------------------------------------------

                                                                       -------------------------------------

                                                                       -------------------------------------
13.2     Consolidated +operating profit (loss) and extraordinary
         items after tax of the entity (or group of entities) since    $(2,174)
         the date in the current period on which control was
         +acquired
                                                                       -------------------------------------

13.3     Date from which such profit has been calculated               April 1998

                                                                       -------------------------------------
13.4     +Operating profit (loss) and extraordinary items after tax
         of the entity (or group of entities) for the whole of the     -
         previous corresponding period

                                                                       -------------------------------------


Loss of control of entities having material effect
(See note 8)

                                                -----------------------------------------------------------
14.1     Name of entity (or group of entities)  N/A

                                                -----------------------------------------------------------

                                                                         ----------------------------------

                                                                         ----------------------------------
14.2     Consolidated +operating profit (loss) and extraordinary items
         after tax of the entity (or group of entities) for the          $-
         current period to the date of loss of control
                                                                         ----------------------------------

14.3     Date to which the profit (loss) in item 14.2 has been
         calculated
                                                                         ----------------------------------
14.4     Consolidated +operating profit (loss) and extraordinary items
         after tax of the entity (or group of entities) while            $-
         controlled during the whole of the previous corresponding
         period

                                                                         ----------------------------------
14.5     Contribution to consolidated +operating profit (loss) and
         extraordinary items from sale of interest leading to loss of    $-
         control
                                                                         ----------------------------------

Reports for industry and geographical segments

Information on the industry and geographical segments of the entity must be reported for the current period in accordance with AASB 1005: Financial Reporting by Segments. Because of the different structures employed by entities, a pro forma is not provided. Segment information should be completed separately and attached to this report. However, the following is the presentation adopted in the Appendices to AASB 1005 and indicates which amounts should agree with items included elsewhere in this report.

Segments

The group operates predominantly in Australasia and predominantly in the Internet service industry.

Dividends (in the case of a trust, distributions)

                                                                          -----------------------------
                                                                          -
15.1     Date the dividend (distribution) is payable
                                                                          -----------------------------

                                                                          -----------------------------
15.2     +Record  date  to  determine   entitlements   to  the  dividend  -
         (distribution)  (ie,  on the  basis  of  registrable  transfers received up to 5.00 pm if paper based,  or by "End of Day" if a proper +SCH transfer)
                                                                          -----------------------------

                                                                          -----------------------------
15.3     If it is a final dividend, has it been declared?                 -
         (Preliminary final report only)
                                                                          -----------------------------

Amount per security

-------- --------------------------------------------------- ---------------------- --------------------------

                                                              Amount per security      Franked amount per
                                                                                       security at 36% tax

-------- --------------------------------------------------- ---------------------- --------------------------
         (Preliminary final report only)
15.4     Final dividend:      Current year                                  - cents                    - cents

15.5                          Previous year                                 - cents                    - cents
-------- --------------------------------------------------- ---------------------- --------------------------
         (Half yearly and preliminary final reports)
15.6     Interim dividend:    Current year                                  - cents                    - cents
-------- --------------------------------------------------- ---------------------- --------------------------

15.7                          Previous year                                 - cents                    - cents
-------- --------------------------------------------------- ---------------------- --------------------------

Total dividend (distribution) per security (interim plus final)
(Preliminary final report only)
                                                        --------------------------- ---------------------------

                                                        Current year                Previous year
                                                        --------------------------- ---------------------------

15.8     +Ordinary securities                                               - cents                     - cents
                                                        --------------------------- ---------------------------

15.9     Preference +securities                                             - cents                     - cents
                                                        --------------------------- ---------------------------

Half yearly report - interim dividend (distribution) on all securities or Preliminary final report - final dividend (distribution) on all securities

                                                         -------------------------- ---------------------------
                                                         Current period             Previous corresponding
                                                         $A'000                     Period - $A'000
                                                         -------------------------- ---------------------------
                                                         -                          -
15.10      +Ordinary securities
                                                         -------------------------- ---------------------------
                                                         -                          -
15.11      Preference +securities
                                                         -------------------------- ---------------------------
                                                         -                          -
15.12      Total
                                                         -------------------------- ---------------------------

The +dividend or distribution plans shown below are in operation.

---------------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------------------------

--------------------------------------------------------


                                                                 ----------------------------------------------
The last date(s) for receipt of election notices for the         -
+dividend or distribution plans
                                                                 ----------------------------------------------

Any other disclosures in relation to dividends (distributions)

---------------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------------------------


Details of aggregate share of profits (losses) of associates
                                                          ----------------------- -----------------------
                                                          Current period          Previous
           Entity's share of associates'                  $A'000                  corresponding period
                                                                                  - $A'000
                                                          ----------------------- -----------------------
         ------------------------------------------------ ----------------------- -----------------------
                                                          (2,703)                 -
   16.1  Operating profit (loss) before income tax
                                                          -                       -
   16.2  Income tax expense
                                                          ----------------------- -----------------------
                                                          (2,703)                 -
   16.3  Operating profit (loss) after income tax
                                                          -                       -
   16.4  Extraordinary items net of tax
                                                          ----------------------- -----------------------
                                                          (2,703)                 -
   16.5  Net profit (loss)
                                                          ----------------------- -----------------------
                                                          (1,406)                 -
   16.6  Outside equity interests
   ----- ------------------------------------------------ ----------------------- -----------------------
                                                          (1,297)                 -
   16.7  Net profit (loss) attributable to members
   ----- ------------------------------------------------ ----------------------- -----------------------

Material interests in entities which are not controlled entities

The economic entity has an interest (that is material to it) in the following entities. If the interest was acquired or disposed of during either the current or previous corresponding period, indicate date of acquisition ("from xx/xx/xx") or disposal ("to xx/xx/xx").

                               --------------------------------- ---------------------------------------------
   Name of entity              Percentage      of     ownership  Contribution  to  +operating  profit  (loss)
                               interest  held at end of  period  and  extraordinary  items  after  tax  (item
                               or date of disposal               1.14)
                               --------------------------------- ---------------------------------------------

   --------------------------- --------------- ----------------- --------------------- ----------------
                               Current         Previous          Current period -      Previous
   17.1     Equity             Period          corresponding      $A'000               corresponding
          accounted                            period                                  period- $A'000
          associates           --------------- ----------------- --------------------- ----------------
   OzEmail    Interline   Pty  48%  to  April  -                 (1,297)               -
   Limited  to April 1998 (An  1998
   additional   interest  was
   acquired   in  April  1998
   and      the       results
   consolidated   from   that
   date.)

   --------------------------- --------------- ----------------- --------------------- ----------------
                               -               -                 (1,297)               -
   17.2   Total
   --------------------------- --------------- ----------------- --------------------- ----------------

   --------------------------- --------------- ----------------- --------------------- ----------------

   17.3   Other material
          interests

   --------------------------- --------------- ----------------- --------------------- ----------------
   N/A                         -               -                 -                     -

   --------------------------- --------------- ----------------- --------------------- ----------------
                               -               -                 -                     -
   17.4   Total
   --------------------------- --------------- ----------------- --------------------- ----------------

Issued and quoted securities at end of current period

Description includes rate of interest and any redemption or conversion rights together with prices and dates.

                                            ------------------- -------------------- -------------- -------------
                                                                                                    Paid-up
Category of +securities                     Number issued       Number quoted        Par value      value
                                                                                     (cents)        (cents)
           -------------------------------- ------------------- -------------------- -------------- -------------
18.1       Preference +securities           -                   -                    -              -
           (description)

                                            ------------------- -------------------- -------------- -------------
18.2       Issued during current period     -                   -                    -              -


---------- -------------------------------- ------------------- -------------------- -------------- -------------

18.3       +Ordinary securities


                                             ------------------- -------------------- -------------- -------------
18.4       Issued during current period     10,448,240          10,448,240           .004           -


---------- -------------------------------- ------------------- -------------------- -------------- -------------
                                            -                   -                    -              -
18.5       +Convertible debt securities
           (description and conversion
           factor)


                                            ------------------- -------------------- -------------- -------------
18.6       Issued during current period     -                   -                    -              -.


---------- -------------------------------- ------------------- -------------------- -------------- -------------

18.7       Options  (description and                                                 Exercise       Expiry
           conversion factor)                                                        Price          Date
                                                                                                    (if any)

                                            ------------------- -------------------- -------------- -------------
                                            ------------------- -------------------- -------------- -------------
18.8       Issued during current period      1,080,000           1,080,000            1.20             1/1/2003
                                               500,000             500,000            2.52            17/6/2003

                                            ------------------- -------------------- -------------- -------------
18.9       Exercised during current period   3,333,000           3,333,000            0.33            31/7/2000
                                               492,000             492,000            1.40    USD     31/7/2000
                                               120,000             120,000            0.75    USD    30/11/2001

                                            ------------------- -------------------- -------------- -------------
18.10      Expired during current period    -                   -                    -              -


---------- -------------------------------- ------------------- -------------------- -------------- -------------
                                            -                   -                    -              -
18.11      Debentures (totals only)

---------- -------------------------------- ------------------- -------------------- -------------- -------------
                                            -                   -                    -              -
18.12      Unsecured notes (totals only)
---------- -------------------------------- ------------------- -------------------- -------------- -------------

Comments by directors

Comments on the following matters are required by ASX or, in relation to the half yearly report, by AASB 1029: Half-Year Accounts and Consolidated Accounts. The comments do not take the place of the directors' report and statement (as required by the Corporations Law) and may be incorporated into the directors' report and statement. For both half yearly and preliminary final reports, if there are no comments in a section, state NIL. If there is insufficient space to comment, attach notes to this report.

Basis of accounts preparation

If this report is a half yearly report, it is a general purpose financial report prepared in accordance with the listing rules and AASB 1029: Half-Year Accounts and Consolidated Accounts. It should be read in conjunction with the last annual report and any announcements to the market made by the entity during the period. [Delete if preliminary final statement.]

Material factors affecting the revenues and expenses of the economic entity for the current period
--------------------------------------------------------------------------------
         In April 1998, OzEmail bought out Metro Holdings' AG ("Metro") equity interest in OzEmail Interline, thereby increasing its equity interest to 88%. The consideration for the transaction was $17,322,000 and included the issue of 5,400,000 Ordinary Shares with a market value per Ordinary Share of US$2.2125, valued at A$18,520,000; and the loan forgiveness by Metro of A$2,043,000 owed by OzEmail Interline. At the same time, OzEmail and Metro agreed to terminate the Metro exclusive license agreement for no consideration. Goodwill recorded on acquisition of the additional interest was $18,791,000. Amortisation expense of $940,000 was recorded on the acquisition to 30 June 1998.
--------------------------------------------------------------------------------

A description of each event since the end of the current period which has had a material effect and is not related to matters already reported, with financial effect quantified (if possible)
--------------------------------------------------------------------------------
Nil.


--------------------------------------------------------------------------------


Franking credits available and prospects for paying fully or partly franked dividends for at least the next year
--------------------------------------------------------------------------------
As at June 30, 1998 the economic entity had $7,293,506 of available franking credits. The directors believe that there are little prospects for paying dividends for at least the next year.



--------------------------------------------------------------------------------


Changes in accounting policies since the last annual report are disclosed as follows. (Disclose changes in the half yearly report in accordance with paragraph 15(c) of AASB 1029: Half-Year Accounts and Consolidated Accounts. Disclose changes in the preliminary final report in accordance with AASB 1001:
Accounting Policies-Disclosure.)
--------------------------------------------------------------------------------
Nil.



--------------------------------------------------------------------------------

Additional disclosure for trusts

                                                         ---------------------------------------------------
19.1       Number  of  units  held  by  the  management  -
           company or a related party of it

                                                         ---------------------------------------------------

                                                         ---------------------------------------------------
19.2       A  statement  of the  fees  and  commissions  -
           payable to the management company.

           Identify:
           .        initial service charges
           .        management fees
           .        other fees
                                                         ---------------------------------------------------


Annual meeting
(Preliminary final report only)

The annual meeting will be held as follows:

                                                        ----------------------------------------------------
                                                        -
Place
                                                        ----------------------------------------------------
                                                        -
Date
                                                        ----------------------------------------------------
                                                        -
Time
                                                        ----------------------------------------------------
                                                        -
Approximate date the annual report will be available
                                                        ----------------------------------------------------

Compliance statement

1 This report has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Law or other standards acceptable to ASX (see note 13).

                                                 -------------------------------
             Identify other standards used

                                                 -------------------------------

2 This report, and the financial statements prepared under the Corporations Law (if separate), use the same accounting policies.


3 This report does give a true and fair view of the matters disclosed (see note 2).

4 This report is based on financial statements to which one of the following applies.
            (Tick one)

                         The  financial   statements  have            The  financial   statements   have
                         been audited.                                been subject to review.

                x        The financial  statements  are in            The financial  statements have not
                         the  process of being  audited or            yet been audited or reviewed.
                         subject to review.

5 If the audit report or review by the auditor is not attached, details of any qualifications are attached/. (Half yearly report only - the audit report or review by the auditor must be attached to this report if this report is to satisfy the requirements of the Corporations Law.)

6        The entity has a formally constituted audit committee.


Sign here:        .....................................  Date: .................
                  (Michael Hughes -- Company Secretary)

Print name:       .....................................

Notes

1. For announcement to the market The percentage changes referred to in this section are the percentage changes calculated by comparing the current period's figures with those for the previous corresponding period. Do not show percentage changes if the change is from profit to loss or loss to profit, but still show whether the change was up or down. If changes in accounting policies or procedures have had a material effect on reported figures, do not show either directional or percentage changes in profits. Explain the reason for the omissions in the note at the end of the announcement section.

2. True and fair view If this report does not give a true and fair view of a matter (for example, because compliance with an Accounting Standard is required) the entity must attach a note providing additional information and explanations to give a true and fair view.

3.       Consolidated profit and loss account
         Item 1.1 The definition of "operating revenue" and an explanation of "sales revenue" (or its equivalent) and "other revenue" are set out in AASB 1004: Disclosure of Operating Revenue.
         Item 1.2 'Share of associates' "net profit (loss) attributable to members"' would form part of "other revenue" in AASB 1004 to the extent that a profit is to be reported. ASX has elected to require disclosure of a share of a loss in the same location for consistency of presentation.
         Item 1.4 "+operating profit (loss) before abnormal items and tax" is calculated before dealing with outside +equity interests and extraordinary items, but after deducting interest on borrowings, depreciation and amortisation.
         Item 1.7 This item refers to the total tax attributable to the amount shown in item 1.6. Tax includes income tax and capital gains tax (if any) but excludes taxes treated as operating expenses (eg, fringe benefits tax).
4. Income tax If the amount provided for income tax in this report differs (or would differ but for compensatory items) by more than 15% from the amount of income tax prima facie payable on the profit before tax, the entity must explain in a note the major items responsible for the difference and their amounts.

5.       Consolidated balance sheet

         Format The format of the consolidated balance sheet should be followed as closely as possible. However, additional items may be added if greater clarity of exposition will be achieved, provided the disclosure still meets the requirements of AASB 1029 and AASB 1034. Banking institutions, trusts and financial institutions identified in an ASC Class Order dated 2 September 1997 may substitute a clear liquidity ranking for the Current/Non-Current classification.
         Basis of revaluation If there has been a material revaluation of non-current assets (including investments) since the last annual report, the entity must describe the basis of revaluation adopted. The description must meet the requirements of paragraphs 9.1 - 9.4 of AASB 1010: Accounting for the Revaluation of Non-Current Assets. If the entity has adopted a procedure of regular revaluation, the basis for which has been disclosed and has not changed, no additional disclosure is required. Trusts should also note paragraph 10 of AASB 1029 and paragraph 11 of AASB 1030.

6. Statement of cash flows For definitions of "cash" and other terms used in this report see AASB 1026: Statement of Cash Flows. Entities should follow the form as closely as possible, but variations are permitted if the directors (in the case of a trust, the management company) believe that this presentation is inappropriate. However, the presentation adopted must meet the requirements of AASB 1026. +Mining exploration entities may use the form of cash flow statement in Appendix 5B.

7. Net tangible asset backing Net tangible assets are determined by deducting from total tangible assets all claims on those assets ranking ahead of the +ordinary securities (ie, all liabilities, preference shares, outside +equity interests etc). +Mining entities are not required to state a net tangible asset backing per +ordinary security.

8. Gain and loss of control over entities The gain or loss must be disclosed if it has a material effect on the consolidated financial statements. Details must include the contribution for each gain or loss that increased or decreased the entity's consolidated +operating profit
         (loss) and extraordinary items after tax by more than 5% compared to the previous corresponding period.

9. Rounding of figures This report anticipates that the information required is given to the nearest $1,000. However, an entity may report exact figures, if the $A'000 headings are amended. If an entity qualifies under an ASC Class Order dated 9 July 1997, it may report to the nearest million dollars, or to the nearest $100,000, if the $A'000 headings are amended.

10. Comparative figures Comparative figures are the unadjusted figures from the previous corresponding period. However, if there is a lack of comparability, a note explaining the position should be attached.

11. Comparative figures when equity accounted information first included in the accounts There will be a lack of comparability in the figures for the previous corresponding period when equity accounted information is first included if this information has a material effect on the consolidated accounts. If it does have a material effect, attach a note providing a better comparison by restating "Operating profit (loss) after tax attributable to members" (item 1.10) and "Investments in associates" (item 4.8) for the previous corresponding period to incorporate equity accounted information. In addition, as required by
         Note 1, no directional or percentage changes in profit are to be reported in the "For announcement to the market" section. Where the disclosures were not previously required in Appendix 4B, no comparatives need be shown.

12. Additional information An entity may disclose additional information about any matter, and must do so if the information is material to an understanding of the reports. The information may be an expansion of the material contained in this report, or contained in a note attached to the report. The requirement under the listing rules for an entity to complete this report does not prevent the entity issuing reports more frequently.

         Additional material lodged with the +ASC under the Corporations Law must also be given to ASX. For example, a directors' report and statement, if lodged with the +ASC, must be given to ASX.

13. Accounting Standards ASX will accept, for example, the use of International Accounting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if one) must be complied with.

14. Corporations Law accounts As at 1/7/96, this report may be able to be used by an entity required to comply with the Corporations Law as part of its half yearly financial statements if prepared in accordance with Australian Accounting Standards.

                                  APPENDIX B

                                   FORM 8-K
                                (SECTION 12.3)

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------

                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  NOVEMBER 25, 1997
                                                  ------------------------------

                                OZEMAIL LIMITED
- --------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)

          AUSTRALIA                 0-28476                       NOT APPLICABLE
- --------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                      (IRS Employer
    of incorporation)             File Number)               Identification No.)



OZEMAIL CENTRE, 39 HERBERT STREET, ST. LEONARDS 2065, SYDNEY, AUSTRALIA     NONE
----------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code  011-61-2-391-0400
                                                    ----------------------------


                                NOT APPLICABLE
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS
- ------    ------------------------------------

     (a) On November 25, 1997, OzEmail Limited, an Australian corporation ("OzEmail"), purchased all of the outstanding ordinary shares of Access One Pty Limited, an Australian Corporation ("Access One"), together with certain related assets, from Solution 6 Holdings Limited, an Australian corporation ("Solution 6"), pursuant to an Agreement for Sale and Purchase of the Internet Business of Solution 6, by and between OzEmail and Solution 6.

     The consideration for the purchase consisted of a payment of five million Australian dollars (A$5,000,000 or US$3,500,000) and the issue of ten million (10,000,000) ordinary shares par value A$0.004 per share of OzEmail with a fair value at the time of issuance of A$15,740,000. Of such shares, 7,200,000 were issued on November 25, 1997, with the balance of 2,800,000 shares to be issued on satisfaction of determining a working capital adjustment representing the adjustment to the fair value of net assets acquired as determined in accordance with the terms of the agreement for the sale and purchase of the assets of Solution 6. The source of the cash consideration was working capital. The amount of consideration was determined by arms-length negotiation among the parties. A copy of such agreement is filed as Exhibit 7(c)(2.1) to this report and is incorporated herein by reference. The description of the agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the provisions of the definitive agreement, incorporated by reference as an exhibit hereto.

     (b) Access One is in the business of providing Internet service in Australia. OzEmail intends to continue these operations.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS:
- ------    ------------------------------------------------------------------
The following financial statements and pro forma financial information are filed as a part of this report:

     (a) Financial Statements of Business Acquired. Access One Pty Limited (Exhibit 99.4).
          ------------------------------------------------------------------
          The financial statements of Access One filed as part of this report were prepared on the basis of historical accounting principles consistent with the view of management incumbent at such time, prior to the acquisition of Access One by OzEmail. With respect to the treatment of revenue received in advance on long-term contracts, OzEmail believes however, that certain amounts should be treated as deferred revenue in accordance with OzEmail accounting policies and generally accepted accounting principles. The U.S. GAAP reconciliations within the Access One accounts fully reflect the deferred revenue in accordance with U.S. generally accepted accounting principles.

          In connection with the acquisition of Access One by OzEmail, the purchase and sale agreement provided for a working capital adjustment to be determined within six months of the acquisition (i.e., May 25, 1997). Solution 6 Holdings Limited, the vendor of Access One, and OzEmail have yet to reach an agreement as to the working capital adjustment. The Company does not believe that this will have a material adverse effect on the Company's business, results of operations or financial position.

     (b) Pro Forma Financial Information. OzEmail Limited and Access One Pty Limited (Exhibit 99.5)
          ----------------------------------------------------------------

     (c)  Exhibits.  The following documents are filed as exhibits to this
          --------
          report:

          1. Exhibit 7(c)(2.1) - Agreement for Sale and Purchase of the Internet Business of Solution 6, dated November 8, 1997, by and between OzEmail and Solution 6

(Incorporated by reference to
               Exhibit 10.2 of OzEmail's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14,
               1998).

          2. Exhibit 7(c)(99.1) - Press Release, dated November 10, 1997, issued by OzEmail announcing the signing of the Agreement for Sale and Purchase of the Internet Business of Solution 6 (Incorporated by reference to Exhibit 99.1 of OzEmail's Form 10-Q filed with the Securities and Exchange Commission on November 14,
               1998).

          3. Exhibit 7(c)(99.2) - Press Release, dated November 10, 1997, announcing third quarter 1997 results and the acquisition of Access One (Incorporated by reference to Exhibit 99.2 of OzEmail's Form 10-Q filed with the Securities and Exchange Commission on November 14, 1998).

          4. Exhibit 7(c)(99.3) - Press Release, dated November 25, 1997, announcing the completion of OzEmail's acquisition of Access One (Incorporated by reference to the exhibit attached to OzEmail's Form 6-K filed with the Securities and Exchange Commission on April 2, 1998).




















          5. Exhibit 99.4 - Financial Statements of Business Acquired. Access One Pty Limited

          6. Exhibit 99.5 - Pro Forma Financial Information. OzEmail Limited and Access One Pty Limited

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       OzEmail Limited
                                       ---------------
                                       (Registrant)

Date:  June 19, 1998                   By:/s/ Trevor Kennedy
                                          -----------------------------
                                       Name:  Trevor Kennedy

                                       Title:    Director

ACCESS ONE PTY LTD     A.C.N. 070 546 977

PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 30 JUNE 1997


                                                                  YEAR ENDED         11 MONTH PERIOD ENDED
                                                                 30 JUNE 1996             30 JUNE 1996
                                                                      $                        $

OPERATING REVENUE                                           2     21,257,387               7,416,356


                                                                  ==========              ==========


OPERATING LOSS                                              2    (10,961,163)             (3,899,233)


                                                                  ==========              ==========

INCOME TAX ATTRIBUTABLE TO OPERATING LOSS                   3              -                       -


                                                                  ==========              ==========


OPERATING LOSS AFTER INCOME TAX                                  (10,961,163)             (3,899,233)






(ACCUMULATED LOSSES) AT BEGINNING OF THE FINANCIAL YEAR           (3,899,233)                      -





                                                                  ==========               =========
(ACCUMULATED LOSSES) AT THE END OF THE FINANCIAL YEAR            (14,860,396)
 (3,899,233)



        The accompanying notes form part of these financial statements

ACCESS ONE PTY LTD     A.C.N. 070 546 977

BALANCE SHEET
AS AT 30 JUNE 1997



                                                          NOTE   30 JUNE 1997             30 JUNE 1996

                                                                       $                        $




Cash                                                                 252,259                  20,787

Receivables                                                 4      2,538,334               2,656,295

Inventories                                                 5        116,856                 332,052

Other                                                       6        141,658                 143,014
                                                                 -----------              ----------
TOTAL CURRENT ASSETS

                                           3,049,107               3,152,148
                                                                 -----------              ----------

NON-CURRENT ASSETS


Plant and equipment                                         7      2,079,599               1,804,826

Intangibles                                                 8      2,166,899               2,422,199

Other                                                       9              -                 530,134

                                                                 -----------              ----------


TOTAL NON-CURRENT ASSETS
                                      4,246,498               4,757,159


                                                                 -----------              ----------

TOTAL ASSETS                                                       7,295,605               7,909,307
                                                                 -----------              ----------

CURRENT LIABILITIES

Accounts payable                                           10      5,694,263               3,139,817



Borrowings                                                 11     16,041,615               8,220,323



Provisions                                                 12        258,726                 225,513
                                                                 -----------              ----------

TOTAL CURRENT LIABILITIES
                                    21,994,604              11,585,653
                                                                 -----------              ----------


NON-CURRENT LIABILITIES


Borrowings                                                 13         52,568
         104,890

Provisions                                                 14        108,827                 117,995
                                                                 -----------              ----------


TOTAL NON-CURRENT LIABILITIES
                                  161,395                 222,885


TOTAL LIABILITIES

                                                22,155,999
            11,808,538

                                                                 -----------              ----------

NET ASSETS                                                       (14,860,394)             (3,899,231)
                                                                 ===========              ==========

SHAREHOLDERS' EQUITY

Share capital                                              16              2
                2

Accumulated losses                                               (14,860,396)             (3,899,233)
                                                                 -----------              ----------


TOTAL SHAREHOLDERS' EQUITY
                                 (14,860,394)             (3,899,231)
                                                                 ===========              ==========

        The accompanying notes form part of these financial statements

ACCESS ONE PTY LTD     A.C.N. 070 546 977

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE 1997



                                                          NOTE   30 JUNE 1997             30 JUNE 1996

                                                                       $                        $



CASH FLOWS FROM OPERATING ACTIVITIES

Receipts from customers
                                           21,526,468               4,647,079

Interest received - other parties
                                          -                   1,638

Other receipts                                                             -
                   5,615

Interest and other costs of finance paid - related
entities
                                                          (1,520,649)
               (440,923)

Interest and other costs of finance paid - other parties

 (8,623)                (42,348)



Management fees paid                                              (1,373,245)             (1,516,091)


Payments to suppliers and employees
           (25,411,363)             (6,702,430)
                                                                 -----------              ----------

NET CASH FLOW FROM OPERATING ACTIVITIES
                    15     (6,787,412)
             (4,047,460)

                                                                 ===========              ==========


CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of plant and equipment
                                  (771,549)             (1,164,534)

Proceeds from sale of plant and equipment
                             18,500                  15,500

Cash paid for purchase of Access One business
                              -              (2,551,769)

                                                                 -----------              ----------

NET CASH FLOW FROM INVESTING ACTIVITIES
                             (753,049)
             (3,700,803)

                                                                 ===========              ==========

CASH FLOWS FROM FINANCING ACTIVITIES

Cash proceeds from issue of shares - shares issued on incorporation

                                                  -                       2

Borrowings from related entities
                                   6,165,979               7,975,590

Borrowings from ultimate controlling entity
                       1,661,166                 198,433

Finance Lease Principal
                                               (6,091)                (22,460)

Hire Purchase Principal
                                             (52,084)               (374,352)

                                                                 -----------              ----------

NET CASH FLOW FROM FINANCING ACTIVITIES
                           7,768,970
               7,777,213

                                                                 ===========              ==========


NET INCREASE/(DECREASE) IN CASH HELD
                                228,509                  28,950

Add opening cash brought forward
                                      28,950                       -

                                                                 -----------              ----------

CLOSING CASH CARRIED FORWARD
                              15        257,459                  28,950

                                                                 ===========              ==========

        The accompanying notes form part of these financial statements

ACCESS ONE PTY LTD     A.C.N. 070 546 977
NOTES TO AND FORMING PART OF THE ACCOUNTS AS AT 30 JUNE 1997

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING
The financial statements have been prepared in accordance with the historical cost convention. Cost in relation to assets represents the cash amount paid or the fair value of the asset given in exchange. These general purpose financial statements have been made out in accordance with the requirements of the Corporations Law and applicable accounting standards and in accordance with other mandatory professional reporting requirements.

The accounting policies adopted were applied consistently throughout the financial year.

CASH
For the purposes of the Statement of Cash Flows, cash includes cash on hand and in banks, and money market, investments readily convertible to cash within two working days net of outstanding bank overdrafts.

INCOME TAX
Tax effect accounting is applied using the liability method whereby income tax is regarded as an expense, and is calculated on the accounting profit after allowing for permanent differences. To the extent timing differences occur between the time items are recognised in the accounts and when items are taken into account in determining taxable income, the net related taxation benefit or liability, calculated at current rates, is disclosed as a future income tax benefit or a provision for deferred income tax. The net future income tax benefit relating to tax losses and timing differences is not carried forward as an asset unless the benefit is virtually certain of being realised.

PLANT AND EQUIPMENT
Plant and equipment are carried at cost. Any gain or loss on the disposal of assets is determined as the difference between the carrying value of the asset at the time of disposal and the proceeds from disposal, and is included in the results of the company in the year of disposal.

Depreciation is provided on a straight line basis on all plant and equipment, at rates calculated to allocate the cost of valuation less estimated residual value at the end of the useful lives of the assets against revenue over those estimated useful lives.


Major depreciation periods are:   Plant and equipment   -   3 to 5 years.

RECOVERABLE AMOUNT
Non-current assets are not revalued at an amount above their recoverable amount and, where carrying values exceed this recoverable amount, assets are written down. In determining this recoverable amount, the expected net cash flows have not been discounted to their present value using a market determined risk adjusted discount rate.

RESEARCH AND DEVELOPMENT
Research and development costs are charged as incurred, except where future benefits are expected, beyond any reasonable doubt, to exceed those costs. Where research and development costs are deferred, they are amortised over future periods on a basis related to expected future benefits.

ACCESS ONE PTY LTD     A.C.N. 070 546 977
NOTES TO AND FORMING PART OF THE ACCOUNTS AS AT 30 JUNE 1997

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTD.)

INVENTORIES
Inventories are valued at the lower of cost and net realisable value.

Costs
incurred in bringing each product to its present location and condition are accounted for as follows:

     Acquisition costs are calculated on a first-in first-out basis.

LEASES
Finance leases, which effectively transfer to the economic entity substantially all of the risks and benefits incidental to ownership of the leased item, are capitalised at the present value of the minimum lease payments, disclosed as leased plant and equipment, and amortised over the period the economic entity is expected to benefit from the use of the leased assets.

Operating lease payments, where the lessor effectively retains substantially all of the risks and benefits of ownership of the leased items, are included in the determination of the operating profit in equal instalments over the lease term.

The cost of improvements to or on leasehold property is capitalised and disclosed as leasehold improvements.

EMPLOYEE ENTITLEMENTS
Provision is made for employee entitlement benefits accumulated as a result of employees rendering services up to the reporting date. These benefits include wages and salaries, annual leave and a long service leave. Liabilities arising in respect of wages and salaries, annual leave and any other entitlements expected to be settled within twelve months of the reporting date are measured at their nominal amounts. All other employee entitlement liabilities are measured at the present value of the estimated future cash outflows to be made in respect of services provided by employees up to the reporting date. In determining the present value of future cash outflows, the interest rates attaching to government guaranteed securities which have terms to maturity approximating the terms of the related liability are used.

Employee entitlement expenses and revenues arising in respect of the following categories:

     - wages and salaries, non-monetary benefits, annual leave, long service leave, sick leave and other leave entitlements; and
     -    other types of employee entitlements

are charged against profits on a net basis in their respective categories.

The contributions made to superannuation funds are charged against profits when due.

GOODWILL

Goodwill represents the purchase consideration over the fair value of identifiable net assets acquired at the time of acquisition of a business or shares in a controlled entity. Goodwill is amortised by the straight line method over the period during which the benefits are expected to be received. This is taken as being 10 years.

ACCESS ONE PTY LTD     A.C.N. 070 546 977
NOTES TO AND FORMING PART OF THE ACCOUNTS AS AT 30 JUNE 1997

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTD.)

GOING CONCERN
The accounts have been prepared on a going concern basis which contemplates the continuity of the economic entity's business activities and the realisation of assets and the payment of liabilities in the normal course of business.

Access One Pty Ltd has experienced significant losses and negative cash flows in the current year and as at 30 June 1997, the current liabilities exceed current assets by $18,945,497.

The financial statements have been prepared on a going concern basis as the ultimate holding company, Solution 6 Holdings Limited, has indicated that it will provide support to the company to ensure it can pay its debts as and when they fall due.

The ability of Solution 6 Holdings Limited to provide continuing financial support to Access One Pty Ltd will be determined by those matters which have been disclosed in the financial statements of Solution 6 Holdings Limited at 30 June 1997 which are as follows:

The directors of Solution 6 Holdings Limited believe that the Solution 6 group will not incur operating losses for the 1998 financial year and will be able to meet its commitments as and when they fall due, and it is therefore appropriate to prepare the financial statements on a going concern basis.


o A $7 million financing facility was obtained on 1 July 1997 from Integral Business Finance Pty Limited. This facility is secured by trade receivables and the value of real property owned by the group. the term of this facility is nine months. The proceeds of this facility have been used to repay the bank borrowings that existed at 30 June 1997.

o A financing facility for at least $1 million has been offered by M.J. Capital Corporation on appropriate commercial terms.

o Opportunities to raise further debt and/or equity capital are being actively pursued by the Board.

o The sale of certain real property assets is currently being negotiated. These sales are expected to be finalised in the first half of the 1998 financial year and to realise at least the recorded amount.

o The sale of operations considered to be non-core is being contemplated by the Board.

o A review of all operating costs and infrastructure has been commenced with a view to reducing overall levels of expenditure.

o The operations of Access One Pty Ltd have been restructured and the directors anticipate that this will lead to a turnaround in that entity's operations and improved cash outflows during the coming financial year.

o    The business of CABS has recently been acquired and the directors anticipate that this will generate significant profitable revenue during the 1998 financial year.

ACCESS ONE PTY LTD     A.C.N. 070 546 977
NOTES TO AND FORMING PART OF THE ACCOUNTS AS AT 30 JUNE 1997

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTD.)

As noted in these amounts, the appropriateness of the going concern basis for the preparation of the accounts depends upon the successful outcome of some or all of the above initiatives which, as they relate to future events, must be viewed conservatively.



                                                            1997

        1996
                                                             $
             $

2.   OPERATING LOSS

Depreciation of plant and equipment                            482,008

        145,272

Amortisation of goodwill                                       255,300

        130,770

Bad and doubtful debts - trade debtors                         424,135

         39,755

Interest - related entities


                                 1,520,649

        440,923

Interest - other corporations                                    8,623

         42,348

Loss on sale of non-current assets                                   -

        27,247

Rentals - operating leases                                     471,100

       103,492

Provisions for employee entitlements - current                  33,213

        107,274

Provisions for employee entitlements - non-current              (9,168)

        39,755

Provision for diminution in inventory                          250,000

              -

Research and development costs                               2,063,555

        266,786

Foreign exchange (gain)                                              -

          165

Management fees - related entities                           1,373,245

      1,516,091

Profit on sale of non-current assets

                           (3,732)

       (17,704)

Interest - other corporations                                        -

         (1,638)

Included in the operating loss are the following items of operating revenue:


Sales revenue                                               21,238,887

      7,393,603

Interest - other corporations                                        -

          1,638

Proceeds from sale of non-current assets                        18,500

         15,500

Other                                                                -
          5,615

                                                            ----------     ----------

OPERATING REVENUE                                           21,257,387

      7,416,356
                                                            ==========     ==========

ACCESS ONE PTY LTD     A.C.N. 070 546 977

                                                            1997

        1996

                                                             $
             $

3.   INCOME TAX


The prima facie income tax using applicable tax rates differs from the income tax provided in the accounts as follows:

Prima facie tax on operating loss

                           (3,946,019)    (1,403,724)

Amortisation of goodwill
                                        91,908         47,077



Other non-deductible items                                      29,067                -

Tax effect of timing differences not tax effected:

- -    Employee entitlements (non-current)                        (3,300)        42,478

- -    Employee entitlements (current)                            11,957         81,185

- -    Provision for doubtful debts                               28,830         36,000

- -    Unearned maintenance                                      137,820         98,546

- -    Deferred research and development written off/
     (capitalised)
                                 190,848       (190,848)



- -    Provision for diminution in inventory                      28,687              -

- -    Prepayments                                                   488              -

- -   Other Employment provisions                                 88,920              -

Tax effect of tax losses not recognised

                     3,221,398        975,811

Tax effect of tax losses utilised by related entities
          119,396        313,475

ACCESS ONE PTY LTD     A.C.N. 070 546 977

This future income tax benefit will only be obtained if:

(a) future assessable income is derived of a nature and of an amount sufficient to enable the benefit to be realised;
(b) the conditions of deductibility imposed by tax legislation continue to be complied with; and

(c) no changes in tax legislation adversely affect the economic entity in realising the benefit.


4.   RECEIVABLES (CURRENT)


                                                            1997           1996

                                                             $             $

Trade Debtors                                                2,458,943      2,746,524

Provision for doubtful debts                                  (180,085)      (100,000)
                                                            ----------     ----------

                                                             2,278,858      2,646,524

Money on deposit                                                 5,200          8,163

Other debtors                                                  254,276          1,608
                                                            ----------     ----------

TOTAL RECEIVABLES (CURRENT)                                  2,538,334      2,656,295
                                                            ==========     ==========

Movement in provision for doubtful debts:

Balance at beginning of year                                   100,000              -

Provision balance recognised on acquisition of
internet business                                                    -        100,000

Bad debts written off                                          (47,915)             -

Bad and doubtful debts provided for during the year            128,000              -
                                                            ----------     ----------

BALANCE AT END OF YEAR                                         180,085        100,000
                                                            ==========     ==========

5.   INVENTORIES (CURRENT)

Finished goods at cost                                         336,528        472,039

Provision for diminution in value                             (219,672)      (139,987)
                                                            ----------     ----------
Total inventories at lower of cost and net realisable
value                                                          116,856        332,052
                                                            ==========     ==========

6.   OTHER CURRENT ASSETS

Prepayments                                                    141,658        143,014
                                                            ----------     ----------

                                                               141,658        143,014
                                                            ==========     ==========

ACCESS ONE PTY LTD     A.C.N. 070 546 977

                                                            1997               1996

7.   PLANT AND EQUIPMENT

Fixtures and fittings - at cost                              $ 175,558      $  40,235

Accumulated depreciation                                       (28,841)             -
                                                            ----------     ----------

                                                               146,717         40,235
                                                            ==========     ==========

Plant and equipment at cost                                  2,527,357      1,903,050

Accumulated depreciation                                      (616,670)      (168,713)
                                                            ----------     ----------

                                                             1,910,687      1,734,337
                                                            ==========     ==========

Plant and equipment under lease:

At cost                                                         38,312         38,312

Accumulated amortisation                                       (16,117)        (8,058)
                                                            ----------     ----------

                                                                22,195         30,254
                                                            ==========     ==========

Total plant and equipment:

At cost                                                      2,741,227      1,981,597

Accumulated depreciation and amortisation                     (661,628)      (176,771)
                                                            ----------     ----------

                                                             2,079,599      1,804,826
                                                            ==========     ==========

8.   INTANGIBLES

Goodwill                                                     2,552,969      2,552,969

Provision for amortisation                                    (386,070)      (130,770)
                                                            ----------     ----------

                                                             2,166,899      2,422,199
                                                            ==========     ==========

9.   OTHER NON-CURRENT ASSETS

Deferred research and development                                    -        530,134
                                                            ----------     ----------
                                                                     -        530,134
                                                            ==========     ==========

Movements in deferred research and development:

Balance at beginning of year                                   530,134              -

Deferral                                                     1,533,421        769,920

Amortisation                                                (2,063,555)      (266,786)
                                                            ----------     ----------
BALANCE AT END OF YEAR                                               -        530,134
                                                            ==========     ==========

ACCESS ONE PTY LTD     A.C.N. 070 546 977

                                                            1997           1996


10.  ACCOUNTS PAYABLE (CURRENT)

Trade creditors                                              4,399,908      2,171,201

Other creditors and accruals                                   911,523        694,878

Unearned maintenance income                                    382,832        273,738
                                                            ----------     ----------

                                                             5,694,263      3,139,817
                                                            ==========     ==========

11.  BORROWINGS (CURRENT)

Related parties                                             14,141,569      7,975,590

Ultimate controlling entity                                  1,859,599        198,433

Hire purchase liability (note 18)                               35,986         38,923

Lease liability (note 17)                                        4,461          7,377
                                                            ----------     ----------

                                                            16,041,615      8,220,323
                                                            ==========     ==========

12.  PROVISIONS (CURRENT)

Employee entitlements                                          258,726        225,513
                                                            ----------     ----------

                                                               258,726        225,513
                                                            ==========     ==========

13.  BORROWINGS (NON-CURRENT)

Hire purchase liability (note 18)                               48,196         97,343

Lease Liability (note 17)                                        4,372          7,547
                                                            ----------     ----------
                                                                52,568        104,890
                                                            ==========     ==========

14.  PROVISIONS (NON-CURRENT)

Employee entitlements                                          108,827        117,995
                                                            ----------     ----------

                                                               108,827        117,995
                                                            ==========     ==========

ACCESS ONE PTY LTD     A.C.N. 070 546 977

                                                            1997               1996

15.  STATEMENT OF CASH FLOWS

(a)  Reconciliation of cash -

      Cash at bank and on hand                                 252,259         20,787

      Cash on deposit                                            5,200          8,163
                                                            ----------     ----------

CLOSING CASH BALANCE                                           257,459         28,950
                                                            ==========     ==========


(b)  Reconciliation of the operating (loss) after tax to
      the net cash flow from operations -
      Operating (loss) after tax                           (10,961,163)    (3,899,233)

      Depreciation  :  Plant and equipment                     482,008        145,272

      Amortisation  :  Goodwill                                255,300        130,770

      Writedown of deferred research and development           530,134              -

      Proceeds from the sale of non-current assets             (18,500)       (15,500)

      Book value of non-current assets sold                     14,768         25,043

      Changes in assets and liabilities:

      Provision for doubtful debts                             128,000        100,000

      Provision for employee entitlements - current             33,213        107,274

      Provision for employee entitlements - non-current         (9,168)        39,755

      Provision for diminution in value of inventories         250,000              -

      Trade debtors                                            239,666     (2,528,362)

      Other debtors                                           (252,668)         1,621

      Inventories                                              (34,804)        (4,172)

      Inventory provision                                            -       (100,000)

      Prepayments                                                1,356       (106,881)

      Research and development                                       -       (503,844)

      Goodwill                                                       -         52,080

      Trade creditors                                        2,228,707      1,623,303

      Other creditors and accruals                             216,645        612,379

      Unearned maintenance                                     109,094        273,035
                                                            ----------     ----------

NET CASH FROM OPERATING ACTIVITIES                          (6,787,412)    (4,047,460)
                                                            ==========     ==========

16.  SHARE CAPITAL

Authorised

1,000,000 ordinary shares of $1.00 each                      1,000,000      1,000,000
                                                            ==========     ==========

Issued and paid up

2 ordinary shares of $1.00 each fully paid                           2              2
                                                            ==========     ==========

ACCESS ONE PTY LTD     A.C.N. 070 546 977

                                                            1997           1996
                                                             $              $

17.  LEASING EXPENDITURE COMMITMENTS

(a)  FINANCE LEASE COMMITMENTS

PAYABLE  -

     Not later than 1 year                                       5,260          8,716

     Later than 1 year but not later than 2 years                4,574          3,959

     Later than 2 years and not later than 5 years                   -          4,575
                                                            ==========     ==========

     Minimum lease payments                                      9,834         17,250

     Less future finance charges                                (1,001)        (2,326)
                                                            ==========     ==========

     TOTAL LEASE LIABILITY                                       8,833         14,924
                                                            ==========     ==========

     Current Liability (Note 11)                                 4,461          7,377

     Non-current liability (Note 13)                             4,372          7,547
                                                            ==========     ==========
                                                                 8,833         14,924
                                                            ==========     ==========

(b)  OPERATING LEASE COMMITMENTS

 PAYABLE  -

     Not later than 1 year                                     148,963        113,320

     Later than 1 year but not later than 2 years               76,259        118,320

     Later than 2 years and not later than 5 years              21,887         51,520
                                                            ----------     ----------

                                                               247,109        283,160
                                                            ==========     ==========

18.  HIRE PURCHASE EXPENDITURE COMMITMENTS

     Payable:

     Not later than 1 year                                      42,818         52,447

     Later than 1 year but not later than 2 years               38,442         52,447

     Later than 2 years and not later than 5 years              12,882         68,305
                                                            ==========     ==========

     Minimum hire purchase payments                             94,142        173,199

     Less future finance charges                                (9,960)       (36,933)
                                                            ==========     ==========

     TOTAL HIRE PURCHASE LIABILITY                              84,182        136,266
                                                            ==========     ==========

     Current Liability (Note 10)                                36,986         38,923

     Non-Current Liability (Note 13)                            48,196         97,343
                                                            ----------     ----------
                                                                84,182        136,266
                                                            ==========     ==========

ACCESS ONE PTY LTD     A.C.N. 070 546 977

                                                            1997           1996
                                                             $              $

19.  FRANKING ACCOUNT

The amount of unappropriated profits and reserves that
could be distributed out of existing franking credits or
out of franking credits arising from the payment of
income tax in the forthcoming period                               NIL            NIL
                                                            ==========     ==========


20.  REMUNERATION OF DIRECTORS

Directors' remuneration:

Income paid, payable or otherwise made available by the
company and any related bodies corporate or entities
controlled by the ultimate controlling entity.               1,201,035        388,108
                                                            ==========     ==========


The number of directors of the company whose remuneration falls within the following bands:

          $              $            1997      1996

                0   -        999        -         2
           60,000   -     69,999        -         1
          110,000   -    119,999        1         -
          120,000   -    129,999        -         1
          180,000   -    189,999        1         -
          200,000   -    209,999        -         1
          260,000   -    269,999        1         -
          630,000   -    639,999        1         -

21.  SEGMENT INFORMATION

The company operates in the internet service industry and in the geographic segment of Australia.

22.  RELATED PARTY DISCLOSURES

(a)  The Directors of Access One Pty Ltd during the financial year were:

     B.M. Redden (appointed 24. 3.97)
     T.J. Ashman (resigned 4. 4.97)
     D.D. Stewart (resigned 21. 3.97)
     C.S. Tyler (appointed 24. 3.97)

ACCESS ONE PTY LTD     A.C.N. 070 546 977

22. RELATED PARTY DISCLOSURES (CONTD.)

(b) The following related party transactions occurred during the financial year:

     (i) Borrowings from Solution 6 Holdings Limited (ultimate controlling entity) during the year of $1,661,166 (1996 - $198,433).

            Borrowings from Solution 6 Pty Ltd (related entity) during the year of $6,146,900 (1996 - $7,951,609).

            Borrowings from ISIS International Limited (related entity) of $19,079 (1996 - $23,981).


            At 30 June 1997 the balance of outstanding loans were:

                                                 1997          1996

                                                   $             $



            Solution 6 Holdings Limited       1,859,599        198,433
            Solution 6 Pty Ltd               14,098,509      7,951,609
            ISIS International Limited           43,060         23,981

            The terms of these borrowings were:

            Solution 6 Holdings Limited - interest free loan payable at call; Solution 6 Pty Ltd - interest loan payable at call;
            ISIS International Limited - interest free trading account payable at call.

     (ii) During the year, management fees of $1,373,245 (1996 - $1,516,091) and interest of $1,520,649 (1996 - $440,923) were charged by Solution 6 Pty Ltd.

     (iii) Tax losses of $331,657 (1996 - $870,763) were transferred to the following related companies at Nil consideration:


                                                     1997           1997           1996           1996
                                                  Tax Losses     Tax Benefit    Tax Losses     Tax Benefit
                                                       $              $              $              $

            Solution 6 Pty Ltd                      131,109         47,199               -

            Solution 6 Holdings Limited                   -              -         758,759        273,153

            Direct Connect Teleservice Pty Ltd      200,548         72,197         112,184         40,387
                                                    -------        -------         -------        -------

                                                    331,657        119,396         870,943        313,540
                                                    =======        =======         =======        =======


(c)  Solution 6 Holdings Limited is the ultimate controlling entity.

ACCESS ONE PTY LTD     A.C.N. 070 546 977

23.  AUDITORS' REMUNERATION

Fees in relation to this company are borne by the chief entity as follows:



                                                     1997            1996

                                                       $               $

Auditing accounts                                   36,000          36,038

Other services  -                                        -               -
                                                    ------          ------
                                                    36,000          36,038
                                                    ======          ======


24.  SUBSEQUENT EVENTS

On 1 July 1997, Solution 6 Holdings Limited, the ultimate controlling entity, executed a loan agreement with Integral Business Finance Pty Ltd to provide a facility to borrow $7 million. That facility is supported by a specific and floating charge over the assets of Access One Pty Ltd and other Solution 6 Holdings Limited group entities.

On 6 November 1997, the company concluded a settlement of its dispute with the vendor of the internet business over the royalty calculation method and the claims of related parties of the vendor for wrongful dismissal. An amount of $1,300,000 has been agreed to be paid in full and final settlement of any past or current disputes via 18 equal instalments over the next 18 months from 6 November 1997. Solution 6 Holdings Limited has issued promissory notes which fall due on the dates the instalments re to be paid to Labtam Pty Ltd in settlement of the amount owed.

On 9 November 1997. Solution 6 Holdings Limited, the ultimate holding company, entered into a conditional agreement for the sale of its internet business and its shares in Access One Pty Ltd.

its shares in Access One Pty Ltd.

25.  RECONCILIATION TO US GAAP

Australian GAAP varies in certain respects from generally accepted accounting principles in the United States (US GAAP). Application of US GAAP would have affected shareholders' equity as at 30 June 1997 and 1996 and net income (loss) for each of the year ended 30 June 1997 and the 11 months ended 30 June 1996 to the extent quantified below. A description of the material differences between Australian GAAP, as followed by Access One Pty Ltd (the Company), and US GAAP are as follows:

(a)  REVENUE RECOGNITION/DEFERRED REVENUE

The Company's revenues are derived primarily from quarterly and annual usage fees and hourly connect and monthly user charges for access to the Internet. Prior to 25 November 1997, the Company recognised revenue upon invoicing for annual contracts. Prior to 30 June 1996 the Company recognised revenue upon invoicing for quarterly contracts.

ACCESS ONE PTY LTD     A.C.N. 070 546 977

25.  RECONCILIATION TO US GAAP (CONTD.)

US GAAP requires that revenue for internet usage be recognised over the term
of the usage period.   Revenue recognition in accordance with US GAAP would
result in an increase in deferred revenue for the year ended 30 June 1997 and eleven months ended 30 June 1996 of $137,626 and $728,794, respectively.

(b)  PRODUCT DEVELOPMENT COSTS

The Company capitalised product development costs with an expected recoverable value equal to or greater than costs during the year ended 30 June 1996. The recoverability of the deferred costs was reassessed during the year ended
30 June 1997. The recoverable value of the costs at 30 June 1997 was assessed to be zero.

US GAAP requires that all research and development costs be expensed when incurred except in very limited circumstances. The deferred research and development costs in Note 9 consist principally of salaries and certain other expenses directly related to development and modification of software product capitalised in accordance with the provisions of US Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". Capitalisation begins when technological feasibility has been established and ends when the product is available for license to customers. Capitalised costs are amortised on a straight line basis over the estimated product life, or on the ratio of current revenues to total project revenues, whichever is greater.

The product development costs capitalised for Australian generally accepted accounting principles did not meet the requirements of SFAS 86. This difference from US GAAP is include in the reconciliation of net income
(loss) and shareholder's equity below.

(c)  CASH

The definition of cash included in Note 1 Summary of Significant Accounting Policy, describes cash as "cash on hand and in banks, and money market investments readily convertible to cash within 2 working days net of outstanding bank overdrafts" for the purposes of the Statement of Cash Flows. The inclusion of overdrafts in the definition of cash is not consistent with US GAAP, however as the company did not have an overdraft, no adjustment is required in the reconciliation to US GAAP.

ACCESS ONE PTY LTD     A.C.N. 070 546 977

RECONCILIATION OF NET INCOME (LOSS) AND SHAREHOLDERS' EQUITY TO US GAAP

The following is a reconciliation of the significant adjustments necessary to reconcile net income (loss) and shareholders' equity in accordance with US GAAP to the amounts determined under Australian GAAP for the year ended 30 June 1997 and the 11 months ended 30 June 1996.


                                                        Year ended 30 June
                                                 ------------------------------
                                                      1997              1996
                                                  ------------      -----------

Net loss as reported in the profit and loss
   statements according to Australian GAAP        $(10,961,163)     $(3,899,233)
Adjustments to accord with US GAAP:
     Deferred Revenue (a)                             (137,626)        (728,794)
     Product Development Costs (b)                     530,134         (530,134)
                                                   -----------       ----------
Net loss according to US GAAP                     $(10,568,655)     $(5,158,161)
                                                   -----------       ----------



                                                              At 30 June
                                                  ------------------------------
                                                      1997              1996
                                                  ------------       ----------

Shareholder's equity as reported in the profit
   and loss statements according to Australian
   GAAP                                           ($14,860,396)     ($3,899,233)
Cumulative adjustments required to accord with
   US GAAP
      Deferred Revenue (a)                            (866,420)        (728,794)
      Product Development Costs (b)                          0         (530,134)
                                                  ------------       ----------
Shareholder's equity  according to US GAAP        $(15,726,816)     $(5,158,161)
                                                   -----------       ----------


26.  RESTATEMENT OF 1996 FINANCIAL STATEMENTS

The financial statements of Access One Pty Ltd dated 11 February 1997 were qualified for the 11 months ended 30 June 1996.

The qualification was in respect of the company not amortising goodwill on the acquisition of the Access One business. Based on a cost of $2,522,969 and an estimated useful life of 10 years, the amortisation charged for the 11 months ended 30 June 1996 should have been $130,770.

The amount of $130,770 was subsequently expensed as amortisation of goodwill in the financial statements for the year ended 30 June 1997, dated 14 November 1997.

The results of Access One Pty Ltd have been restated in this report to recognise the amortisation of goodwill of $130,770 for the 11 months ended 30 June 1996.

ACCESS ONE PTY LTD     A.C.N. 070 546 977


26.  RESTATEMENT OF 1996 FINANCIAL STATEMENTS (CONTD.)

The impact of this restatement is as follows:

a) increase the loss for the 11 months ended 30 June 1996 by $130,770 to $3,899,233;

b) decrease the loss for the year ended 30 June 1997 by $130,770 to $10,961,163;

c) decrease the amount recorded for goodwill in Note 8 by $130,770 to $2,422,199 as at 30 June 1996.

REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS OF ACCESS ONE PTY LIMITED

We have audited the accompanying balance sheet of Access One Pty Limited as of June 30, 1996 and June 30, 1997, and the related statements of profit and loss and cash flows for the year ended June 30, 1997 and the 11 months ended 30 June 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Access One Pty Limited at June 30, 1996 and 1997 and the results of their operations and their cash flows for the 11 months ended June 30, 1996 and the year ended 1997 in conformity with Australian Accounting Standards.

Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States. The application of the generally accepted accounting principles in the United States would have affected the determination of consolidated operating loss for the 11 months ended June 30, 1996 and the year ended 1997 and the determination of the shareholders' equity at June 30, 1996 and 1997 to the extent summarised in Note 25 to the financial statements.

The accompanying financial statements have been prepared assuming that Access One Pty Limited will continue as a going concern. As more fully described in
Note 1, Access One has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result form the outcome of this uncertainty.


ERNST & YOUNG
Chartered Accountants

Sydney, Australia
November 21, 1997, except for Notes 25 and 26 for which the date is June 5, 1998.

                   PRO FORMA CONDENSED FINANCIAL INFORMATION


The following unaudited pro forma financial information gives effect to the acquisition by OzEmail Limited (the Company) of Access One Pty Ltd (Access One) in a transaction to be accounted for using the purchase method of accounting in accordance with APB Opinion No. 16 (the Acquisition). The unaudited pro forma information presents, on a U.S. GAAP basis, condensed pro forma financial information of the Company for the periods ended as of the dates indicated. The unaudited pro forma condensed statement of operations data is based on the historical financial statements of the Company and Access One and give effect to the transaction as if they had occurred on January 1, 1996 for the year ended December 31, 1996 and for the nine months ended September 30, 1997. The unaudited pro forma condensed balance sheet information is based on the individual balances sheets of the Company and Access One and gives effect to the transaction as if it occurred on September 30, 1997.

The pro forma condensed financial information set forth below reflects pro forma adjustments that are based on upon available information and certain assumptions that the Company believes are reasonable. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the time of the transaction. Any changes to adjustments included in the unaudited pro forma condensed financial information , arising as a result of additional information becoming available are expected to be immaterial. The Company's consideration is subject to a working capital adjustment representing the adjustment to the fair value of net assets acquired as further detailed in Note (b) to the pro forma financial information. The goodwill as calculated as if the transaction occurred on September 30, 1997 does not include the operating losses which occurred for the period from September 30, 1997 through to the acquisition date of November 25, 1997 of approximately A$3,531,000. The Company does not expect, other than the matter discussed herein, significant adjustments to the purchase price. Accordingly, actual amounts will differ from those in the unaudited pro forma condensed financial information. The Company expects to finalize the working capital adjustment prior to December 31, 1998.


The unaudited pro forma condensed financial information is not necessarily an indication of the results that would have been achieved had such transaction been consummated as of the dates indicated or that may be achieved in the future. The unaudited pro forma financial information should be read in conjunction with the historical financial statements and notes thereto of the Company and Access One.

                       PRO FORMA CONDENSED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997

                                  (UNAUDITED)


                                                                 HISTORICAL                 PRO FORMA
                                                            OZEMAIL   ACCESS ONE     ADJUSTMENTS   COMBINED
ASSETS:
Cash and cash equivalents                                    55,343       1,170       (5,000)(a)      51,513
Accounts Receivable                                           6,203       2,121                        8,324
Other                                                         1,498         595        3,235 (b)       5,328
                                                            ------------------------------------------------
TOTAL CURRENT ASSETS                                         63,044       3,886       (1,765)         65,165
Property and equipment, net                                  21,918       1,906            -          23,824
Goodwill                                                         88       2,103       15,396(c)       17,587
Other                                                         3,105         262            -           3,367
                                                            ------------------------------------------------
TOTAL ASSETS                                                 88,155       8,157       13,631         109,943
                                                            ================================================

LIABILITIES
Accounts payable and accrued expenses                        12,583       4,912         (1,500)(b)    15,995
Other current liabilities                                    25,853       1,065        5,978(a)(b)    32,896
                                                            ------------------------------------------------
TOTAL CURRENT LIABILITIES                                    38,436       5,977        4,478          48,891
Long term debt                                                4,120      17,560      (17,560)(b)       4,120
Related party debt
                                                            ------------------------------------------------
TOTAL LIABILITIES                                            42,556      23,537      (13,082)         53,011
                                                            ------------------------------------------------
SHAREHOLDERS' EQUITY
Capital stock                                                   415           2           27(a)(c)       444
Additional paid in capital                                   53,331           -       11,304(a)(c)    64,635
Retained earnings/(accumulated deficit)                      (8,151)    (15,382)      15,382(c)       (8,151)
Reserves                                                          4           -            -               4
                                                            ------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                   45,599     (15,380)      26,713          56,932
                                                            ------------------------------------------------
TOTAL LIABILITY AND SE                                       88,155       8,157       13,631         109,943
                                                            ================================================

See accompanying notes to unaudited pro forma condensed financial information

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996

                                  (UNAUDITED)

                                (IN THOUSANDS)



                                                                 HISTORICAL                 PRO FORMA
                                                            OZEMAIL   ACCESS ONE     ADJUSTMENTS    COMBINED
NET REVENUES                                                 27,784     14,843             -          42,627
Cost of revenues                                             15,725      13,047            -          28,772
Sales and marketing                                           7,617       5,348            -          12,965
Product development                                           2,284         530            -           2,814
General and administrative                                    4,157       2,621            -           6,778
Amortization of Goodwill                                          -         227        3,273(d)        3,500
                                                            ------------------------------------------------

Income (loss) from operations                                (1,999)     (6,930)      (3,273)        (12,202)
Interest income(expense) net                                  2,090        (830)           -           1,260
Other income                                                    882           -            -             882
                                                            ------------------------------------------------
Income (loss) before income taxes                               973      (7,760)      (3,273)        (10,060)
(Provision) benefit for income taxes                           (556)          -            -            (556)
Minority equity interest                                         17           -            -              17
                                                            ------------------------------------------------
Net income (loss)                                               434      (7,760)      (3,273)        (10,599)
                                                            ================================================
Basic net income (loss) per share                              0.01         N/A          N/A           (0.11)
Diluted net income (loss) per share                            0.01         N/A          N/A           (0.11)
                                                            ================================================

Basic weighted average shares outstanding (thousands)        89,286         N/A       10,000(e)       99,286
Diluted weighted average shares outstanding (thousands)      94,986         N/A        4,300(e)       99,286
                                                            ================================================

See accompanying notes to unaudited pro forma condensed financial information

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED 30 SEPTEMBER, 1997

                                  (UNAUDITED)

                                (IN THOUSANDS)


                                                                 HISTORICAL                 PRO FORMA
                                                            OZEMAIL   ACCESS ONE     ADJUSTMENTS    COMBINED
NET REVENUES                                                 38,557      18,610            -          57,167
Cost of revenues                                             23,466      16,054            -          39,520
Sales and marketing                                           9,617       3,457            -          13,074
Product development                                           6,945           -            -           6,945
General and administrative                                    6,373       3,078            -           9,451
Amortization of Goodwill                                          -         193        2,432 (d)       2,625
                                                            ------------------------------------------------
Income (loss) from operations                                (7,844)     (4,172)      (2,432)        (14.448)
Interest income(expense) net                                  2,747        (992)           -           1,755
Other income (expense)                                         (112)          4            -            (108)
Income (loss) before income taxes                            (5,209)     (5,160)      (2,432)        (12,801)
(Provision) benefit for income taxes                         (3,794)          -            -          (3,794)
Net income (loss)                                            (9,003)     (5,160)      (2,432)        (16,595)
Basic net income (loss) per share                             (0.09)        N/A          N/A           (0.15)
Diluted net income (loss) per share                           (0.09)        N/A          N/A           (0.15)
Basic weighted average shares outstanding (thousands)       103,555         N/A       10,000 (e)     113,555
Diluted weighted average shares outstanding (thousands)     103,555         N/A       10,000 (e)     113,555


See accompanying notes to unaudited pro forma condensed financial information

               NOTES TO PROFORMA CONDENSED FINANCIAL INFORMATION

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   (UNAUDITED)


(a)  To reflect consideration issued in connection with the Acquisition.
     Such consideration consisted of (i) A$5,000 of cash paid by the Company from existing cash balances and (ii) the issuance of 10,000 ordinary shares valued at A$15,740. Under the terms of the Agreement, 7,200 ordinary shares (valued at A$11,333) were issued at closing and 2,880 ordinary shares (valued at A$4,407) will be issued upon determination of a working capital adjustment calculated in accordance with the Agreement. The value of the unissued 2,800 shares has been included as a liability in the pro forma financial information. Management expects the unissued shares to be issued and the working capital adjustment to be resolved prior to December 31, 1998. There are no contingencies noted in connection with the unissued shares.


(b) To record adjustments required to reflect the tangible assets acquired and liabilities assumed in connection with the acquisition. For purposes of this pro forma financial information, the carrying values of tangible assets acquired and liabilities assumed are assumed to approximate fair value on the date of the acquisition. In addition, the Company has recorded the following adjustments to reflect the fair value of tangible assets acquired and liabilities assumed:


          1. In connection with the acquisition the Company received options to acquire 4,160 unlisted ordinary shares of Solution 6 (the parent of Access One) at an exercise price of A$0.75. The options have been valued at the fair market value of A$1,023 as determined on November, 25 1997, using the Black Scholes option pricing model, and have been included within other current assets in the accompany pro forma financial information. The options expire November 25, 2000.

          2. The Company estimates that resolution of the working capital adjustment, calculated in accordance with the Agreement, will result in the Company receiving $2,212 from Solution 6. Such amount has been recorded as an other current assets in the accompany pro forma financial information. The Company expects the working capital adjustment to be resolved prior to December 31, 1998

          3. The Company has developed plans to integrate and rationalize the operations of Access One subsequent to the Acquisition. The Company has recorded liabilities of A$1,000 to reflect costs expected to be incurred in the near term in connection with the integration and rationalization.

          4. In connection with the Acquisition, the Company has agreed to assume capital lease obligations totaling A$571 previously recorded by Solution 6.

          5.   In connection with the Acquisition, Solution 6 has agreed
               (i) repay accounts payable and accrued expenses of Access One totaling approximately A$1,500, and (ii) transfer the intercompany borrowings by Access One from Solution 6 of A$17,560 to the Company. The intercompany borrowing is recognized in the Company, where provision for recoverability is made before the amount is eliminated on consolidation of the Access One financials in the accompanying pro forma financial information.


(c) To eliminate historical pre acquisition losses and share capital of Access One and the historical net intangible asset balances of Access One of A$2,103 and to record the excess value of the acquisition price over the fair value of assets and liabilities as goodwill. Goodwill will be amortized on a straight-line basis over its estimated life of five years. No amount has been allocated to other intangible assets as (i) such balances are considered to be immaterial, and (ii) the useful lives of other intangible assets are assumed to be similar to the life assigned to Goodwill.

(d) To record the amortization of Goodwill acquired in the transaction and reverse goodwill amortization in the Access One historical financial statements.

(e) To adjust weighted average shares for (i) shares issued as part of the consideration give to Solution 6 in acquiring Access One and (ii) to adjust for the dilutive shares taken into consideration under reported profits when the combined results reflect a loss.

(f) The Access One AGAAP historical financial statements have been adjusted for the items noted in note 25 o f Access One financial statements, to be properly stated in accordance with US GAAP:

                                   12 months ended         9 months ended
                                  December 31, 1996       September 30, 1997
                                  ------------------------------------------
                                      Inc (dec)               Inc (dec)

     Revenue                          (A$357)                  A$94
     Product Development Costs         A$531                  (A$531)


     An adjustment to reduce revenues of A$489 would also be required to be made to the Access One AGAAP financial statements for the period prior to January 1, 1996 to adjust for the deferral of revenues.

     The AGAAP liability for deferred revenue has been increased by $752 at September 30, 1997 to comply with US GAAP.

                                  APPENDIX C

                   FORM 6-K FOR QUARTER ENDED 30 JUNE, 1998
                                (Section 12.4)

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 6-K

                      REPORT OF FOREIGN PRIVATE ISSUER
                    PURSUANT TO RULE 13A-16 OR 15D-16 OF
                    THE SECURITIES EXCHANGE ACT OF 1934

                    For the Quarter Ending June 30,1998

                              OZEMAIL LIMITED
                              ACN 066 387 157

 OZEMAIL CENTRE, 39 HERBERT STREET, ST. LEONARDS NEW SOUTH WALES 2065 AUSTRALIA
                  (Address of principal executive offices)

(Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.)

                    FORM 20-F   X      FORM 40-F
                             -------             ------

(Indicate by check mark whether the registrant by furnishing the information contained in this form is also thereby furnishing the information to the commission pursuant to rule 12g3-2(b) under the Securities Exchange Act of 1934.)

                          YES                  NO  X
                             -------             ------

                                    FORM 6-K

                       FOR THE QUARTER ENDED JUNE 30, 1998

                                      INDEX

PART I.  FINANCIAL INFORMATION

               ITEM 1

               CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

               Condensed Consolidated Balance Sheet as of December 31, 1997 and June 30, 1998.

               Condensed Consolidated Statement of Operations for the Three Months Ended June 30, 1997 and 1998 and for the Six Months Ended

               June 30, 1997 and 1998.

               Condensed Consolidated Statement of Cash Flows for the Six Months Ended June 30, 1997 and 1998.

               Notes to Condensed Consolidated Interim Financial Statements

               ITEM 2

               Management's Discussion and Analysis of Financial Condition and Results of Operations

               SIGNATURES

                                 OZEMAIL LIMITED
                      CONDENSED CONSOLIDATED BALANCE SHEET
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                                   DECEMBER 31,    JUNE 30,
ASSETS                                                                 1997          1998
                                                                   ------------  ------------

CURRENT ASSETS:

Cash and cash equivalents                                             A$ 51,614     A$ 15,984
Restricted term deposits                                                     --         3,720
Accounts receivable - trade, net of allowances of A$889 and
A$2,417, respectively                                                     8,427        13,026
Receivable from shareholder                                                  32            --
Other receivables                                                         2,331         1,707
Income tax receivable                                                        --           509
Other current assets                                                      2,520         3,838
                                                                     ----------     ---------
         TOTAL CURRENT ASSETS                                            64,924        38,784

Plant and equipment, net                                                 27,179        27,413
Non-current investments                                                   1,559         1,535
Goodwill and other intangibles                                           19,839        21,945
Restricted term deposits                                                     --         4,585
Net deferred tax assets                                                     285         2,114
Other non-current assets                                                     --         3,558
                                                                     ----------     ---------
TOTAL ASSETS                                                         A$ 113,786     A$ 99,934
                                                                     ==========     =========
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts payable                                                      A$ 19,936     A$ 20,015
Deferred consideration                                                    4,407         4,407
Current portion of financing - lease liability                            3,836         4,684
Short term loan - due to Metro                                            2,043            --
Accrued expenses and other liabilities                                    7,513         4,399
Deposits under agreements with Metro                                     18,686            --
Income taxes payable                                                      3,776            --
                                                                     ----------     ---------
         TOTAL CURRENT LIABILITIES                                       60,197        33,505
Non-current portion of financing - lease liability                        4,423         2,690
                                                                     ----------     ---------
         TOTAL LIABILITIES                                               64,620        36,195
                                                                     ----------     ---------

Commitments and contingencies (Note 8)                                       --            --

SHAREHOLDERS' EQUITY:

Ordinary Shares, A$0.004 par value; 1,250,000,000 shares
authorized; 111,000,010 and 121,448,250 shares issued and
outstanding, respectively                                                   444           486
Additional paid-in capital                                               64,636        89,570
Accumulated deficit                                                     (15,916)      (23,449)
Dividends                                                                    --        (2,858)
Other comprehensive income (loss), net                                        2           (10)
                                                                     ----------     ---------
         TOTAL SHAREHOLDERS' EQUITY                                      49,166        63,739
                                                                     ----------     ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                           A$ 113,786     A$ 99,934
                                                                     ==========     =========

         The accompanying notes are an integral part of these condensed consolidated interim financial statements.

                                 OZEMAIL LIMITED


                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                       THREE MONTHS ENDED                SIX MONTHS ENDED
                                                              JUNE 30,                       JUNE 30,

                                                      1997             1998             1997           1998
                                                  --------------  --------------  --------------  --------------

Net revenues                                           A$ 13,077       A$ 27,402       A$ 23,829       A$ 49,434

Costs and expenses:
Cost of revenues - network operations and support          3,842           6,606           7,008          12,540
Cost of revenues - communications and other                4,604           9,686           8,050          19,252
Sales and marketing                                        3,013           5,716           5,772          10,473
Product development                                        3,423           1,737           5,095           3,253
General and administrative                                 3,502           5,718           4,944           9,977
Amortization of goodwill and other intangibles                 -           1,359               -           2,490
                                                  --------------  --------------  --------------  --------------
Total costs and expenses                                  18,384          30,822          30,869          57,985
                                                  --------------  --------------  --------------  --------------
Loss from operations                                      (5,307)         (3,420)         (7,040)         (8,551)

Other income (expense):
     Foreign exchange gain, net                                -             321               4             235
     Interest income                                         552             288           1,107             786
     Other income (expense), net                               -              63             941             225
     Interest expense                                       (112)           (153)           (123)           (329)
                                                  --------------  --------------  --------------  --------------
Loss before provision for income taxes                    (4,867)         (2,901)         (5,111)         (7,634)

Income tax (expense) benefit                              (3,423)           (362)         (3,495)            101
                                                  --------------  --------------  --------------  --------------
Net loss                                               A$ (8,290)      A$ (3,263)      A$ (8,606)      A$ (7,533)
                                                  ==============  ==============  ==============  ==============

Basic loss per ordinary share                           A$ (0.08)      A$ (0.027)      A$ (0.083)      A$ (0.064)
                                                  ==============  ==============  ==============  ==============
Diluted loss per ordinary share                         A$ (0.08)      A$ (0.027)      A$ (0.083)      A$ (0.064)
                                                  ==============  ==============  ==============  ==============

Weighted average ordinary shares and share
equivalents
- - Basic                                                103,500         122,797         103,500         118,459
                                                  ==============  ==============  ==============  ==============
- - Diluted                                              103,500         122,797         103,500         118,459
                                                  ==============  ==============  ==============  ==============

Basic loss per ADS                                     A$  (0.80)      A$  (0.27)      A$  (0.83)      A$  (0.64)
                                                  ==============  ==============  ==============  ==============
Diluted loss per ADS                                   A$  (0.80)      A$  (0.27)      A$  (0.83)      A$  (0.64)
                                                  ==============  ==============  ==============  ==============

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

                              OZEMAIL LIMITED
               CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                               (IN THOUSANDS)
                                (UNAUDITED)

                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                 --------------------------------
                                                                      1997             1998
                                                                 ---------------  ---------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                A$(8,606)       A$ (7,533)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization                                              3,280            9,313
Allowance for bad and doubtful accounts                                    1,064            1,296
Writeback of provisions and expenses incurred                               (556)               -
Loss/(gain) on disposal of plant and equipment                                 5               (5)
Gain on sale of investment in Softbank                                      (775)               -
Changes in assets and liabilities net of effects from purchase of
Camtech:
     Accounts receivable                                                  (1,203)          (6,127)
     Receivable from shareholder                                               -               32
     Other current assets                                                 (1,484)          (1,310)
     Accounts payable                                                      1,026           (1,211)
     Accrued expenses and other current
     liabilities                                                           2,347           (2,616)
Increase/(decrease) in income taxes payable/receivable, net                3,870           (4,285)
Increase in deferred income taxes                                           (451)          (1,829)
                                                                 ---------------  ---------------
NET CASH USED IN OPERATING ACTIVITIES                                     (1,483)         (14,275)
                                                                 ---------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Sale of plant and equipment                                                   38               20
Sale of non current investment                                                 -               24
Purchase of plant and equipment                                           (7,560)          (6,716)
Purchase of trade name                                                         -              (77)
Deposit payment for Southern Cross Cable (Note 6)                              -           (3,558)
Payments for restricted term deposits related to
infrastructure purchases (Note 4)                                              -           (6,085)
Distribution to minority shareholders                                       (896)               -
                                                                 ---------------  ---------------
NET CASH USED IN INVESTING ACTIVITIES                                     (8,418)         (16,392)
                                                                 ---------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:

Net proceeds from sale and leaseback transactions                          5,000                -
Payments under finance lease obligations                                    (980)          (2,187)
Payment of dividends                                                           -           (2,858)
Payments for restricted term deposits under finance lease
obligations (Note 4)                                                           -           (2,220)
Proceeds from common stock issued upon exercise of options                     -            2,314
Proceeds from bank overdraft                                                 120                -
                                                                 ---------------  ---------------
NET CASH PROVIDED BY / (USED IN) FINANCING ACTIVITIES                      4,140           (4,951)

Effect of exchange rate changes                                               (5)             (12)
                                                                 ---------------  ---------------
Decrease in cash                                                          (5,766)         (35,630)
Cash and cash equivalents at the beginning of the period                  44,615           51,614
                                                                 ---------------  ---------------
Cash at the end of the period                                           A$38,849        A $15,984
                                                                 ===============  ===============

 The accompanying notes are an integral part of these condensed consolidated interim financial statements.

                              OZEMAIL LIMITED
               CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                     (DOLLARS AND SHARES IN THOUSANDS)

                                                              RETAINED
                                                      ADDITIONAL       EARNINGS                        OTHER               TOTAL
                                                        PAID-IN      (ACCUMULATED                   COMPREHENSIVE     SHAREHOLDERS'
                                 SHARES     DOLLARS     CAPITAL        DEFICIT)       DIVIDENDS        INCOME              EQUITY
                                 ------     -------   ----------     ------------     ---------     -------------     -------------
BALANCE AT DECEMBER 31, 1997    111,000       A$444     A$64,636        A$(15,916)     A$-                  A$  2          A$49,166

  Issuance of Ordinary
  Shares as part of
  Purchase of OzEmail
  Interline (Note 1)              5,400          22       19,863               --            --                --            19,885

  Issuance of Ordinary
  Shares as part of
  Purchase of
  Camtech SA Pty Limited          1,103           4        2,773               --            --                --             2,777

  Common stock issued
  upon exercise of
  options                         3,945          16        2,298               --            --                --             2,314

  Payment of dividends               --          --          --                --        (2,858)               --            (2,858)

  Other comprehensive
  income                             --          --           --               --            --               (12)              (12)

  Net (loss)                         --          --           --           (7,533)           --                --            (7,533)
                                -------     -------     --------        ---------     ---------         ---------         ---------

  BALANCE AT JUNE 30, 1998      121,448       A$486     A$89,570        A$(23,449)     A$(2,858)            A$(10)         A$63,739
                                =======     =======     ========       ==========     =========           =======         =========

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

                              OZEMAIL LIMITED

 NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - THE COMPANY

The Company

          OzEmail Limited (the "Company" or "OzEmail") and its subsidiaries provide Internet access and other value added services in Australia and New Zealand.

          In April 1998, OzEmail bought out Metro Holdings' AG ("Metro") equity interest in OzEmail Interline, thereby increasing its equity interest to 88%. OzEmail issued 5,400,000 Ordinary Shares with a market value per Ordinary Share of US$2.2125, giving rise to a total consideration of A$18,520,000. Metro also agreed to forgive a debt of A$2,043,000 owed by OzEmail Interline. At the same time, OzEmail and Metro agreed to terminate the Metro exclusive license agreement for no consideration.

          On May 29, 1998, approximately 3,000,000 of OzEmail's Ordinary Shares held by the founders of the Company were listed and sold on the Australian Securities Exchange (ASX). The Company did not receive any proceeds from this listing.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

          The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information and in accordance with Article 10 of Regulation S-X. The condensed balance sheet as of December 31, 1997 and June 30, 1998, the condensed statement of operations for the three and six months ended June 30, 1997 and 1998, and the condensed statement of cash flows for the six months ended June 30, 1997 and 1998 have been prepared by the Company, and have not been audited. In the opinion of management, these interim financial statements reflect all adjustments, consisting of normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows of the Company at June 30, 1998, and for all periods presented. Although the Company believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information normally included in financial statements and related footnotes prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying financial statements should be reviewed in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

          The results for the three and six month period ended June 30, 1998, are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 1998, or any future period.

          The Company conducts most of its business in Australian dollars. Amounts included in the financial statements and in notes herein are in Australian dollars and referenced as "A$." References to "US$" are to United States dollars and references to "NZ$" are to New Zealand dollars.

Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation

          The Consolidated Financial Statements include the accounts of OzEmail and its controlled subsidiaries: Voyager; Access One; OzEmail Interline; OzEmail Fax Investments; OzEmail West; OzEmail Technologies; Web Wide Media; and Cyber Publications. All intercompany accounts and transactions have been eliminated.

          Losses in excess of minority interest in consolidated subsidiaries are fully provided for by the Company.

Business Combinations

          Business combinations which have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the companies acquired are recorded at their estimated fair value at the date of acquisition.

Revenue recognition

          The Company's net revenues consist primarily of hourly connect time and monthly user charges for access to the Internet and are recognized over the period such services are rendered, if collection of the resulting receivable is deemed probable and provided no significant obligations remain outstanding. Net revenues also include charges for one-time Internet registration; sales of the Company's value added services; set-up and establishment fees; and advertising revenues received from the provision of online content. Revenues from registration, set-up and establishment fees are recognized at the time registration, set-up and establishment services are completed and related software, hardware and other services are delivered or provided. Revenues for product sales and related Internet services are recognized as products and services are delivered or rendered.

          The Company has also derived revenues from: license fees for licensing of the Internet telephony service offering network affiliates and in respect to the timed charges for the provision of the OzEmail Phone Internet telephony service in Australia.

          In conjunction with providing hourly and monthly Internet access, the Company provides free telephone technical support to its customers. Costs of these services are expensed in the period incurred to match the related revenues recognized from access to the Internet.

Cost of revenues

          The Company segregates its cost of revenues into two categories:
"network operations and support" and "communications and other."

          Cost of revenues - network operations and support includes: technical and customer support staff; network and equipment maintenance and support; depreciation expense on network equipment; amortization of capitalized telecommunication installation costs and applicable overhead costs.

          Cost of revenues - communications and other includes: monthly telecommunications expenses; a fee payable as a percentage of revenue to the New South Wales government for revenues sourced from government customers; merchant commissions on credit card sales; cost of domain name registrations; and cost of other products sold by the Company.

        Cost of revenues in respect to license revenue is considered negligible.

Earnings per share

        Following is a reconciliation of the numerators and denominators of the Basic and Diluted EPS computations for the periods presented below (information has also been provided for Basic and Diluted earnings per ADS) (dollars and shares in thousands, except earnings per share data):

                                                            THREE MONTHS                     SIX MONTHS
                                                            ENDED JUNE 30,                  ENDED JUNE 30,

                                                         1997           1998           1997           1998
Numerator

Net loss                                                A$(8,290)      A$(3,263)      A$(8,606)      A$(7,533)
                                                       =========      =========      =========      =========

Denominator for basic earnings per ordinary share

Weighted ordinary shares                                 103,500        119,997        103,500        115,659
Weighted contingently issuable ordinary shares                 -          2,800              -          2,800
                                                       ---------      ---------      ---------      ---------
                                                         103,500        122,797        103,500        118,459
                                                       =========      =========      =========      =========


Effect of dilutive securities                                  -              -              -              -
                                                        --------      ---------      ---------      ---------
Denominator for diluted earnings per                     103,500        122,797        103,500        118,459
ordinary share                                          ========      =========      =========      =========

Loss per ordinary share

   Basic                                                 A$(0.08)      A$(0.027)      A$(0.083)      A$(0.064)
                                                        ========      =========      =========      =========
   Diluted                                               A$(0.08)      A$(0.027)      A$(0.083)      A$(0.064)
                                                        ========      =========      =========      =========

Loss per ADS (1 ADS is equivalent to 10 ordinary shares):

Basic                                                    A$(0.80)       A$(0.27)       A$(0.83)       A$(0.64)
                                                        ========      =========      =========      =========
Diluted                                                  A$(0.80)       A$(0.27)       A$(0.83)       A$(0.64)
                                                        ========      =========      =========      =========

         Net loss used in the computation of basic and diluted earnings per share is not affected by the assumed issuance of stock under the Company's stock plans and is therefore the same under both calculations.

         Contingently issued ADS's represent shares to be issued in connection with the acquisition of Access One for which all conditions have been met for issuance as of December 31, 1997 and such shares have therefore been included within the calculation of basic earnings per ADS.

         Options to purchase approximately 8,896,000 and 5,833,000 Ordinary Shares were outstanding for the three months ended June 30, 1997 and 1998, respectively, but were excluded from the respective computation of diluted earnings per share because the Company was in a net loss position during this period and to include these options would be anti-dilutive.

Goodwill and other intangibles

        Goodwill consists of the excess of cost over estimated fair value of net assets acquired and certain other intangibles relating to purchase transactions. Goodwill and intangibles are primarily amortized over 5 years. In the second quarter of 1998, amortization costs associated with goodwill and intangibles was A$1,359,000. The Company periodically evaluates the carrying value of goodwill and other intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If such circumstances arise, the Company would use an estimate of the undiscounted value of expected future operating cash flows to determine whether goodwill and intangibles are recoverable. If the review indicates that goodwill or intangibles will not be recoverable, the associated asset will be reduced to its estimated recoverable value in the respective period.

Dividends

        Any dividend payments made by the Company would, under the Australian Corporations Law, be limited to the Company's aggregate of amounts available for distribution, which aggregated A$3,840,000 at December 31, 1997 as determined under the Australian Corporations Law. The Directors of the Company declared a fully franked dividend of A$0.025 per share (A$0.25 per ADS) with an Australian ex-dividend date of March 26, 1998 and an Australian dividend payable date of March 27, 1998. The dividend was payable in Australian dollars to those holders of Ordinary Shares. The Bank of New York is responsible for distributing the dividend holders of ADSs in the US dollar equivalent of the Australian dollar payment. The Bank of New York, as depositary of the ADSs, set the ex-dividend date for holders of ADSs as March 21, 1998 American Eastern Standard time, with a dividend payable date of April 6, 1998 American Eastern Standard time.

Recent accounting pronouncements

      In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" (SFAS 130), and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). The Company will be required to adopt both statements for the year ended December 31, 1998. Under SFAS No. 130, companies are required to report in the financial statements, in addition to net income, comprehensive income including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. The Company has adopted SFAS 130 for the purposes of these financial statements in this Form 6-K. Such adoption did not have a material impact. Currently, net income and comprehensive income of the Company is not materially different. SFAS No. 131 requires that companies report separately, in the financial statements, certain financial and descriptive information about operating segments, if applicable. The Company is currently assessing its disclosure requirements under SFAS No. 131.

          In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This Statement of Position
(SOP) provides guidance on accounting for the costs of computer software developed or obtained for internal use and requires that computer software costs that are incurred in the preliminary project stage, as defined by the standard, should be expensed as incurred. Once the capitalization criteria of the SOP have been met, external direct costs of materials and services consumed in developing or obtaining internal-use computer software; payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project (to the extent of the time spent directly on the project) and certain other costs incurred when developing computer software for internal use should be capitalized. The standard is effective for fiscal years beginning after December 15, 1997. The Company has adopted this standard in the first quarter of 1998 the impact of which was not material.

          On June 15, 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999 (January 1, 2000 for the Company). SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. From time to time the Company has, and may in the future, enter into foreign currency contracts solely for hedging purposes. As of December 31, 1997 and June 30, 1998 there were no outstanding derivative instruments. As the Company's hedging activities are currently limited, management anticipates that the adoption of SFAS 133 will not have a significant effect on the Company's results of operations or its financial position.

NOTE 3 - PLANT AND EQUIPMENT

                                                            DECEMBER 31,        JUNE 30,
                                                               1997               1998
                                                                    (IN THOUSANDS)

Plant and equipment consisted of the following:
  Telecommunications plant and equipment                    A$ 11,619           A$ 13,379
  Telecommunications plant and equipment      under
  finance lease                                                 6,522               6,702
  Computer equipment                                           13,112              16,476
  Computer equipment under finance lease                        3,739               4,851
  Furniture and fittings                                        1,746               2,121
  Leasehold improvements                                        1,917               2,044
                                                            ---------           ---------
                                                               38,655              45,573
Accumulated depreciation and amortization                     (11,476)            (18,160)
                                                            ---------           ---------
Net plant and equipment                                     A$ 27,179            A$27,413
                                                            =========           =========

NOTE 4 - RESTRICTED TERM DEPOSITS

          As at June 30, 1998, the Company had A$3,720,000 and A$4,585,000 of cash held in current and non-current restricted term deposits, respectively, as a condition of various telecommunication related agreements. The term deposits classified as a non-current asset are denominated in US dollars totaling US$2,770,000 and will not be available for use by the Company for at least twelve months.

NOTE 5 - ACQUISITIONS

          On May 8, 1998, the Company signed binding heads of agreement to acquire 55% of the share capital of PowerUp Pty Limited ("PowerUp"), an Internet service provider business based in the state of Queensland, after PowerUp acquires the business of Web Central Pty Limited ("Web Central"), a web hosting business based in Queensland which is controlled by the directors of PowerUp. Completion of the acquisition is contemplated to be during the third quarter of 1998, for a purchase consideration of 55% of 80% of annualized March 1998

WebCentral revenues and 55% of 60% of annualized March 1998 PowerUp revenues, less A$300,000 and less any amount by which the total current liabilities of PowerUp and WebCentral exceed A$380,000. The consideration is payable by allotting an amount of OzEmail Ordinary Shares which is calculated by dividing the purchase consideration by the OzEmail ADS price that was current on May 8, 1998.

          On March 31, 1998, the Company acquired the Internet access business assets and liabilities from Camtech SA Pty Limited ("Camtech"), situated in South Australia. The consideration for the acquisition will be equal to two thirds of Camtech's revenues over the twelve months from March 31, 1998. The immediate payment to Camtech was 1,103,240 Ordinary Shares valued at approximately A$2,777,000 at US$16.525 per ADS (1 ADS representing 10 Ordinary Shares). Goodwill of A$3,270,000 has been recognised after allowing for the estimated fair value of net assets at the date of acquisition and is to be amortised over five years. Any balance payment will be made at the end of the first quarter of 1999. Second, as an incentive to assist in the development of the business, the principals of Camtech will receive from Camtech a payment of 5% of the Internet access revenues arising from the business over the next two years. These payments will be expensed as incurred. The pro-forma effect on the six-month period ended June 30, 1998 is considered immaterial.

NOTE 6 - INTERNATIONAL TRANSMISSION CAPACITY

          In May 1998 the Company, by a wholly owned subsidiary, entered into a partly oral, partly written agreement with Southern Cross Cables Limited ("SX") to obtain capacity through an indefeasible right of use ("IRU") of a fibre optic submarine cable network linking Australia, New Zealand and the United States (the "Cable") for consideration totaling US$12,600,000. This agreement will be finalized by August 31, 1998. The Company's IRU of bandwidth capacity in the Southern Cross Cable is anticipated to provide increased service to its customers at reduced telecommunication costs to the Company. Pursuant to the agreement, the Company was required to pay a discounted part prepayment of US$2,217,000 that has been included in Other non-current assets in the accompanying June 30, 1998 Condensed Consolidated Balance Sheet. As of June 30, 1998, the open commitments relating to this agreement were US$10,080,000 that will be due upon the Cable's ready for service date ("RFS") anticipated in the first quarter of 2000. As required by the underlying agreement, US$2,520,000 of the open commitment is held in a restricted term deposit as of June 30, 1998 (Note 4). The term of the agreement expires on the 15th anniversary of the RFS date, however, it may be extended for a maximum of an additional five years at the option of the Company.

          Additionally, the Company entered into a three-year agreement, commencing April 8, 1998, to lease trans-Pacific satellite services for the provision of data transmission from the United States to Australia. During April 1998, the Company completed testing the satellite link from the West Coast of the United States to its own earth stations in Sydney, Melbourne and Brisbane. Under the terms of the agreement, the Company was required to pay approximately A$789,000 plus associated taxes, fees and duties for the hardware necessary to transmit and receive the satellite signal. Monthly services fees of approximately US$233,000 are payable under the agreement, of which, US$1,306,000 were payable in advance. As of June 30, 1998, the remaining amounts payable under the service agreement approximate US$7,172,000.

NOTE 7 - INCOME TAXES

          Income before provision for income taxes in the second quarter of 1998 includes A$2,117,000 of losses relating to OzEmail Interline and A$368,000 of losses relating to the New Zealand operations of the Company's majority owned subsidiary Voyager.

          Both OzEmail Interline and Voyager (neither of which is a 100%-owned subsidiary of OzEmail), have incurred losses since their formation. As of June 30, 1998, the Company had A$8,962,000 and A$3,233,000 of net operating loss carryforwards associated with the OzEmail Interline and Voyager operations, respectively. These loss carryforwards are available to reduce future taxable income of either entity without any time limitation. However, the loss carryforwards will expire in the event of a change of ownership in these entities of greater than 51%. Management believes that the weight of available evidence indicates that it is more likely than not that these operations will not be able to utilize the net operating loss carryforwards, and thus a full valuation allowance of A$3,226,000 and A$1,164,000 has been recorded at June 30, 1998 with respect to OzEmail Interline and Voyager losses, respectively. If future evidence indicates that the Company will be likely to be able to utilize these operations' net operating loss carryforwards in future years, the valuation allowance will be reduced with a corresponding credit to the Company's tax expense. The Australian corporate tax rate is a flat rate of 36%.

NOTE 8 - CONTINGENCIES

Litigation

          On March 18, 1997, the Australasian Performing Rights Association ("APRA") filed a statement of claim against the Company. APRA claimed that the Company infringed copyright in a variety of musical works owned and controlled by APRA by permitting the Company's customers to download those works. APRA sought injunctive relief and damages against the Company. On June 5, 1998 the Company settled this claim. Under the terms of the settlement, the Company will make a payment to APRA but makes no admission of liability and APRA has undertaken not to institute further proceedings against the Company or any other ISP until June 30, 1999 or until new Australian Commonwealth legislation is enacted, whichever is earlier. The payment to APRA is not material to the Company's financial position or results of operations

          OzEmail owns an 80% equity interest in Voyager, with the remaining 20% equity interest held by two former directors of Voyager (the "Minority Shareholders"). OzEmail and the Minority Shareholders are parties to a Shareholders' Agreement setting out certain rights and restrictions on the employment and stock ownership of the Minority Shareholders. On January 2, 1997 the Minority Shareholders provided formal notice to OzEmail that they wished to exercise their option under the Shareholders Agreement to sell their shares in Voyager to OzEmail at fair value. The parties could not reach a consensus on the price at which such sale of shares would take place and the Minority Shareholders commenced proceedings in September, 1997, in the High Court of New Zealand for recovery of the share sale price. OzEmail has sought legal advice from legal counsel and is defending the matter. The Company has provided for an amount that it believes adequately covers the estimated fair value of the shares and all other costs associated with this claim. The matter has been set down for hearing in August 1998.

          In connection with the acquisition of Access One Pty Limited, as of June 1998, Solution 6 Holdings Limited ("Solution 6") and the Company have yet to reach an agreement as to the working capital adjustment. The Company does not believe that this matter will give rise to any material liability. However, there can be no assurance that the ultimate disposition of this matter will not have a material adverse impact on the business, results of operations or financial condition of the Company

          From time to time, the Company has received, and may in the future receive, notice of claims by other parties against the Company. As of the date of this Form 6-K, the Company is not a party to any other legal proceedings, and is not aware of any other pending or threatened proceedings the outcome of which, in the opinion of management, would have a material adverse impact on the Company's business, results of operations or financial condition.

NOTE 9 - STOCK OPTIONS

          In June 1998, the Directors approved a grant of 500,000 options to an employee to acquire 500,000 Ordinary Shares (equivalent to 50,000 ADSs) under the 1996 Stock Option Plan ("1996 Plan") at an exercise price approximately 12% below the fair market value of the Company's common stock at date of grant. Of these options, 50% vest in the option holder on March 31, 1999 and 50% vest on March 31, 2000. The charge to compensation expense during the second quarter of 1998 was diminimus.

          In January 1998, a total of 1,080,000 options to acquire 1,080,000 Ordinary Shares under the 1996 Plan were granted to employees at an exercise price equal to the fair market value of the Company's common stock at the date of grant. Of these options, 50% vest in the option holders on December 31, 1998, and 50% vest on December 31, 1999.

NOTE 10 - SUPPLEMENTAL CASH FLOW INFORMATION

          The Company entered into a sale and lease-back transaction in December 1997 to the value of A$1,303,000. The sale proceeds were received in the fourth quarter of 1997 and disclosed within accrued expenses and other liabilities in the Balance Sheet as of December 31, 1997. The lease commencement date was January 1, 1998, and the liability was reclassified as a lease liability on this date.

          As part of the consideration of the acquisition from Camtech of its Internet service business, the Company issued 1,103,240 Ordinary Shares for which no cash was received.

          As discussed in Note 1, during April 1998, the Company agreed to repurchase the equity interest in OzEmail Interline held by Metro and rescind the license agreement in exchange for issuing to Metro 5,400,000 of the Company's Ordinary Shares valued at A$18,520,000 on April 15, 1998. Metro also agreed to forgive a debt of A$2,043,000 currently owned by OzEmail Interline. Neither of these transactions had a cash impact.

NOTE 11 - SUBSEQUENT EVENT

          In a press release issued on August 10, 1998, filed with the SEC on a separate Form 6K, the Company announced a planned offering of public debt and equity to raise US$250 million in capital for infrastructure to be deployed for the purpose of acquiring or building communications infrastructure including significant additional dedicated capacity in the Southern Cross Trans Pacific Cable, and long distance, inter- and intra-city, fibre optic cable. See "Management's Discussion and Analysis of Financial Condition and Result of Operations - Liquidity and Capital Resources". This report does not constitute an offer of securities. Any offering of securities will be made by means of a prospectus. The debt securities will neither be offered nor sold in Australia.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

          Except for historical information contained herein, the matters discussed in this report contain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated by these forward-looking statements as a result of various factors, including those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. Factors that could cause or contribute to such differences include those discussed herein as well as those included in the documents that the Company files from time to time with the Securities and Exchange Commission. The Company disclaims any obligation to update its forward-looking statements.

OVERVIEW

          In the 1998 year to date, the Company has taken a number of steps in order to enhance its position in the Australian, Internet service market and in the Internet telephony sector. Such steps have included:

o acquisition of the Internet service business of Camtech (SA) Pty Limited ("Camtech"), a leading regional Internet service provider in South Australia;

o as part of its ongoing commitment to build the Internet market in Australia, OzEmail is now offering a flat rate pricing plan marketed as OzMegaSaver; to residents in Sydney, Melbourne and Brisbane for $44.95 per month; and

o the introduction of prepaid phone cards by OzEmail to allow users to place telephone calls over the Internet from existing tone dial telephones.

          In April 1998 OzEmail Limited announced two infrastructure initiatives. The Company has completed testing a T3 satellite link from the West Coast of the United States to its own Earth stations in Sydney, Melbourne and Brisbane. The Company also announced it is purchasing IRU's to acquire dedicated fibre capacity between the United States, New Zealand and Australia.

          On May 8, 1998, the Company signed binding heads of agreement to acquire 55% of the share capital of PowerUp Pty Limited ("PowerUp"), an Internet service provider business based in the state of Queensland, after PowerUp acquires the business of Web Central Pty Limited ("WebCentral"), a web hosting business based in Queensland which is controlled by the directors of PowerUp.

          On May 29, 1998, approximately 3,000,000 of OzEmail's Ordinary Shares held by the founders of the Company were listed and sold on the Australian Stock Exchange (ASX). The Company did not receive any proceeds from this listing.

          Pursuant to an agreement dated June 22, 1998, Telstra Corporation Limited ("Telstra") has agreed to supply the Company an accessible Telstra Accelerate ATM Network service ("ATM Network") to allow for the rationalization of the network requirements of the Company. The agreement term is for two years, commencing the effective date of the agreement, and may be continually renewed for two month periods at the option of both the Company and Telstra. The ATM Network is anticipated to be available to the Company during the third quarter of 1998.

          During the second quarter of 1998, the Company has entered into a two year contract with the Vocation Education and Training Corporation to provide Internet services, including an intranet and remote dial-up access services, to the Queensland Technical and Further Education ("TAFE") schools.

          Steps taken to enhance the International Interline Internet Telephony business include:

o a strengthened presence by OzEmail in OzEmail Interline through an agreement in April 1998 to exchange 5,400,000 OzEmail Ordinary Shares for Metro Holdings' 40% equity interest in OzEmail Interline, thereby increasing OzEmail's equity position in OzEmail Interline to 88%;

o an agreement with Cisco Systems Inc. to facilitate the deployment of Internet telephony gateways, roaming authentication and settlement services as part of the OzEmail Interline strategy of being a service provider to providers of Internet telephony services;

o an agreement with Bay Networks Inc. to collaborate on the integration and promotion of their respective Internet telephony technology, services and capabilities;

o an agreement with 13 worldwide affiliates to exclusively market and sub-license OzEmail Interline's Internet telephony gateways; and

o a decision to relocate the headquarters of OzEmail Interline to Silicon Valley in the United States in order to leverage off the intellectual capital to be found in this region.

POTENTIAL FLUCTUATIONS IN OPERATING RESULTS

          The Company's prospects should be considered in the light of the risks, expenses and difficulties frequently encountered by companies in the early stage of development, particularly companies in new and evolving markets. The Company's operating results may fluctuate significantly in the future as a result of a variety of factors, including user demand for Internet access and services, capital expenditures and other costs relating to the maintenance and expansion of operations, the number and mix of dial up and permanent customers, customer retention rates, pricing changes by the Company and its competitors, new service introductions by the Company and its competitors, delays or expense in obtaining necessary equipment, access to telecommunications transmission capacity supplied by telecommunication carriers, economic conditions in the Internet access and services industry, and general economic conditions. There can be no assurance that the Company will be able to offset the effects of any future price reductions or cost increases with increased numbers of customers, higher revenue from enhanced services, cost reductions or otherwise. There can be no assurance that revenue growth will continue or that the Company will in the future sustain profitability on either a quarterly or annual basis.

          The Company's expense levels are based in part on its expectations regarding future revenues and are fixed to a large extent in the short term. As a result, the Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Any significant revenue shortfall would therefore have a material adverse impact on the Company's results of operations.

          The Company has historically experienced a decrease in demand during Australia and New Zealand's summer months in December, January and February of each year. There can be no assurance that the Company's results in any future quarter will not be negatively affected by such trends.

RESULTS OF OPERATIONS

          The following table sets forth consolidated operating results of the Company as a percentage of net revenues for the periods indicated:

                                                THREE MONTHS                  SIX MONTHS
                                                   ENDED                         ENDED
                                                  JUNE 30,                      JUNE 30,
                                              1997        1998           1997           1998

Net revenues                                  100%        100%           100%           100%

Costs and expenses:

     Cost of revenues - network
     operations and support                   29.4        24.1           29.4           25.4
     Cost of revenues -
     communications and other                 35.2        35.3           33.8           38.9
     Sales and marketing                      23.0        20.9           24.2           21.2
     Product development                      26.2         6.3           21.4            6.6
     General and administrative               26.8        20.9           20.7           20.2
     Amortization of goodwill and
     other intangibles                         0.0         5.0            0.0            5.0
                                             -----------------------------------------------
Total costs and expenses                     140.6       112.5          129.5          117.3
                                             -----------------------------------------------
Loss from operations                         (40.6)      (12.5)         (29.5)         (17.3)

Foreign exchange gain, net                     0.0         1.2            0.0            0.5
Interest income (expense), net                 3.4         0.5            4.1            0.9
Other income (expense), net                    0.0         0.2            3.9            0.5
                                            ------------------------------------------------
Loss before provision for income taxes       (37.2)      (10.6)         (21.5)         (15.4)
                                            ------------------------------------------------
Net loss                                     (63.4)%     (11.9)%        (36.1)%        (15.2)%
                                            ================================================

 THREE MONTHS ENDED JUNE 30, 1998 COMPARED TO THREE MONTHS ENDED JUNE 30, 1997

          Net revenues consist primarily of hourly connect-time and monthly user charges for Internet access. Net revenues also include charges for one-time Internet registration; sales of the Company's value added services; set-up and establishment fees; and advertising revenues received from the provision of online content. The Company's revenues are recorded net of discounts and chargebacks. Revenues from access fees are recognized over the period services are provided. Revenues for product sales and related Internet services are recognized as products and services are delivered or rendered. The Company also derives license fee revenues from license fees for licensing of the Internet telephony service offering to network affiliates, and in respect to the time charges for the provision of the OzEmail Phone Internet telephony service offering in Australia. (See Note 2 of Notes to Consolidated Interim Financial Statements (Unaudited)).

          Net Revenues: Total net revenues grew by 109.5% to A$27,402,000 in the second quarter of 1998 from A$13,077,000 in the second quarter of 1997. The increase in revenues was attributable primarily to the inclusion of Access One sales revenue following its acquisition in November 1997; and the inclusion of Camtech sales revenue which was acquired on March 31, 1998. Second quarter 1998 revenues as compared to second quarter 1997 revenues on a pro forma basis, assuming the Access One acquisition had occurred on January 1, 1997, of A$19,785,000 increased 38.5%, attributable principally to: growth in the number of active enterprise and residential customers using the Company's services and increases in billable hours; and increased revenue from the usage of ISDN connections and permanent modems. As of June 30, 1998, the Company's active customer base consisted of approximately 202,700 active customer accounts as compared to approximately 121,000 active customer accounts as at June 30, 1997.

         Cost of Revenues - Network Operations and Support. Cost of revenues - network operations and support includes: technical and customer support staff; network and equipment maintenance and support; depreciation, amortization and operating lease rental expense on network equipment; amortization of capitalized telecommunication installation costs and applicable overhead costs. Cost of revenues - network operations and support increased 71.9% to A$6,606,000 in the second quarter of 1998 from A$3,842,000 in the second quarter of 1997, but decreased as a percentage of net revenues to 24.1% from 29.4%, respectively. The increase in cost of revenues in absolute terms was primarily attributable to: inclusion of Access One network operations and support costs following the Company's acquisition of Access One in November 1997; and increased staffing costs as a result of expansion of the Company's customer support staff in order to enhance the level of customer service. The decrease in cost of revenues - network operations and support as a percentage of net revenues was primarily attributable to lower network operations and support costs as a percentage of revenues recorded by subsidiaries that have been acquired or have commenced accruing revenue since the second quarter of 1997, particularly Access One, which has lower technical support and customer support staffing levels than OzEmail.

         Cost of Revenues - Communications and Other. Cost of revenues - communications and other includes: monthly telecommunications expenses; a fee payable as a percentage of revenue to the New South Wales government for revenues sourced from government customers; merchant commissions on credit card sales; cost of domain name registrations; and cost of other products sold by the Company. Cost of revenues - communications and other increased 110.4% to A$9,686,000 in the second quarter of 1998 from A$4,604,000 in the second quarter of 1997, and increased marginally as a percentage of net revenues to 35.3% from 35.2%, respectively. The increase in cost of revenues in absolute terms was primarily attributable to: increased usage of the Internet by active customer accounts; increased megabyte usage due to the adoption of higher-speed modems by the Company's active customer accounts and increases in permanent modem connections; and inclusion of Access One communications costs that include dedicated leased bandwidth capacity to the United States that was in excess of usage requirements. This bandwidth capacity was reduced in February 1998 and the results reflect the first full quarter impact of this reduction.

         Sales and Marketing. Sales and marketing expenses include: sales and marketing personnel; promotional expenses; expenses related to the provision of the Company's online content services; and allocable overheads. Specific marketing costs include advertising, co-operative disk bundling with computer hardware and modem manufacturers and retailers, computer fairs and registration starter disks. Sales and marketing expenses increased 89.7% to A$5,716,000 in the second quarter of 1998 from A$3,013,000 in the second quarter of 1997, but decreased as a percentage of net revenues to 20.9% from 23.0%, respectively. The increase in sales and marketing expenses in absolute terms was primarily attributable to: an increase in the cost of salaries and wages related to the hiring of additional sales staff.

          Product Development. Product development expenses include: development of the OzEmail Interline Internet telephony related products/software; research and development costs; salaries of engineering staff; and allocable overheads. Product development expenses decreased to A$1,737,000 in the second quarter of 1998 from A$3,423,000 in the second quarter of 1997, and decreased as a percentage of net revenues to 6.3% from 26.2%. A one time adjustment was made for the Metro transaction in the second quarter of 1997. Apart from such adjustment, the decrease in product development costs was primarily attributable to significant amounts spent on the development of OzEmail Interline technologies in the second quarter of 1997.

         General and Administrative. General and administrative expenses include: expenses related to administrative staff; depreciation of non-network equipment; travel expenses of management; allocable overheads; and allowance for bad and doubtful accounts and bank charges. General and administrative expenses increased 63.3% to A$5,718,000 in the second quarter of 1998 from A$3,502,000 in the second quarter of 1997, and decreased as a percentage of net revenues to 20.9% from 26.8%. The increase in general and administrative expenses in absolute terms was primarily attributable to: hiring of additional staff; listing costs associated with completing a compliance listing on the Australian Stock Exchange; ("ASX") and inclusion of Access One and Camtech general and administrative expenses following their acquisitions in November 1997 and March 1998 respectively. The decrease as a percentage of net revenues is due to amounts provided for legal contingencies in second quarter 1997, which resulted in total general and administrative expenses comprising a higher proportion of revenues as compared to second quarter 1998.

         Amortization of Goodwill and Other Intangibles. Amortization of goodwill and other intangibles relates to the excess of cost over estimated fair value of net assets acquired and certain other intangibles relating to purchase transactions. Goodwill and intangibles are amortized over periods ranging from two to five years. Amortization of goodwill and other intangibles of A$1,359,000 was recorded in the second quarter of 1998 primarily related to the acquisition of Access One and Camtech.

         Foreign exchange gain, net. Foreign exchange gains increased to A$321,000 in the second quarter of 1998 from A$0 in the second quarter of 1997. The increase is a result of the conversion to Australian dollars of monies held in US dollar bank accounts.

         Interest Income (Expense), Net. Interest income decreased to A$288,000 in the second quarter of 1998 from A$552,000 in the second quarter of 1997. The decrease was primarily attributable to a decrease in short-term Australian interest rates and a reduction in cash balances in the second quarter of 1998 as compared to the second quarter of 1997. Interest expense, increased to A$153,000 in the second quarter of 1998 from A$112,000, in the second quarter of 1997 primarily due to the outstanding capital leases during each respective period.

         Other Income (Expense), Net. Other income of A$63,000 in 1998 related primarily to the recognition of a deferred profit from the sale and lease-back of assets in the year ended December 31, 1997.

         Income Taxes. The Company recorded tax expense of A$362,000 in the second quarter of 1998 compared to A$3,423,000 in the second quarter of 1997. The reduction is due to the sale of the licence to Metro in second quarter 1997 which was taxable under Australian Taxation law.

          Net loss. The net loss for the second quarter of 1998 decreased to A$3,263,000 from A$8,290,000 in the second quarter of 1997. This represents a decrease of $5,027,000 over the 1997 quarter attributable primarily to a reduction in income tax expense due to the sale of the licence to Metro in second quarter 1997 which was taxable under Australian Taxation law in the second quarter of 1997. Net loss before provision for income taxes on a pro-forma basis (assuming the Access One acquisition had occurred on January 1, 1997) decreased 61% from A$7,438,000 for the three months ended June 30, 1997 to A$ 3,420,000 for the three months ended June 30, 1998. This is primarily attributable to considerable savings in communication costs and greater economies of scale in the network and operations support area.

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

          Net Revenues: Total net revenues grew by 107.5% to A$49,434,000 in the first half of 1998 from A$23,829,000 in the first half of 1997. The increase in revenues was attributable primarily to the inclusion of Access One sales revenue following its acquisition in November 1997; and the inclusion of Camtech sales revenue; which was acquired on March 31, 1998. Revenues for the six months to June 30, 1998 as compared to the six months to June 30, 1997 revenues on a pro forma basis, assuming the Access One acquisition had occurred on January 1, 1997, of A$35,846,000 increased 38.0%, attributable principally to: growth in the number of active enterprise and residential customers using the Company's services and increases in billable hours; and increased revenue from the usage of ISDN connections and permanent modems. As of June 30, 1998, the Company's active customer base consisted of approximately 202,700 active customer accounts as compared to approximately 121,000 active customer accounts as at June 30, 1997.

         Cost of Revenues - Network Operations and Support. Cost of revenues - network operations and support increased 78.9% to A$12,540,000 in the six months to June 30, 1998 from A$7,008,000 in the six months to June 30, 1997, but decreased as a percentage of net revenues to 25.4% from 29.4%, respectively. The increase in cost of revenues in absolute terms was primarily attributable to: inclusion of Access One network operations and support costs following the Company's acquisition of Access One in November 1997; and increased staffing costs as a result of expansion of the Company's customer support staff in order to enhance the level of customer service. The decrease in cost of revenues - network operations and support as a percentage of net revenues was primarily attributable to lower network operations and support costs as a percentage of revenues recorded by subsidiaries that have been acquired or have commenced accruing revenue since June 30, 1997, particularly Access One, which has lower technical support and customer support staffing levels than OzEmail.

          Cost of Revenues - Communications and Other. Cost of revenues - communications and other increased 139.2% to A$19,252,000 in the six months to June 30, 1998 from A$8,050,000 in the six months to June 30, 1997, and increased as a percentage of net revenues to 38.9% from 33.8%, respectively. The increase in cost of revenues in absolute terms was primarily attributable to: increased usage of the Internet by active customer accounts; increased megabyte usage due to the adoption of higher-speed modems by the Company's active customer accounts and increases in permanent modem connections; and inclusion of Access One communications costs that include dedicated leased bandwidth capacity to the United States that was in excess of usage requirements. This bandwidth capacity was reduced in February 1998. The increase in cost of revenues - communications and other as a percentage of net revenues was primarily attributable to: higher Access One communications cost structure because of excess bandwidth capacity to the United States to February 1998.

          Sales and Marketing. Sales and marketing expenses increased 81.4% to A$10,473,000 in the six months to June 30, 1998 from A$5,772,000 in the six months to June 30, 1997, but decreased as a percentage of net revenues to 21.2% from 24.2%, respectively. The increase in sales and marketing expenses in absolute terms was primarily attributable to: an increase in the cost of salaries and wages related to the hiring of additional sales staff.

          Product Development. Product development expenses decreased to A$3,253,000 in the six months to June 30, 1998 from A$5,095,000 in the six months to June 30, 1997, and decreased as a percentage of net revenues to 6.6% from 21.4%, respectively. A one time adjustment was made for the Metro transaction in the second quarter of 1997. Apart from such adjustment, the decrease in product development costs was primarily attributable to significant amounts spent on the development of OzEmail Interline technologies in the second quarter of 1997.

          General and Administrative. General and administrative expenses increased 101.8% to A$9,977,000 in the six months to June 30, 1998 from A$4,944,000 in the six months to June 30, 1997, and decreased marginally as a percentage of net revenues to 20.2% from 20.7%, respectively. The increase in general and administrative expenses in absolute terms was primarily attributable to: hiring of additional staff; listing costs associated with completing a compliance listing on the Australian Stock Exchange; ("ASX") and inclusion of Access One and Camtech general and administrative expenses following their acquisitions in November 1997 and March 1998 respectively.

          Amortization of Goodwill and Other Intangibles. Amortization of goodwill and other intangibles of A$2,490,000 was recorded in the six months to June 30, 1998 primarily related to the acquisition of Access One and the internet business of Camtech.

         Foreign exchange gain, net. Foreign exchange gains increased to A$235,000 in the six months to June 30, 1998 from A$4,000 in the six months to June 30, 1998. The increase is a result of the conversion to Australian dollars of monies held in US dollar bank accounts.

         Interest Income (Expense), Net. Interest income decreased to A$786,000 in the six months to June 30, 1998 from A$1,107,000 in the six months to June 30, 1997. The decrease was primarily attributable to a decrease in short-term Australian interest rates and a reduction in cash balances in the first half of 1998 as compared to the first half of 1997. Interest expense, increased to A$329,000 in the first half of 1998 from A$123,000, in the first half of 1997 primarily related to the outstanding capital leases during each respective period.

         Other Income (Expense), Net. Other income decreased to A$225,000 in the six months to June 30, 1998 from A$941,000 in the six months to June 30, 1997 as the previous period included a profit of A$775,000 from the sale of the Company's Web Wide Media business.

         Income Taxes. The Company recorded a tax benefit of A$101,000 in the six months to June 30, 1998 compared to tax expense of A$3,495,000 in the six months to June 30, 1997. The reduction is primarily due to the sale of the licence to Metro in the second quarter of 1997 which was taxable under Australian Taxation law.

          Net loss. Net loss decreased to A$7,533,000 in the six months to June 30, 1998 from A$8,606,000 in the six months to June 30, 1997. Net loss before provision for income taxes on a pro-forma basis (assuming the Access One acquisition had occurred on January 1, 1997) decreased 24.5% from A$10,112,000 for the six months ended June 30, 1997 to A$ 8,551,000 for the six months ended June 30, 1998. This is primarily attributable to the Company creating efficiencies from the acquisition through the elimination of duplicated infrastructure and the rationalization of excess bandwidth capacity used for transmission of data from the United States commencing in the second quarter of 1998.

LIQUIDITY AND CAPITAL RESOURCES

          The Company has historically financed its operations to date through cash flow from operations, shareholder loans, capital leases and the issuance of equity securities. During the six-month period ended June 30, 1998, the Company's Internet access business partially funded the continued development of OzEmail Interline and the on-going rationalization of the operations of Access One and OzEmail.

         Net cash flows used in operating activities in the six months to June 30, 1998 totaled A$14,275,000 as compared to net cash flows used in operating activities of A$1,483,000 in the six months to June 30, 1997. The increase in net cash flows used in operating activities in the first half of 1998 as compared to the first half of 1997 is primarily attributable to: tax payments of A$6,012,000 relating to the tax year ended December 31, 1997; and A$10,000,000 utilized to reduce an accrual for communications costs

         Net cash flows used in investing activities in the six months to June 30, 1998 totaled A$16,392,000 as compared to net cash flows used in investing activities of A$8,418,000 in the six months to June 30, 1997. The increase in net cash flows used in investing activities in the six months to June 30, 1998 as compared to the six months to June 30, 1997 is primarily attributable to a deposit of A$3,558,000 in connection with the purchase of IRU bandwidth capacity in the Southern Cross Cable and A$6,085,000 of investments in restricted term deposits related to infrastructure acquisitions. This has been offset to some extent by lower acquisition amounts outlaid on capital equipment as the Company's network was expanded considerably in the prior year; and the absence of a distribution to minority shareholders in the six months ended June 30, 1998 compared to the same period in 1997. As described in Note 6 to the Interim Financial Statements, the Company has open commitments of approximately US$10,080,000 and US$7,172,000 associated with obtaining capacity in the Southern Cross Cable and a trans-Pacific satellite link, respectively.

         Net cash flows used in financing activities totaled A$4,951,000 in the six months to June 30, 1998, as compared to net cash flows provided by financing activities of A$4,140,000 in the six months to June 30, 1997. The increase in net cash flows used in financing activities in the six months to June 30, 1998 was primarily attributable to the payment of dividends; and payments and restricted term deposits entered into under capital lease obligations; offset by proceeds received from the exercise of options by a director of the Company. Proceeds from a sale and leaseback transaction totaling A$5,000,000 were received in the six months ended June 30, 1997. No such transaction was entered into in the year to date period of 1998.

        The Company believes that its cash and cash equivalents of A$15,984,000 as at June 30, 1998 will be sufficient to meet its presently anticipated working capital requirements. However, in a press release issued on August 10, 1998, filed with the SEC on a separate Form 6K, the Company announced a planned offering of public debt and equity to raise US$250 million in capital for infrastructure to be deployed for the purpose of acquiring or building communications infrastructure including significant dedicated capacity in the Southern Cross Trans Pacific Cable, and long distance, inter- and intra-city, fibre optic cable. In the future, the Company may also seek to expand its operations by making acquisitions or entering into joint ventures or licensing agreements in domestic or international markets, which may require additional capital. Entrance into certain countries or markets could require a significant commitment of resources, which could in turn require the Company to obtain additional financing earlier than otherwise expected. There can be no assurance that the Company will be able to successfully raise US$250 million through its planned offering of public debt and equity or obtain additional financing in a timely fashion, and limitations imposed on the foreign ownership of stock under the Australian Foreign Takeovers and Acquisitions Act could frustrate such efforts. The Company may from time to time consider the acquisition of complementary businesses, products or technologies which may require additional financing, although it has no present legal commitments or agreements, with respect to any such transaction.

OTHER

         Under Australian law, foreign persons are prohibited from acquiring more than a limited percentage of the shares in an Australian company without approval from the Australian Treasurer, or in certain other limited circumstances. These limitations are set out in the Australian Foreign Takeovers and Acquisitions Act. At this time, any foreign person, together with associates, is prohibited from acquiring 15% or more of the outstanding shares in the Company, and the total holdings of all foreign persons must be less than 40% in the aggregate unless approval is granted by the Australian Treasurer. Such investment restrictions could have a material adverse effect on the Company's ability to raise capital as needed and could make difficult or render impossible attempts by foreign entities to acquire the Company, including attempts that might result in a premium over market prices to holders of the Company's American Depositary Shares.

YEAR 2000 COMPLIANCE

         The Company has established a Year 2000 Project Task Force to review all the Company's services with a view to ensuring they remain operational before, during and after the transition to the year 2000. In addition, the Company has retained an external consultant to undertake a complete year 2000 business risk analysis of the Company. The Company is assessing the internal readiness of its existing computer systems to handle the advent of the year 2000. The Company expects to implement any systems and programming changes necessary to address the year 2000 issues. Most of the Company's technology and systems are relatively new, and often were designed with regard for year 2000 concerns. In addition, the Company is engaged in a review of its major suppliers to assess the extent of their preparations for the year 2000. However, there can be no assurance that the systems operated by third parties that interface with the Company's systems will achieve year 2000 compliance in a timely manner. Upon completion of the external consultant's findings, the Company will finalize a budget for year 2000 compliance procedures. Currently the Company estimates that total direct year 2000 project management costs will not exceed A$500,000. It is expected that the external consultant will finalize its analysis by the end of the third quarter 1998. The Company does not anticipate any additional significant expenses to be incurred with respect to its year 2000 compliance program.

RECENT ACCOUNTING PRONOUNCEMENTS

      In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" (SFAS 130), and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). The Company will be required to adopt both statements for the year ended December 31, 1998. Under SFAS No. 130, companies are required to report in the financial statements, in addition to net income, comprehensive income including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. The Company has adopted SFAS 130 for the purposes of these financial statements in this Form 6-K. Such adoption did not have a material impact. Currently, net income and comprehensive income of the Company is not materially different. SFAS No. 131 requires that companies report separately, in the financial statements, certain financial and descriptive information about operating segments, if applicable. The Company is currently assessing its disclosure requirements under SFAS No. 131.

        In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This Statement of Position
(SOP) provides guidance on accounting for the costs of computer software developed or obtained for internal use and requires that computer software costs that are incurred in the preliminary project stage, as defined by the standard, should be expensed as incurred. Once the capitalization criteria of the SOP have been met, external direct costs of materials and services consumed in developing or obtaining internal-use computer software; payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project (to the extent of the time spent directly on the project) and certain other costs incurred when developing computer software for internal use should be capitalized. The standard is effective for fiscal years beginning after December 15, 1997. The Company has adopted this standard in the first quarter of 1998 the impact of which was not material.

         On June 15, 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999 (January 1, 2000 for the Company). SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. From time to time the Company has, and may in the future, enter into foreign currency contracts solely for hedging purposes. As of December 31, 1997 and June 30, 1998 there were no outstanding derivative instruments. As the Company's hedging activities are currently limited, management anticipates that the adoption of SFAS 133 will not have a significant effect on the Company's results of operations or its financial position.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        OZEMAIL LIMITED



                                        /s/ Ian McGregor
                                        ---------------------------------------
Date:  August 14, 1998                  Ian McGregor
                                        Chief Financial Officer

                                                                      APPENDIX D
                                                                      ----------


                            ----------------------------------
                            N  E  W  S     R  E  L  E  A  S  E
                            ----------------------------------

[LOGO]                       OZEMAIL ANNOUNCES FURTHER INFRASTRUCTURE INVESTMENT
--------
OZEMAIL                      CONFIRMS PURCHASE OF POWERUP PTY LIMITED
INTERNET
--------

FOR MORE INFORMATION CONTACT:

Michael Ward - Sydney, Australia - (+612) 9433 2498
Todd Friedman - San Francisco, United States - (415) 439 4514

SYDNEY, AUSTRALIA, SEPTEMBER 14, 1998 - OzEmail Limited ("the Company", Nasdaq:
OZEMY, ASX; OZM), the leading provider of comprehensive Internet services in Australasia, announced an additional investment in the Southern Cross Cable Consortium to acquire fibre capacity between the United States, New Zealand and Australia.

Trans-Pacific capacity is a major cost for Internet service providers in Australia with most paying at least 16 cents per megabyte for their international traffic. "The acquisition of this additional capacity we are announcing today is in order to meet our projections for significant growth in the Australian market over the next decade," said Sean Howard, Chief Executive Officer of OzEmail.

The Southern Cross Cable agreement provides for capacity of 3.5 T3s (approx 150Mbps) in the first four years following the ready-for-service date, growing to 10.5 T3s (approx 450Mbps) thereafter. Southern Cross ("SC"), a wholly-owned New Zealand subsidiary of Southern Cross Bermuda, is entering into agreements for the supply of a cable link between Australia and the United States via New Zealand. SC is a consortium of telecommunications companies including Worldcom, Optus and Telecom NZ.

This announcement is additional to last April's agreement to acquire 45Mbps of capacity and the pre-payment of US$2.217m. The Company will make an additional payment of US$3.78m prior to 28 February 1999 as part of the new agreement, and at the ready-for-service date, anticipated to be during the year 2000, will make a one-off payment of US$35.3m covering the use of the cable for a period of 15 years.

"This represents a commitment to the future growth of our business and the Internet in Australia, said Mr. Howard. "One of our business' greatest assets will be our ability to manage rapid growth and to guarantee supply to our customers: Southern Cross Cable allows us to plan with confidence."

The Company today also advised of the completion of the purchase of 55% of the issued capital of Powerup Pty Ltd, the leading Queensland ISP with 19,200 active subscribers, announced on May 13 this year. The purchase consideration was 378,790 ordinary shares and cash of A$666,666. The business also includes the web-hosting service Web Central, which currently houses over 33000 corporate sites.





        OzEmail Limited (ACN 066 387 157), Level I, 39 Herbert Street,
                       St. Leonards NSW 2065, Australia

                                                                      APPENDIX E
                                                                      ----------

                            ----------------------------------
                            N  E  W  S     R  E  L  E  A  S  E
                            ----------------------------------

[LOGO]                      OZEMAIL REPORTS THIRD QUARTER RESULTS
--------
OZEMAIL
INTERNET
--------


FOR MORE INFORMATION CONTACT:

Sean Howard Michael Ward - Sydney, Australia - (+612) 9433 2400
Todd Friedman - Sean Francisco - (415) 296-7383

Sydney, Australia, November 5, 1998. OzEmail Limited (Nasdaq: OZEMY), the leading provider of comprehensive internet services in Australasia, today released its results for the third quarter ended September 30, 1998.

Revenues for the third quarter of 1998 were A$28,210 000 (US$17,400,000), an increase of 98.3% over 1997 third quarter revenues of A$14,728,000 (US$10,520,000). The record revenues in the quarter, representing the 15th straight quarter of sequential revenue growth, were primarily attributable to increased dial-Up and permanent connection from OzEmail's Australian Internet connectivity business and the acquisition of Access One, Carntech and PowerUp Internet services over the last year. The operating loss for the quarter of A$3,517,000, compared to an operating loss of A$805,000 in the 1997 third quarter, was primarily due to costs associated with the further development of the Company's interline internet telephony business and expenses related to the acquisition of Access One. The net loss for the quarter was A$3,677,000, or A$0.30 per American Depositary Share ("ADS") (US$2,190,000 or US$0.178 per ADS) compared to a net loss for the third quarter of 1997 of A$398,000 or A$0.04 per ADS (US$284,000 or US$0.03 per ADS).

"We continue to lead the Australian market in subscribers, services and innovation, "said Sean Howard, Chief Executive Officer of OzEmail. Our market has seen dramatic change in the past year with the effects of deregulation of the telecommunications industry being felt and the entry of new players into our market. Through it all, we have maintained our position as number one in the minds of Australians as they log onto the Internet each day."

For the nine months ended September 30, 1998, total net revenues grew by 103% to A$78,644,000 from A$38,557,000 in the nine months ended September 30, 1997. The net loss for the nine months to September 30, 1998 was A$11,210,000 compared with a net loss of A$8,003,000 in the comparable 1997 period.

Operating highlights from the third quarter of 1998 include:

* The Company's active customer base increased 95% over the 1997 third quarter to approximately 247,700.




     OzEmail Limited (ACN 066 387 157), OzEmail House, 39 Herbert Street,
                        St Leonards NSW 2065, Australia
            Telephone: (+612)9433 2400  Facsimile: (+612)9906 4155

News Release                                                    November 6, 1998
OzEmail Reports Third Quarter 1998 Results
--------------------------------------------------------------------------------
* Positive earnings before interest, taxation, depreciation and amortization (EBITDA) of A$1,208,000 in the third quarter resulting in a year to date EBITDA of A$2,430,000.

* The number of affiliates in the interline VoIP consortium reached 15 and new operations started in the following countries: France. The United Kingdom, Ireland and Norway. In September the Interline network managed
     1.9 million minutes of internet voice traffic.

* OzEmail signed an additional infrastructure contract with Southeren Cross Cable Consortium to assist in lowering communications costs into the next century.

* The Company continued the rationalization of its infrastructure contributing to lower communications costs per subscriber.

"During the quarter, OzEmail continued to aggressively defend its market share," said Mr. Howard. "Our flat rate pricing plan has opened the door to the internet for new users across the country and it remains the only national flat rate pricing plan on offer. The agreements we signed to acquire dedicated cable capacity linking Australia, New Zealand and the United States will significantly reduce our Internet traffic costs once the cable is available for service, currently scheduled for late next year."

OzEmail's Internet telephony business - Interline - today announced that it has added Teltran as an affiliate in New York. Interline also announced it signed a multi-year refile agreement with Teltran and established a new refile hub in Los Angeles, California with two new refile providers, Pacific Gateway Exchange Inc. (Nasdaq: PGEX) and Telecom New Zealand (TNZ).

Mr. Jean-Baptiste Rousselot, Chief Executive Officer of Interline, commented, "We have been expanding our affiliate consortium which now includes 15 members around the world. While our development efforts continue in full swing, we are looking forward to working with our partners as they begin delivering full international internet long distance service in the coming quarters."

Other highlights in the quarter included:
* The release of MyMail, a web-based email service available from anywhere on the Internet;

* The release of SouthernX - an Australian and New Zealand email address directory;

* Chaos Music Market, an on-line music service supported by OzEmail, announced an additional 230,000 titles from all major catalogue would be available online, enabling secure preview and purchase of music from around the world;

* Itravel, a Web-based travel service, which enables internet users to research, plan, book and pay for all their travel arrangements online was launched in August; and

* Apple Computer Australia chose the Company as the only pre-installed Internet service provider for the Australia release of IMac.




     OzEmail Limited (ACN 066 387 157), OzEmail House, 39 Herbert Street,
                        St Leonards NSW 2065, Australia
            Telephone: (+612)9433 2400  Facsimile: (+612)9906 4155

News Release                                                    November 6, 1998
OzEmail Reports Third Quarter 1998 Results
--------------------------------------------------------------------------------
In this news release, references to "US$" are to United States dollars and references to "A$" are to Australian dollars. Amounts for quarterly results and full year results are translated into US$ for convenience at the exchange rate prevailing at the end of each quarter and at the end of each full year, respectively. The exchange rates between the U.S. dollar and the Australian dollar were $0.7143, $06500 and $0.5957 (expressed in U.S. dollar/Australian dollars) at September 30, 1997. December 31, 1997 and September 30, 1998, respectively.

ABOUT OZEMAIL

OzEmail is the leading provider of comprehensive internet services in Australia. The Company's Internet services are designed to meet the different needs of its residential and enterprise customers ranging from low cost dial up to high performance, continuous access services integrating the Company's ISDN offering and consulting expertise. OzEmail's Internet telephony business - Interline - is a partnership between OzEmail Ltd. (88%) and Ideata Pty Ltd (12%), an Australian manufacturer of telecommunications equipment. Interline has developed and is operating technology that allows the placement, routing and billing of high quality voice services over the internet, using existing tone dial phones.

Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may differ materially from actual future events or results.
The future performance of the Company involves risks and uncertainties that could cause actual results to differ markedly from those anticipated by such forward-looking statements. Such risks include but are not limited to the following: a limited operating history for the Company; potential fluctuations in operating results; competition; pricing pressure; dependence on third-party suppliers of hardware and software; shortage of modems; dependence on telecommunications carriers; management of limited market; a need for and risks of international expansion; the existence of a new and uncertain market; customer retention issues; rapid technological change; security risks; the risk of system failure; formal licensing and joint marketing agreements; patents and proprietary rights; infringement claims; changes in government regulation; risks associated with providing content including potential liability; dependence on key personnel and need to hire additional qualified personnel; uncertainty of currency exchange rates; need for additional capital; enforceability of civil liabilities; antitakeover impact of Australian foreign investment restrictions; control of the Company by the Board of Directors; and possible volatility of ADS price. For a more complete description of certain of such risks and uncertainties, we refer you to the documents that the Company has filed from time to time with the Securities and Exchange Commission ("SEC") including its registration statements on Form F-1 dated August 25, 1998 and May 28, 1998, its 1997 Form 10-K dated May 15, 1998, Form 10-K dated March 31, 1997, its quarterly reports on Form 6-K dated August 14, 1998, and May 15, 1998, its Amendment No. 1 to Form 10-Q for the period to September 30, 1997, dated May 21, 1998. Its Amendment No. 1 to Form 10-Q for the period to June 30, 1997, dated May 21, 1998, and its Form 10-Qs dated August 13, 1996, November 14, 1998, and May 8, 1997.




     OzEmail Limited (ACN 066 387 157), OzEmail House, 39 Herbert Street,
                        St Leonards NSW 2065, Australia
            Telephone: (+612)9433 2400  Facsimile: (+612)9906 4155

News Release                                                    November 6, 1998
OzEmail Reports Third Quarter 1998 Results
--------------------------------------------------------------------------------
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except per share data)
(Unaudited)

                                                                     December 31,               September 30,
ASSETS                                                                   1997                        1998
                                                                     ------------               -------------
Current assets:
Cash and cash equivalents                                               A$ 51,614                   A$ 14,732
Restricted term deposits                                                        -                       2,797
Accounts receivable - trade, net of allowances of A$889
and A$3,524, respectively                                                   8,427                      15,653
Other receivables                                                           2,363                          21
Current investments                                                             -                         305
Income tax receivable                                                           -                       1,679
Other current assets                                                        2,520                       1,884
                                                                       ----------                 -----------
     Total current assets                                                  64,924                      37,071

Plant and equipment, net                                                   27,179                      31,255
Non-current investments                                                     1,559                         535
Goodwill and other intangibles                                             19,839                      23,484
Non-current restricted term deposits                                            -                       4,230
Net deferred tax assets                                                       285                       1,717
Other non-current assets                                                        -                       3,559
                                                                       ----------                 -----------
Total assets                                                            A$113,786                   A$101,851
                                                                       ==========                 ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable                                                        A$ 19,936                   A$ 22,010
Deferred consideration                                                      4,407                           -
Current portion of financing - lease liability                              3,836                       4,393
Short term loan - due to Metro                                              2,043                           -
Accrued expenses and other liabilities                                      7,513                       6,674
Deposits under agreements with Metro                                       18,686                           -
Income taxes payable                                                        3,776                           -
                                                                       ----------                 -----------
     Total current liabilities                                             60,197                      33,077
Non-current portion of financing - lease liability                          4,423                       2,198
                                                                       ----------                 -----------
     Total liabilities                                                     64,620                      33,275
                                                                       ----------                 -----------

Minority equity interest                                                        -                         808

Commitments and contingencies (Note 9)                                          -                           -




 OzEmail Limited (ACN 066 387 157), Ground Flr, Building B, 39 Herbert Street,
                        St Leonards NSW 2065, Australia
           Telephone: (+612)9433 2400   Facsimile:  (+612)9906 4155

News Release                                                    November 6, 1998
OzEmail Reports Third Quarter 1998 Results
--------------------------------------------------------------------------------
CONDENSED CONSOLIDATED BALANCE SHEET (continued)
(In thousands, except per share data)
(Unaudited)


                                                     December 31,  September 30,
                                                         1997          1998
                                                     -----------   ------------
Shareholders' equity:
Ordinary Shares, 1,250,000,000 shares authorized;
111,000,010 and 124,819,500 shares issued and
outstanding, respectively                                    444            499


Additional paid-in capital                                64,636         95,257
Accumulated deficit                                      (15,916)       (27,126)
Dividends                                                      -         (2,858)
Other comprehensive income (loss), net                         2             (4)
                                                     -----------   ------------
     Total shareholders' equity                           49,166         65,768
                                                     -----------   ------------
Total liabilities and shareholders' equity             A$113,786      A$101,851
                                                     ===========   ============



 OzEmail Limited (ACN 066 387 157), Ground Flr, Building B, 39 Herbert Street,
                        St Leonards NSW 2065, Australia
           Telephone: (+612)9433 2400   Facsimile:  (+612)9906 4155

News Release                                                    November 6, 1998
OzEmail Reports Third Quarter 1998 Results
--------------------------------------------------------------------------------
OZEMAIL LIMITED
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

                                                            Three Months Ended                    Nine Months Ended
                                                              September 30,                         September 30,
                                                       1997                1998                1997                1998
                                                   ------------        ------------      --------------      --------------
Net revenues                                           A$14,728            A$29,210            A$38,557            A$78,644
Costs and expenses:
Cost of revenues - network operations and
 support                                                  3,967               7,350              10,976              19,890
Cost of revenues - communications and
other                                                     4,440              11,363              12,490              30,615
Sales and marketing                                       3,845               5,959               9,617              16,432
Product development                                       1,852               1,875               6,945               5,128
General and administrative                                1,429               4,898               6,373              14,875
Amortization of goodwill and other
 intangibles                                                  -               1,282                   -               3,772
                                                   ------------        ------------      --------------      --------------
Total costs and expenses                                 15,533              32,727              46,401              90,712
                                                   ------------        ------------      --------------      --------------
Loss from operations                                       (805)             (3,517)             (7,844)            (12,068)

Other income (expense):
     Foreign exchange gain (loss), net                     (116)                 62                (112)                297
     Interest income                                        859                 239               2,354               1,025
     Other income (expense), net                             59                (508)                 12                (283)
     Interest expense                                       (96)               (135)               (219)               (464)
                                                   ------------        ------------      --------------      --------------

Loss before provision for income taxes
and minority equity interest                                (99)             (3,859)             (5,209)            (11,493)
Income tax (expense) benefit                               (299)                169              (3,794)                270
Minority equity interest                                      -                  13                   -                  13
                                                   ------------        ------------      --------------      --------------
Net loss                                                 A$(398)           A$(3,677)           A$(9,003)          A$(11,210)
                                                   ============        ============      ==============      ==============
Basic loss per ordinary share                          A$(0.004)           A$(0.030)           A$(0.087)           A$(0.093)
                                                   ============        ============      ==============      ==============
Diluted loss per ordinary share                        A$(0.004)           A$(0.030)           A$(0.087)           A$(0.093)
                                                   ============        ============      ==============      ==============

Weighted average ordinary shares and
share equivalents
- Basic                                                 103,663             124,509             103,555             120,497
                                                   ============        ============      ==============      ==============
- Diluted                                               103,663             124,509             103,555             120,497
                                                   ============        ============      ==============      ==============

Basic loss per ADS                                     A$(0.042)           A$(0.295)           A$(0.870)           A$(0.930)
                                                   ============        ============      ==============      ==============
Diluted loss per ADS                                   A$(0.042)           A$(0.295)           A$(0.870)           A$(0.930)

Basic loss per ADS                                    US$(0.030)          US$(0.176)          US$(0.593)          US$(0.554)
                                                   ============        ============      ==============      ==============
Diluted loss per ADS                                  US$(0.030)          US$(0.176)          US$(0.593)          US$(0.554)



 OzEmail Limited (ACN 066 387 157), Ground Flr, Building B, 39 Herbert Street,
                        St Leonards NSW 2065, Australia
           Telephone: (+612)9433 2400   Facsimile:  (+612)9906 4155

                                   APPENDIX F

            EXEMPTIONS FROM AND MODIFICATIONS TO THE CORPORATIONS LAW
                               GRANTED BY THE ASIC
                                  (Section 15.3)

                 Australian Securities & Investments Commission
                  Corporations Law - Section 730 - Declaration

Pursuant to section 730(1) of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") declares that Chapter 6 of the Law applies to the person named in Schedule A in the case referred to in Schedule B as if:

1.   Section 603 were modified by:

     (a)  inserting the following definitions:

          "additional shares", in relation to a takeover scheme, means shares:

          (a)  issued during the takeover period;

          (b) which, on issue are of the same class as the shares to which the takeover scheme relates; and

          (c) specified in the Part A statement as being shares to which the takeover scheme relates.

          "convert" includes exercise;

          "convertible securities", in relation to a company, comprise:

          (a) securities to which are attached rights granted by the company to be allotted shares in the company; and

          (b)  any  other  rights  granted  by  the  company   (whether  or  not
               securities as defined in section 92) to subscribe for shares in the company,"; and

     (b) adding the following words to the end of paragraph (c) of the definition of "prescribed occurrence":

          "(other than an allotment of additional shares by the target company pursuant to the conversion or convertible securities issued before the date of the offers)".

2.   section 634 were modified by:

     (a)  inserting "(l)" at the beginning of the section:

     (b)  inserting the following subsection after subsection (1):

     "(2) So far as practicable apply this Division and Division 2 to a takeover scheme as if:

          (a)  additional shares form part of the relevant class; and

          (b) holders of convertible securities were holders of the additional shares which may be issued on conversion of those convertible securities."

3. section 636 were modified by inserting the following word and paragraph after paragraph 636(1)(b):

     ";   and

     (c) any differences in the manner or time prescribed for acceptance of the offers attributable only to the fact that at the time the offers for shares in the relevant class were first made, or at any time during the offer period, the offeree held an additional share or a convertible security.";

4. subsection 636(2) were modified by inserting after the words "relevant class" the words:

     "and to each holder of convertible securities who does not hold other shares in the relevant class.";

5. Subsection 638(4) were modified by inserting the following paragraphs after paragraph (b):

     "(c) the maximum number of shares which may become part of the relevant class; and

     (d) the maximum number of shares in the relevant class to which the offeror may become entitled upon exercise of convertible securities held by the offeror or its associates.";

6. section 639 were modified by adding the following subsections at the end of the section:

     "(3) The offeror must, not later than two business days after becoming aware of the name and address of a person to whom additional shares are issued during the offer period and to whom an offer has not already been sent, send in an approved manner to that person

          (a) an offer dated the same day as offers already sent under the takeover scheme;

          (b) a copy of each document or notice which has been published or given under Divisions 3, 5, or 6 of this Part during the offer period: and

          (c) a covering letter explaining the effect of those documents and notices.

     (4) Subsections 637(1), 638(2) and 646(1) do not apply to an offer sent under this section.";

7.   subparagraph 647(1)(b)(ii) were modified to read:

     "give a copy of that statement to each person:

     (A) registered at the date of the Part B Statement as the holder of shares to which the Part A statement relates; and

     (B)  to whom an offer to which that Part A statement relates was made.";

8. section 647 were modified by inserting the following subsection after subsection (1):

     "(1A)The offeror must, within 2 business days of the target giving a Part B statement in accordance with subparagraphs (1)(b)(i) and (ii), give a copy of the Part B statement to each person to whom an offer was made under the takeover scheme only because the person was the holder of convertible securities and to whom the target company has not sent a copy of the Part B statement.";

9.   subsection 662(4) were modified to read as follows:

     "(4) The number of shares specified in accordance with subsection (3) may be expressed as a number of shares, or as a percentage of the total number of shares which are at the end of the offer period included in that class to which the offer relates.";

10.  paragraph 701(1)(a) were modified to read as follows:

     "where takeover offers have been made under a full takeover scheme in respect of shares in a class of shares (including additional shares), the shares in respect of which the offers were made (including the additional shares) are shares subject to acquisition. Shares to which the offeror was entitled when the first of the offers was made and additional shares to which the offeror became entitled upon their issue, however, are not shares subject to acquisition;"

11. paragraph 701(2)(a) were modified by inserting after the words "class of shares" the following words:

     ",   including additional shares,";

12. clause 11 in Part A in section 750 were modified by inserting after the words "offers relate" the following:

     "(including any shares referred to in paragraph 638(4)(c))".


                                  Schedule A

             UUNET Holdings Australia Pty Limited ACN 085 531 684

                                  Schedule B

This modification applies to the takeover scheme by the person named in Schedule A for fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in the company named in Schedule C in respect of which a Part A statement is registered by the Commission at or about the date of this instrument.

It does not apply if the offers made under the scheme are subject to a defeating condition which would operate if the target company issued additional shares (as defined above) during the offer period.

                                   Schedule C

                         OzEmail Limited ACN 066 387 157


Dated 22 December 1998.


Signed by Neil Johnson
a delegate of the Australian Securities and Investments Commission

                 Australian Securities & Investments Commission
                   Corporations Law - Section 728 - Exemption

Pursuant to section 728 of the Corporations Law ("Law") the Australian Securities and Investments Commission ("Commission") exempts the person named in Schedule A ("applicant") from compliance with the section or sections listed in Schedule B in the case referred to in Schedule C to the extent that the section or sections require the document to be signed by a director of the applicant on condition that:

(a) the document is signed by an agent of the director, authorised in writing, in his or her place; and

(b) an original or verified copy authorization is lodged with the Commission with the signed document referred to in paragraph (a).

                                   Schedule A

              UUNET Holdings Australia Pty Limited ACN 085 531 684

                                   Schedule B

           s637(1)(a) -    Part A Statement
           s657(1)(a) -    Notice of Variation
           s657(2)(a) -    Notice of Variation - offer period to exceed 6 months

                                   Schedule C

The takeover scheme by UUNET Holdings Australia Pty Limited ACN 085 531 684 in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement is registered by the Commission on or about the date of this instrument.

Dated 22 December 1998.


Signed by Neil Johnson
a delegate of the Australian Securities and Investments Commission

                 Australian Securities & Investments Commission
                   Corporations Law - Section 728 - Exemption

Pursuant to section 728 of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") hereby exempts the person named in Schedule A (offeror) from compliance with sections 654(1) and 656(1) of the Law in the case referred to in Schedule B so that each of the takeover offers referred to in Schedule B may, subject to the conditions listed in Schedule C (conditions), be varied by extending the period of the offer at any time before the end of the offer period without the offer at the time of the extension being free of defeating conditions.

                                   Schedule A

              UUNET Holdings Australia Pty Limited ACN 085 531 684

                                   Schedule B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

                                   Schedule C

1. The offeror must no later than 5pm (Sydney time) on the day on which the offer period would, but for the extension, have ended:

     (a) make an announcement of the declaration to the Australian Stock Exchange Limited, Company Announcements Platform; and

     (b) issue a press release via generally accepted media channels of the declaration.

2. The offeror must also comply with the requirements of section 657 of the Law in respect of the proposed variation.

3. The proposed extension must, if it is effected less than 7 days before the day which would have been the last day of the offer period but for such extension, not be for a period less than 5 business days.

Dated 22 December 1998.


Signed by Neil Johnson
a delegate of the Australian Securities and Investments Commission

                 Australian Securities & Investments Commission
                  Corporations Law - Section 730 - Declaration

Pursuant to section 730(1) of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") hereby declares that Chapter 6 of the Law applies in relation to the person named in Schedule A ("offeror") in the case referred to in Schedule B as if sub-paragraph 637(1)(b) was modified or varied by inserting after the words "particulars referred to in subsection 638(4)" the words `or any other date or information required to be contained in the offer under the Securities Exchange Act of 1934 (USA) which is unknown as at the date of the Part A statement".

                                   Schedule A

             UUNET Holdings Australia Pty Limited (ACN 085 531 684)

                                   Schedule B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited (ACN 066 387 157) in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.


Dated 22 December 1998.



 .......................................................
Signed by Neil Johnson
as a delegate of the Australian Securities and Investments Commission

                Australian Securities and Investments Commission
                    Corporations Law - Section 728 Exemption

Pursuant to section 728 of the Corporations Law ("Law"), the Australian Securities and Investments Commission (Commission) hereby exempts the person named in Schedule A (offeror) from compliance with section 663(2) of the Law in the case referred to in Schedule B, subject to the conditions in Schedule C to permit the offers referred to in Schedule B to be declared free from a defeating condition at any time before the end of the offer period.


                                   Schedule A

             UUNET Holdings Australia Pty Limited (ACN 085 531 684)

                                   Schedule B

A takeover scheme or any contracts resulting from the acceptance of takeover scheme offers by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

                                   Schedule C

1. The offeror must no later than 5 pm (Sydney time) on the day on which the offer period ends:

     (a) make an announcement of the declaration to the Australian Stock Exchange Limited, Company Announcements Platform; and

     (b) issue a press release via generally accepted media channels of the declaration.

2. The offeror must also comply with the requirements of sections 663(3) and 663(4) of the Law in respect of the declaration.

3. If the proposed declaration is effected less than 7 days before the day which would have been the last day of the offer period (but for the extension referred to in this condition), the offeror must extend the offer period by a period of not less than 5 business days.


Dated 22 December 1998.


Signed by Neil Johnson
a delegate of the Australian Securities and Investments Commission

                 Australian Securities and Investment Commission
                   Corporations Law Section 730 - Declaration

Pursuant to section 730(1) of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") hereby declares that Chapter 6 of the Law applies in relation to the person named in Schedule A (offeror) in the case referred to in Schedule B as if:

1.   section 603 of the Law were modified or varied by:

     (a) adding in the definition of `takeover offer' after the words "to acquire shares" the words "or American Depositary Shares representing shares"; and

     (b) adding in the definition of "takeover scheme" after the words "shares in a company" the words "or American Depositary shares representing shares in that company";

2. in Divisions 1, 4, 5, 6 and 7 of Part 6.3 of Chapter 6 of the Law and Divisions 4 and 5 of Chapter 6 of the Law (with the exception of sections 642 and 644 of the Law and subsections 638(4), 662(3), 662(4), 663(3) and
     663(6) of the Law):

     (a) a reference to share or shares includes a reference to an American Depositary Share representing 10 fully paid ordinary shares or American Depositary Shares representing 10 fully paid ordinary shares; and

     (b) a reference to `member' or `holder' includes a reference to the holder of an American Depositary Share representing 10 fully paid ordinary shares;

3. In Section 701 of the Law, a reference to "Shares" includes shares that are represented by American Depository Shares

4. subsection 646(1) of the Law were modified or varied by inserting at the end of that subsection the words "and a list of the names and addresses of all of the holders of American Depositary Shares representing shares to whom the offeror sent offers": and:

5. subsection 642(2) of the Law were modified or varied by inserting at the end of that subsection the words:

     "except to the extent to which that condition provides that:

     (a) a person who accepts the offer in respect of American Depositary Shares representing shares may not also accept the offer in respect of the shares represented by those American Depositary Shares; or

     (b) a person who accepts the offer in respect of shares may not also accept the offer in respect of the American Depositary Shares representing those shares".

                                   Schedule A

              UUNET Holdings Australia Pty Limited ACN 085 531 684


                                   Schedule B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.


Dated 22 December 1998.


Signed by Neil Johnson
a delegate of the Australian Securities and Investments Commission

                Australian Securities and Investments Commission
                   Corporations Law - Section 728 - Exemption

Pursuant to section 728 of the Corporations Law ("Law"), the Australian Securities and Investments Commissions ("Commission") hereby exempts the person named in Schedule A (offeror) from compliance with sections 636 and 638(7) of the Law in the case referred to in Schedule B (takeover offer), to the extent necessary to permit the offeror to withhold amounts from consideration payable under the takeover offer, if and to the extent required by, and in accordance with, applicable United States of America federal backup withholding tax legislation.

                                   Schedule A
              UUNET Holdings Australia Pty Limited ACN 085 531 684

                                   Schedule B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.



Dated  22 December 1998


Signed by Neil Johnson
a delegate of the Australian Securities and Investments Commission

                Australian Securities and Investments Commission
                    Corporations Law - Section 728 Exemption

Pursuant to section 728 of the Corporations Law ("Law"), the Australian Securities and Investments Commission (Commission) hereby exempts the person named in Schedule A (offeror) from compliance with section 636(1) of the Law in the case of each of the takeover offers referred to in Schedule B, (takeover offers"), insofar, subject (in the case of paragraph (a) below only) to the conditions listed in Schedule C, as it is necessary:

(a) to permit payment of the consideration by the offeror under the takeover offers to be paid either in Australian dollars (ACD) or United States of America dollars (USD); and

(b) to permit the takeover offers to stipulate that each offeree in the United States of America who accepts the offer in respect of certificated shares must do so by delivering a form of acceptance and transfer to an agent of offeror in the United States of America.

                                   Schedule A

             UUNET Holdings Australia Pty Limited (ACN 085 531 684)

                                   Schedule B

A takeover  scheme by the  offeror in  relation  to fully paid  ordinary  shares
("Shares") and American Depositary Shares ("ADS") representing fully paid ordinary shares in OzEmail Limited (ACN 066 387 157) in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

                                   Schedule C

1. Subject to the following provisions, the consideration payable under the offer will be made in USD.:

2. All holders of Shares and/or ADS's who accept the offer (including those whose shares and/or shares represented by ADSs' are the subject of compulsory acquisition under Division 6 of Part 6.5 of the Law) will have the right to elect to receive payment in AUD in lieu of USD determined in accordance with clause 4. That election can be made by the holder of shares and/or ADS's completing provisions in the Letter of Transmittal (in the case of shares represented by ADS's) and the Acceptance and Transfer form (in the case of Shares).

3.   However, if an election under clause 2 is not made:

     (a)  the holder of ADS will  receive USD; and

     (b) the holder of Shares will receive AUD determined in accordance with clause 4.

4. Conversion of USD into AUD will be made on the basis that the cash amount payable in USD will be converted, without charge, from USD to AUD at the exchange rate obtainable by the registry for the offeror in Australia, in the case of Shares, and the Bank of New York in the case of Shares or shares represented by ADS's on the spot market in Sydney or New York, respectively, at approximately noon (local time) on the date that the offeror makes the cash consideration available to its registry in Australia or the Bank of New York (as the case may be) for forwarding to accepting holders of ADS's or Shares.

5. All payments of consideration to holders of Shares and ADSs who have been deemed to have elected, or who in fact have elected, to receive the consideration in AUD must be made by a cheque drawn against a bank holding a banking license under the Banking Act 1959 (Cth).


Dated 22 December 1998.


Signed by Neil Johnson
a delegate of the Australian Securities and Investments Commission

                 Australian Securities & Investments Commission
                    Corporations Law - Section 607 - Approval

Pursuant to section 607(1) and for the purposes of paragraph 607(2)(c) of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") approves the person named in Schedule A sending specified documents that the person proposes to send under Chapter 6:

(a) to holders of fully paid ordinary shares in OzEmail Limited ACN 066 387 157 ("Shares") by pre-paid airmail post or by courier originating in Australia where the addressee is located in an external territory or outside of Australia;

(b) to holders of American Depository Shares representing Shares ("ADSs") by pre-paid ordinary post, pre-paid airmail post or by courier originating in the United States of America;

(c) to holders of options over Shares by pre-paid ordinary post, pre-paid airmail post or by courier originating:

     (i) in Australia where the addressee is located in an external territory or outside of Australia, other than the United States of America; and

     (ii) in the United States of America where the addressee is located in that country.


                                   Schedule A

              UUNET Holdings Australia Pty Limited ACN 085 531 684



Dated 22 December 1998.



 .......................................................
Signed by Neil Johnson
a delegate of the Australian Securities and Investments Commission

                 Australian Securities & Investments Commission
                  Corporations Law - - Section 728 - Exemption

Pursuant to section 728 of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") hereby exempts the person named in Schedule A ("Offeror") from compliance with section 641(1) and clause 4 of Part A in section 750 of the Law, in the case referred to in Schedule B ("Takeover Scheme") to the extent that those provisions require the Part A statement to disclose any acquisitions or disposals in the target company within 4 months of the day specified in clause 4 of Part A in section 750 of the Law by any persons referred to in Schedule C, in the circumstances referred to in Schedule C.


                                   Schedule A

              UUNET Holdings Australia Pty Limited ACN 085 531 684


                                   Schedule B

A takeover scheme by the Offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 ("Target") in respect of which a Part A statement was registered on or about the date of this instrument.

                                   Schedule C

1. Any related body corporate of the Offeror and any director or secretary of the Offeror or any related body corporate of the Offeror:

     (a) acting in the capacity of trustee of a superannuation fund established for the benefit of employees of the Offeror or of any of its related bodies corporate who has, who acquires or disposes of a relevant interest in shares solely in that capacity without the actual knowledge of the Offeror by reason of a decision made and implemented by a fund manager which is not related to the Offeror and which acted independently of and without direction from the trustee, the Offeror or any of its related bodies corporate;

     (b) where the aggregate number of voting shares of the Target in each superannuation fund in which each of the trustees has a relevant interest does not exceed five per cent of the ordinary shares in the Target.

2.   Any:

     (a)  related bodies corporate of the Offeror:

          (i) the operations and management of which are conducted outside Australia;


          (ii) which are associates of the Offeror by reason only of section 11 of the Law;


          (iii)which are not involved in the planning or progress of the Takeover Scheme; and


          (iv) which are not investment companies; and


     (b)  directors and secretaries of such related bodies corporate who are:

          (i)  resident outside Australia;


          (ii) not involved in the planning or progress of the Takeover Scheme; and


          (iii)associates of the Offeror by reason only of section 11 of the Law;


          who has or commences to have or ceases to have a relevant interest in shares, where the Offeror does not have actual knowledge of the interest, acquisition or disposal, and where the aggregate of the relevant interests in the voting shares of the Target acquired, disposed of or held, which are not disclosed in the Part A statement registered by the Commission, does not exceed five per cent of ordinary shares in the Target.


Dated this 22th day of December 1998.



Signed by .......................................................
          Neil Johnson, a delegate of the Commission

                 Australian Securities & Investments Commission
                  Corporations Law - Section 730 - Declaration

Pursuant to section 730(1) of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") hereby declares that Chapter 6 of the Law applies in relation to the person named in Schedule A ("Offeror") in the case referred to in Schedule B as if sub-paragraph 2(a) in Part A in Section 750 of the Law was modified or varied by inserting "business" before "addresses of all the directors."


                                   Schedule A

              UUNET Holdings Australia Pty Limited ACN 085 531 684


                                   Schedule B

A takeover scheme by the Offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.



Dated this 22th day of December 1998.



Signed by ........................................
          Neil Johnson, a delegate of the Commission

                 Australian Securities & Investments Commission
                  Corporations Law - Section 730 - Declaration

Pursuant to section 730(1) of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") hereby declares that Chapter 6 of the Law applies in relation to the person named in Schedule A ("Offeror") in the case referred to in Schedule B as if clause 14 of Part A of section 750 of the Law was modified or varied by deleting the words "the date of the last balance sheet laid before the company in general meeting" and inserting instead the words "the shares of the company were listed on the Australian Stock Exchange."

                                   Schedule A

              UUNET Holdings Australia Pty Limited ACN 085 531 684


                                   Schedule B

A takeover scheme by the Offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.



Dated this 22th day of December 1998.



Signed by .......................................................
          Neil Johnson, a delegate of the Commission

                 Australian Securities & Investments Commission
                   Corporations Law - Section 728 - Exemption

Pursuant to section 728 of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") hereby exempts the person named in Schedule A ("Offeror") in the case referred to in Schedule B ("takeover offer") from compliance with section 686 of the Law, to the extent that section 686 prohibits a disposal of shares by the Offeror constituted by the withdrawal by a person to whom the takeover offer is made of that person's acceptance of the takeover offer.

                                   Schedule A

              UUNET Holdings Australia Pty Limited ACN 085 531 684


                                   Schedule B

A takeover scheme by the Offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.



Dated this 22th day of December 1998.



Signed by ...........................................
          Neil Johnson, a delegate of the Commission

                 Australian Securities & Investments Commission
                  Corporations Law - Section 730 - Declaration

Pursuant to section 730(1) of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") declares that Chapter 6 of the Law applies in relation to the person named in Schedule A in the case referred to in Schedule B as if section 644(1) were modified by deleting the words "the day immediately before".


                                   Schedule A

        UUNET Holdings Australia Pty Limited ACN 085 531 684 ("Offeror")


                                   Schedule B

The service by the Offeror on OzEmail Limited ACN 066 387 157 of its Part A statement, a copy of which has been registered by the Commission on or about the date of this instrument


Dated this 22th day of December 1998.



Signed by .........................................
          Neil Johnson, a delegate of the Commission

                 Australian Securities & Investments Commission
                  Corporations Law - Section 730 - Declaration

Pursuant to section 730(1) of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") declares that Chapter 6 of the Law applies to the person named in Schedule A ("Offeror") in the case referred to in Section B as if subsections 650(3) and 650(3A) were deleted.


                                   Schedule A

              UUNET Holdings Australia Pty Limited ACN 085 531 684


                                   Schedule B

A takeover scheme by the Offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement was registered on or about the date of this instrument.


Dated this 22th December 1998



Signed by ............................................
           Neil Johnson, a delegate of the Commission